Exhibit 10.17

OFFICE LEASE AGREEMENT BETWEEN
HART FOUNDRY SQUARE IV, LLC, AS LANDLORD

AND

SLACK TECHNOLOGIES, INC., AS TENANT

500 HOWARD STREET, SAN FRANCISCO, CALIFORNIA

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LIST OF EXHIBITS

EXHIBIT A – OUTLINE AND LOCATION OF PREMISES
EXHIBIT B – RULES AND REGULATIONS
EXHIBIT C – TENANT IMPROVEMENT WORK LETTER
EXHIBIT D – COMMENCEMENT LETTER
EXHIBIT E – FORM OF LETTER OF CREDIT
EXHIBIT F – JANITORIAL SPECIFICATIONS
EXHIBIT G – TENANT’S SIGNAGE
EXHIBIT H – STORAGE LICENSE AGREEMENT
EXHIBIT I – ROOF LICENSE AGREEMENT
EXHIBIT J – OUTLINE AND LOCATION OF BACK-UP GENERATOR SPACE
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OFFICE LEASE AGREEMENT

This Office Lease Agreement (this “Lease”) is made and entered into as of this 22nd day of December, 2016 (the “Effective Date”) by and between HART FOUNDRY SQUARE IV, LLC, a Delaware limited liability company (“Landlord”), and SLACK TECHNOLOGIES, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

For and in consideration of the covenants contained in this Lease, and upon the terms and conditions set forth in this Lease, Landlord and Tenant, intending to be legally bound, agree as follows:

1.Definitions. The following are definitions of some of the defined terms used in this Lease. The definitions of other defined terms are found throughout this Lease.

A.“Back-Up Generator” shall mean the back-up generator and related equipment (including any associated dedicated fuel tank, whether located above or below ground) currently owned and maintained by an existing tenant located on the first floor of the Building.

B.“Back-Up Generator Space” shall mean the portion of the Building shown as the cross-hatched area in Exhibit J marked “1st Floor Lobby Depiction of Back-Up Generator” consisting of approximately 458 RSF.

C.“Base Rent”: Base Rent shall be paid according to the following schedule, subject to the remainder of this Paragraph 1.C, subject to the provisions of Paragraph 4 below, and subject to the abatement of Base Rent on the terms and conditions of Paragraph 4.C.

PERIOD	ANNUAL BASE RENT PER RSF	MONTHLY INSTALLMENTS OF BASE RENT FOR PHASE I (133,635 RSF)	MONTHLY INSTALLMENTS OF BASE RENT FOR PHASE II (35,898 RSF)	MONTHLY INSTALLMENTS OF BASE RENT FOR PHASE III (59,465 RSF)
Construction Term	N/A	N/A	N/A	N/A
Lease Months 1 - 12	$76.50	$851,923.13	$228,849.75	$379,089.38
Lease Months 13 - 24	$78.80	$877,480.82	$235,715.24	$390,462.06
Lease Months 25 - 36	$81.16	$903,805.24	$242,786.70	$402,175.92
Lease Months 37 - 48	$83.59	$930,919.40	$250,070.30	$414,241.20
Lease Months 49 - 60	$86.10	$958,846.98	$257,572.41	$426,668.43
Lease Months 61 - 72	$88.68	$987,612.39	$265,299.58	$439,468.48
Lease Months 73 - 84	$91.35	$1,017,240.76	$273,258.57	$452,652.54
Lease Months 85 - 96	$94.09	$1,047,757.99	$281,456.33	$466,232.11
Lease Months 97 - 108	$96.91	$1,079,190.73	$289,900.02	$480,219.08
Lease Months 109 - 120	$99.82	$1,111,566.45	$298,597.02	$494,625.65
Lease Months 121 – 132	$102.81	$1,144,913.44	$307,554.93	$509,464.42

Tenant’s obligation to pay Base Rent for each Phase of the Premises shall commence only on the Commencement Date for such Phase of the Premises, and subject to such abatement as provided for in this Lease. If the actual Commencement Date for any of the Phases of the Premises does not occur on the first day of a calendar month, subject to Paragraph 4.C below, Tenant shall pay Base Rent during said first partial calendar month at the same rate payable for the next full Lease Month in which Base Rent is payable in connection with that Phase of the Premises (with the intent that any Rent abatement period shall begin on the first day of the first full Lease Month following the applicable Commencement Date and with the intent that Tenant shall pay Base Rent for the partial month(s) in which the Commencement Date for each Phase of the Premises occurs on such Commencement Date). The annual Base Rent per RSF shall increase by three percent (3%) on each anniversary of Lease Month 1 (as shown in the table above) [e.g. beginning with the 13th month after the Phase I Commencement Date]. The annual Base Rent per RSF shall be the same for all Phases of the Premises at any given time; provided, however, that Tenant shall not be obligated to pay Base Rent for a Phase of the Premises until the applicable Commencement Date for such Phase. The parties acknowledge that the Lease Months described in the table above are to be used solely for purposes of calculating the Base Rent payable throughout the Lease Term, to establish the timing for annual adjustments of Base Rent, that the Expiration Date may occur prior to the end of the Lease Months shown in the table above, and that Tenant’s obligation to pay Base Rent in connection with the Phase II Premises and the Phase III Premises may commence after Lease Month 1. For the avoidance of doubt, if, for example, the Commencement Date for the Phase II Premises occurs on the first day of Lease Month 8, Tenant’s obligation to pay Base Rent for the Phase II Premises shall commence on such date and the Base Rent payable in connection with the Phase II Premises on a monthly basis shall be determined in accordance with the amount shown for “Monthly Installments of Base Rent for Phase II” during the Lease Months 1 – 12 and such Base Rent payable in connection with the Phase II Premises shall increase in Lease Month 13 as shown in the table above. If, subject to the terms of this Lease, the Expiration Date will occur after Lease Month 132, the calculation of Lease Months shall continue until the actual Expiration Date and Base Rent per RSF shall increase on Lease Month 133 by three percent (3%) of the amount of the Base Rent per RSF payable for Lease Month 132.

D.“Base Year” shall mean: (1) as to the Phase I Premises, calendar year 2017 or, if the Commencement Date for the Phase I Premises occurs during 2018, calendar year 2018; (2) as to the Phase II Premises, calendar year 2018; and (3) as to the Phase III Premises, calendar year 2019 or, if the Commencement Date for the Phase III Premises occurs in 2018, calendar year 2018.

E.“Brokers” shall mean, collectively, CBRE, Inc., representing Landlord, and Colliers International, representing Tenant.

F.“Building” shall mean the office building located at 500 Howard Street, San Francisco, California 94105, commonly known as Foundry Square IV.

G.“Business Day(s)” shall mean any day other than a Saturday, Sunday or other day on which United States national banks in San Francisco, California are authorized or required by law to be closed for business.

H.“Common Areas” shall mean all areas and facilities outside the Premises and within the exterior boundary line of the Project that are, from time to time, provided and designated by Landlord for the non-exclusive use of Landlord, Tenant, other tenants of the Project and their respective employees, guests and invitees. The Common Areas consist of

Project Common Areas and Building Common Areas. “Project Common Areas” shall mean those portions of the Project other than within the Building designated as such by Landlord, and the term “Building Common Areas” shall mean those portions of the Common Areas located within the Building and designated as such by Landlord.

I.“Commencement Date” shall mean, as to each Phase of the Premises, the date on which each Occupancy Term commences. The Commencement Date for the Phase I Premises shall be, subject to the terms of this Lease, not later than April 15, 2018. The Commencement Date for the Phase II Premises shall be, subject to the terms of this Lease, April 15, 2018. The Commencement Date for the Phase III Premises shall be, subject to the terms of this Lease, including Tenant’s right to accelerate the Commencement Date for the Phase III Premises described below in Paragraph 2.F, January 1, 2019.

J.“Construction-Related Force Majeure” shall mean actual delays beyond the applicable anticipated Commencement Date(s) attributable to obtaining permits and approvals from Governmental Authorities for the construction of the Tenant Improvements under the Work Letter that result in the inability of Tenant to timely commence construction of the Tenant Improvements in accordance with the terms of the Work Letter, including any changes in governmental laws, regulations or restrictions, or changes in the interpretation thereof by any Governmental Authority, during the approval process for issuance of any permits necessary to commence construction, provided Tenant is diligently pursuing such permits and approvals.

K.“Construction Term” shall mean, as to each Phase of the Premises, the period commencing on the date such Phase of the Premises is delivered to Tenant in Delivery Condition (the Delivery Date, as hereinafter defined), and, subject to the terms of this Lease, ending on the date that is the later of (i) four (4) months after the applicable Delivery Date for each Phase of the Premises and (ii) the date the condition of such Phase of the Premises is deemed to be in Occupancy Condition.

L.“Default Rate” shall mean the lesser of: (1) four percent (4%) over the prime rate as quoted in The Wall Street Journal as the base rate charged by the nation’s largest banks on corporate loans as of the date such Rent payment was due; or (2) ten percent (10%) per annum. Notwithstanding the foregoing, the aggregate liability for any interest accruing under this Lease shall not exceed the limits, if any, imposed by applicable Laws. Any interest paid in excess of such limits shall be credited to Tenant by application of the amount of excess interest paid against any outstanding Rent obligations in any order that Landlord elects. If the amount of excess interest paid exceeds the amount of outstanding Rent, such excess portion shall be refunded to Tenant by Landlord. To ascertain whether any interest payable exceeds the limits imposed, any non-principal payment (including late charges) shall be considered to the extent permitted by Law to be an expense or a fee, premium or penalty, rather than interest.

M.“Delivery Condition” shall mean broom-clean condition, but otherwise in “as is” condition and free and clear of any interests of previous tenants.

N.“Delivery Date” shall mean, as to each Phase of the Premises, the date the applicable Phase of the Premises is delivered to Tenant in Delivery Condition.

O.“Existing Tenant Lease Termination” shall have the meaning given the term in Paragraph 2.C. of this Lease

P.“Existing Master Tenant” shall mean and refer to Oracle America, Inc., a Delaware corporation, as successor to SUN Microsystems, Inc., a Delaware corporation, under that certain Lease Agreement with Landlord’s predecessor in interest, dated as of November 3, 2000, as amended.

Q.“Expiration Date” shall mean the last day of the one hundred twentieth (120th) Lease Month following the Commencement Date for the Phase II Premises; provided, however, that the Expiration Date shall be extended on a day for day basis for any delays incurred with respect to Construction-Related Force Majeure.

R.“Governmental Authority” shall mean any federal, state or local legislative, executive or judicial or regulatory authority agency with jurisdiction to regulate, determine or otherwise affect the ownership, construction, use, occupancy, possession, operation, maintenance, alteration, repair, demolition or reconstruction of any portion or element of the Project.

S.“Landlord’s Work” shall mean the performance and completion of all work necessary to bring an applicable Phase of the Premises into Occupancy Condition and broom-clean condition.

T.“Lease Month” shall mean, subject to the terms of this paragraph, each calendar month during the Occupancy Term, from and after the Commencement Date for Phase I. “Lease Month [X]” shall mean each Lease Month where [X] is replaced with the number of each sequential calendar month during the Occupancy Term. Unless the actual Commencement Date for the Phase I Premises occurs on the first day of the calendar month, solely for purposes of determining Lease Month 1 and for purposes of calculating the month of the Occupancy Term as of which any increase in the Base Rent provided for in this Lease shall take effect, any partial month in which the Commencement Date for the Phase I Premises occurs shall be disregarded and Lease Month 1 shall be deemed to be the first full calendar month following the Commencement Date for the Phase I Premises. If the actual Commencement Date for the Phase I Premises occurs on the first day of the calendar month, that month shall be Lease Month 1.

U.“Lease Term” shall mean a period commencing on the Delivery Date for the Phase I Premises and ending on the Expiration Date.

V.“Normal Business Hours” for the Building shall mean 8:00 a.m. to 6:00 p.m. Mondays through Fridays, exclusive of holidays; provided, however, after the Phase III Commencement Date, Normal Business Hours may be changed, at the request of Tenant, subject to the terms of Paragraph 8.A(iii) of this Lease.

W.“Notice Addresses” shall mean the following addresses for Tenant and Landlord, respectively:

Tenant:

Prior to the Commencement Date for the Phase I Premises:

Slack Technologies, Inc.
155 5th Street

San Francisco, CA 94103

From and after Commencement Date for the Phase I Premises:

Slack Technologies, Inc.
500 Howard Street
San Francisco, CA 94105

in each case with a copy to

Shartsis Friese LLP
One Maritime Plaza, 18th Floor
San Francisco, CA 94111
Attn: Jonathan M. Kennedy

Landlord:

HART Foundry Square IV, LLC c/o HEITMAN
191 North Wacker Drive, Suite 2500
Chicago, IL 60606
Attn: Asset Manager

With a copy to:

HART Foundry Square IV, LLC
c/o CBRE, Inc.
500 Howard Street, Suite 104
San Francisco, CA 94105
Attn: Property Manager

Payments of Rent only shall be made payable to the order of Landlord at the following address:

HART Foundry Square IV, LLC
26287 Network Place
Chicago, IL 60673-1262

or such other name and address as Landlord shall, from time to time, designate.

X.“Occupancy Condition” shall mean, as to any Phase of the Premises, (1) the substantial completion by Landlord of any improvements or modifications to the Building entrance, Building lobby and other areas of the Building to bring the Building into compliance with applicable “path of travel” building code requirements; (2) the substantial completion by Landlord of any upgrades to existing restrooms on each floor of the applicable Phase of the Premises (possession of which has been delivered to Tenant) that is required to bring such restrooms into compliance with current building codes (including Title 24 disability access requirements); and (3) Landlord causing all Building mechanical and utility systems to be in good working order and condition.

Y.“Occupancy Term” shall mean, as to each Phase of the Premises, the period commencing on the date of the end of the Construction Term and ending on the Expiration Date.

Z.“Permitted Use” shall mean general executive and administrative office use, including flexible open work space and uses ancillary thereto that are consistent with a first class office building, including an employee cafeteria, employee lounges, and an employee fitness and gym facility, server rooms, computer labs, and no other use or purpose, except as approved by Landlord in writing, which written approval shall not be unreasonably withheld.

AA.    “Phase I Availability Notice” shall mean a written notice from Landlord to Tenant that states that (i) Landlord and the Existing Tenant have executed and delivered the Existing Tenant Termination Agreement providing for the vacation and surrender of possession of the Phase I Premises by the Existing Tenant prior to September 1, 2017, and (ii) Landlord intends to deliver the Phase I Premises in Delivery Condition on a date that is one hundred and fifty (150) days following the effective date of said written notice.

BB.    “Phase I Existing Tenant” shall mean and refer to The Gymboree Corporation, a Delaware corporation, who is occupying the Phase I Premises under a sublease from the Existing Master Tenant.

CC.    “Phase I Premises” shall mean the portion of the Premises consisting of the Phase I Premises Bicycle Space and the 2nd, 5th, 6th, 7th, and 10th floors of the Building.

DD.    “Phase I Premises Bicycle Space” shall mean the portion of the Phase I Premises shown as the diagonally hatched area in the portion of Exhibit A marked “500 Howard Street – 1st Floor Lobby” consisting of approximately 1,366 of RSF.

EE.    “Phase I Target Commencement Date” shall mean the date by which Landlord shall complete Landlord’s Work for the Phase I Premises, which date, subject to the terms of this Lease, shall be no later than April 15, 2018.

FF.    “Phase II Premises” shall mean the portion of the Premises consisting of the 8th and 9th floors of the Building.

GG.    “Phase II Target Commencement Date” shall mean the date by which Landlord shall complete Landlord’s Work for the Phase II Premises, which date, subject to the terms of this Lease, shall occur no earlier than April 15, 2018 and no later than September 1, 2018.

HH.    “Phase III Premises” shall mean the portion of the Premises consisting of the 3rd and 4th floors of the Building.

II.    “Phase III Target Commencement Date” shall mean the date by which Landlord shall complete Landlord’s Work for the Phase III Premises, which date, subject to the terms of this Lease, shall be no later than January 1, 2019.

JJ.    “Phase of the Premises” and “Phases of the Premises” shall mean the Phase I Premises, the Phase II Premises, Phase III Premises, individually or collectively, as the context may require.

KK.    “Premises” shall mean, collectively, all Tenant occupiable space located in the Phase I Premises, the Phase II Premises, and the Phase III Premises, and generally outlined on Exhibit A to this Lease. Tenant acknowledges that the outline and location of the Premises shown on Exhibit A to this Lease are for general, information purposes only, insofar as the depiction of the interior build-out of the Premises, including walls and doors, may not be accurate. Tenant occupiable space shall mean all useable space in the Building (including, without limitation, elevator lobby areas, corridors, utility closets and restrooms on any floors on which the Premises are located) not reserved or designated for use by Landlord in accordance with this Lease.

LL.    “Project” shall mean that certain office/retail project with a Street address of 500 Howard Street, San Francisco, California, commonly known as the “Foundry Square IV,” together with any buildings, improvements and land on adjacent parcels that Landlord may, in the future, elect to own or operate jointly with the Buildings and designate as Common Area.

MM.    “RSF” shall mean rentable square feet, as determined by Landlord's architect in accordance with the American National Standard Institute of Building Owners and Managers Association International (ANSI/BOMA) Z65.1.1996.

NN.    “RSF in Phase I” shall mean 133,635 RSF, consisting of 1,366 RSF on the 1st floor of the Building, 25,449 RSF on the 2nd floor of the Building, 29,768 RSF on the 5th floor of the Building, 29,960 RSF on the 6th floor of the Building, 29,228 RSF on the 7th floor of the Building, and 17,864 RSF on the 10th floor of the Building.

OO.    “RSF in Phase II” shall mean 35,898 RSF, consisting of 17,951 RSF on the 8th floor of the Building and 17,947 RSF on the 9th floor of the Building.

PP.    “RSF in Phase III” shall mean 59,465 RSF, consisting of 29,697 RSF on the 3rd floor of the Building and 29,768 RSF on the 4th floor of the Building.

QQ.    “RSF in the Building” shall mean 239,798 RSF.

RR.    “RSF in the Premises” shall mean 228,998 RSF, consisting of the RSF in Phase I, the RSF in Phase II, and the RSF in Phase III, and shall not be subject to re-measure or modification for the duration of the Lease Term. Except to the extent expressly contemplated in this Lease, the RSF figures contained in this Lease shall be final and binding on the parties.

SS.    “Security Deposit” shall mean the sum of Seventeen Million Six Hundred Thousand and 00/100 Dollars ($17,600,000.00) in the form of an irrevocable Letter of Credit, subject to the provisions of Paragraph 6.

TT.    “Specialized Alterations” shall mean Alterations (strictly as part of the Tenant Improvements) that: (1) expand the existing kitchen/cafeteria on the 8th floor of the Building; (2) comprise additional shower facilities in the Building’s parking garage; (3) comprise fitness and gymnasium facilities in the Premises; (4) comprise internal staircases constructed within the

Premises connecting one or more floors of the Premises; (5) expand the existing bicycle storage facilities that are in the Building’s parking garage; and (6) are installed in the Phase I Premises Bicycle Space.

UU.    “Target Commencement Dates” shall mean, as applicable, the Phase I Target Commencement Date, the Phase II Target Commencement Date, and/or the Phase III Target Commencement Date.

VV.    “Tenant Improvements” shall have the meaning ascribed to that term in the Work Letter.

WW.    “Tenant Parties” shall mean Tenant, any Permitted Transferee of Tenant, and each of their respective agents, employees, contractors and invitees.

XX.    “Tenant’s Share” shall mean, as to each Phase of the Premises, the ratio between the RSF of each Phase of the Premises and the total RSF in the Building. As of the date hereof, Landlord and Tenant agree that Tenant’s Share for the Phase I Premises is 55.7282%, for the Phase II Premises is 14.9700%, and for the Phase III Premises is 24.7979%. Except to the extent expressly provided in this Lease, Tenant’s Share as to each Phase of the Premises shall not be subject to re-measurement during the Lease Term. For the sake of clarification, the Tenant’s Share as to Phase I of the Premises does not include the Storage (as defined in Paragraph 28.D).

YY.    “Work Letter” shall mean the Tenant Improvement Work Letter attached hereto as Exhibit C and incorporated herein by this reference.

2.Lease Grant/Possession.

A.Subject to and upon the terms set forth in this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises on an “as is” basis (except as otherwise expressly set forth herein), together with the right, in common with other tenants of the Building, to use the Common Areas. This Lease is a binding contract effective as of the Effective Date, provided however, the Lease Term shall commence on the Delivery Date for the Phase I Premises and shall end on the Expiration Date as provided in Paragraph 1. The exterior walls of the Building and any space in the Premises used for shafts, pipes, conduits, ducts, electric or other utilities, or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance and repairs, are reserved to Landlord. Notwithstanding anything to the contrary contained herein, Landlord shall locate all pipes, conduits, wires and other materials or facilities which serve the Building and pass through the Premises in their currently existing locations or other locations that shall not materially interfere in any respects with Tenant’s use of and operations at the Premises. Any changes in or alterations to said pipes, conduits, ducts, wires and/or other materials shall be performed by Landlord at its sole cost and expense. Landlord shall perform all work within the Premises pursuant to this Article 2 in such a manner so as to not materially interfere in any respects with Tenant’s use and operation of the Premises.

B.Landlord shall endeavor to complete Landlord’s Work for each Phase of the Premises by each applicable Target Commencement Date. Landlord shall bear all costs relating to Landlord’s Work. Not later than ten (10) days prior to the anticipated Commencement Date for each Phase, representatives of Landlord and Tenant shall make themselves available to inspect, together, the applicable Phase of the Premises possession of which has been delivered to Tenant under this Lease and develop a mutually agreed-upon punchlist of defects in Landlord’s Work, which shall be corrected by Landlord within thirty (30) days after the applicable Commencement Date. Notwithstanding anything to the contrary contained in this Lease, if Landlord is unable to tender possession of any Phase of the Premises by the date possession is to be delivered, or to complete Landlord’s Work in accordance with this Lease by an applicable Target Commencement Date, this Lease shall not be void or voidable or otherwise affected, except as provided in Paragraph 2.H below, and Tenant shall have no claim for damages against Landlord, provided that Landlord is diligently taking commercially reasonable efforts to obtain possession of the applicable Phase of the Premises to be delivered to Tenant or to complete Landlord’s Work, as applicable. Except as expressly stated in the Lease, by taking possession of each Phase of the Premises, Tenant is deemed to have accepted the Phase of the Premises so delivered as being in good order and satisfactory condition subject to (i) the completion of punchlist items with respect to Landlord’s Work, (ii) items for which Landlord has provided a warranty, if any, and (iii) Landlord’s general repair and maintenance obligations set forth herein. In no event is Landlord deemed to make (and Landlord hereby disclaims) any representation or warranty as to the suitability of the Premises or the Building for Tenant’s specific use or the conduct of Tenant's business therein.

C.Tenant acknowledges that it has been informed by Landlord that, as of the Effective Date, the Premises is currently occupied by one or more existing tenants, including the Phase I Existing Tenant. Promptly following the Effective Date, Landlord shall exercise reasonable efforts to negotiate an early termination of the Phase I Existing Tenant’s lease of the Phase 1 Premises and an early termination of the master lease to which the Phase I Existing Tenant’s lease is subject (collectively, the “Existing Tenant Lease Termination”) to enable Landlord to complete Landlord’s Work for the Phase I Premises by the Target Phase I Commencement Date; provided, however, that nothing contained herein shall obligate Landlord to obtain the Existing Tenant Lease Termination. In addition, to the extent commercially reasonable and consistent with the Existing Master Lease, Landlord shall cause the Master Tenant to cause any existing tenants of the Premises to remove existing wiring and cabling, all personal property, equipment and trade fixtures from the Premises prior to delivery thereof to Tenant. Landlord shall notify Tenant upon the Existing Tenant Lease Termination, if any, and upon the early termination of the leases of any other existing tenants of the Premises.

D.With respect to the Phase I Premises only, Landlord shall be required to deliver a Phase I Availability Notice. If Landlord is unable to reach an agreement with the Phase I Existing Tenant as to the Existing Tenant Lease Termination within a time period to enable Landlord to timely deliver a Phase I Availability Notice on or before April 1, 2017 (with the effect that the Phase I Delivery Date is to occur on or before September 1, 2017), then, unless otherwise agreed to by Tenant in its sole discretion, the Phase I Commencement Date and the Phase II Commencement Date shall be deemed combined, the Construction Term and the Occupancy Term for both the Phase I Premises and the Phase II Premises shall be determined as if both Phases of the Premises were included in Phase II, and the requirement for a Phase I Availability Notice shall not apply to said combination of the Phase I and Phase II Premises. Notwithstanding anything to the contrary in the foregoing, if Landlord timely delivers a Phase I Availability Notice on or before April 1 and the Existing Tenant fails to timely vacate and surrender possession of the Phase I Premises in accordance with the terms of the Existing Tenant Lease termination on or before September 1, 2017, any such holdover shall not negate or invalidate the Phase I Availability Notice and the Phase I Delivery Date and the Phase I Commencement Date shall be determined based on the actual date of vacation and surrender of the Phase I Premises by the

Existing Tenant. If the Existing Tenant holds over possession of the Phase I Premises in breach of the Existing Tenant Lease Termination.

E.In addition to the Phase I Availability Notice, Landlord shall provide written notice to Tenant at least thirty (30) days prior to each anticipated Delivery Date; provided, however, the failure to provide such written notice shall not be deemed a default by Landlord under this Lease, and the sole remedy of Tenant shall be the right to delay accepting possession of the applicable Phase of the Premises until the expiration of said thirty (30) day period (but without limiting Tenant’s rights under Paragraph 2.H). Notwithstanding the foregoing or anything to the contrary in this Lease, the Delivery Date for the Phase I Premises shall in no event be less than one hundred thirty five (135) days after the effective date of the Phase I Availability Notice.

F.Tenant shall have the right to require Landlord to accelerate the Phase III Target Commencement Date to a date that is between April 15, 2018, and December 31, 2018 (such requested date, the “Accelerated Phase III Commencement Date”), by giving Landlord written notice between April 15, 2017, and June 30, 2017 (the “Acceleration Notice”), and Landlord will endeavor to complete Landlord’s Work for the Phase III Premises on the Accelerated Phase III Commencement Date. The Acceleration Notice shall include Tenant’s requested Accelerated Phase III Target Commencement Date, which date shall be between April 15, 2018, and December 31, 2018. “Acceleration Period” means the period commencing upon the completion of Landlord’s Work for the Phase III Premises on the Accelerated Phase III Commencement Date and ending on December 31, 2018. Notwithstanding anything to the contrary in Paragraph 5 below, Tenant shall be responsible for all Property Taxes (as defined below) and Operating Expenses (as defined below) attributable to the Phase III Premises (based upon Tenant’s Share relating thereto) for the Acceleration Period, without reference to a Base Year, but no Base Rent shall be payable for such Acceleration Period as to the Phase III Premises. Nothing contained herein shall limit or excuse the payment of Rent as to the Phase I Premises or the Phase II Premises during the Acceleration Period.

G.Upon the determination of the actual Commencement Date for each Phase of the Premises and the actual or estimated Expiration Date, as applicable, Landlord and Tenant shall each execute and deliver a Commencement Letter in the form of Exhibit D attached hereto (the “Commencement Letter”) setting forth the applicable Commencement Date and the actual or estimated Expiration Date. In this regard, Landlord and Tenant acknowledge that the actual Expiration Date may not be determined as of the date of each Commencement Letter due to possible delays in the completion of the Tenant Improvements. Upon the completion of the Tenant Improvements, Landlord and Tenant shall execute and deliver a final Commencement Letter setting forth the Commencement Date for the Phase III Premises and the actual Expiration Date.

H.Unless caused by a Construction-Related Force Majeure and subject to Paragraph 21 below, if the Delivery Dates for the Phase I Premises and the Phase II Premises do not occur by October 15, 2018, at Tenant’s election, Tenant may terminate this Lease upon thirty (30) days’ prior written notice to Landlord (a “Termination Notice”), at no cost to Tenant, which termination shall be effective upon the expiration thirty (30) days after the effectiveness of said Termination Notice unless Landlord delivers the Phase I Premises and the Phase II Premises to Tenant in Delivery Condition within such thirty (30) day period. If the Delivery Date for the Phase I Premises and/or the Phase II Premises is delayed beyond April 15, 2018, Tenant may request that Landlord meet and confer with Tenant regarding the source of such delay and the measures that Landlord is taking to cause prompt delivery. Such meetings shall be scheduled no more often than weekly.

I.Tenant shall have exclusive use of all outdoor areas on the seventh (7th) floor (provided Tenant or a party holding by, through or under Tenant is occupying the entire Phase I Premises) and eighth (8th) floor (provided Tenant or a party holding by, through or under Tenant is occupying the entire Phase II Premises) of the Building during the Lease Term (and such use shall be subject to the terms and conditions of this Lease as if said outdoor area was a part of, and included within, the Premises); provided, however, that Landlord may use such outdoor space for Landlord designated marketing events, which shall occur no more than two (2) times per calendar year and will be mutually coordinated with Tenant. If Landlord uses such outdoor space as described herein, Landlord shall bear all costs and expenses incurred with Landlord’s use thereof.

3.Use.

A.The Premises shall be used for the Permitted Use and for no other purpose whatsoever without Landlord’s prior written consent, which may be withheld in Landlord’s sole discretion. Without limiting the generality of the foregoing, uses prohibited under this Lease include use of the Premises or any portion thereof for (a) offices of any agency or bureau of the United States, any state or municipality, or any political subdivision thereof; (b) offices or agencies of any foreign government or political subdivision thereof; (c) offices of any health care professionals or health care service organization providing services to patients directly from the Premises; (d) schools or other training facilities that are not ancillary to corporate, executive or professional office use and offer instruction directly from the Premises; (e) retail uses serving the public (e.g., a “store” rather than offices for a retail concern); (f) radio and/or television stations; (g) telemarketing or customer order/reservation services for third parties; (h) any use that is illegal or dangerous; or (i) any use that would result in an occupancy density in the Premises that is greater than the occupancy density permitted under this Lease. Tenant shall not create any nuisance or permit any waste in the Premises or elsewhere in the Project, nor shall Tenant permit any odor, smoke, dust, gas, noise or vibration to emanate from the Premises. Tenant shall not use or permit the use of the Premises for any purpose or in any manner that would invalidate coverage or increase premiums for any insurance covering the Premises, the Building or the Project; or that would interfere with any other tenant’s use or occupancy of the Project. Tenant shall, at its sole cost and expense, comply with any and all reasonable requirements of Landlord’s and Tenant’s insurers. Tenant shall pay Landlord, as Additional Rent, any increases in insurance premiums resulting from any use of the Premises for any purpose other than the Permitted Use. Landlord acknowledges that subject to applicable Laws (as defined below) occupancy at the rate of one person per 135 rentable square feet of area is permissible and is not a violation of the Permitted Use; provided, however, that, if any Building systems (such as HVAC systems) are required to be installed or upgraded due to such increased occupancy in order to achieve proper air ventilation (including air conditioning and air circulation for the comfortable occupancy of the Premises in accordance with the requirements of Paragraph 8.A(iii)), any such additional equipment or upgrades shall be deemed Supplemental Equipment and Tenant shall be solely responsible for the payment of all costs incurred in connection with the installation of or upgrade to such Building systems. Upon reasonable prior notice to Landlord and after coordinating with Landlord regarding availability, Tenant may use and access the loading dock of the Building and associated corridors in connection with Tenant’s use of the Premises.

B.Tenant shall, at Tenant’s expense, faithfully observe and comply with, and shall cause all Tenant Parties to so observe and comply with, (a) all laws, statutes, codes, rules, regulations, ordinances, requirements, guidelines and orders, now in force or hereafter promulgated or adopted, by any Governmental Authority (collectively, “Laws”) that are applicable to the particular use and occupancy of the Premises by Tenant, the conduct of Tenant’s business therein, and the use by Tenant or any Tenant Party of the Premises or any other portion of the Project; (b) all recorded covenants, conditions and restrictions affecting the Project, whether presently existing or subsequently recorded (collectively, “CC&Rs”) written notice and a copy of which is provided to Tenant; and (c) all current and future requirements of any applicable fire rating bureau or other body exercising similar functions (collectively, “Requirements”), in each case regardless of cost, the permanency of any required improvements to comply therewith and/or the ability of the parties hereto to contemplate the enactment of said Laws. Landlord shall not modify any presently existing CC&Rs or enter into new CC&Rs in any manner that would result in a material adverse effect or would result in a material impairment or loss of any of Tenant’s rights under or in the use or occupancy of the Premises by Tenant in accordance with this Lease. Tenant acknowledges and agrees that its obligation to comply with Laws includes compliance with all present or future programs intended to manage parking, transportation or traffic in and around the Project, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all Tenant’s employees at the Project by working directly with Landlord, Governmental Authorities, and any applicable transportation-related committees and entities.

C.Tenant shall be responsible, at its sole cost and expense, for the making of all alterations, additions and improvements to the Premises and/or to any Tenant Improvements, as are required to comply with applicable Laws, including, without limitation, Disability Access Laws, whether now in effect or enacted in the future and regardless of the scope of the work required to achieve such compliance, including without limitation, regardless of whether or not such Law was foreseeable, the period of time remaining in the Term, the relative benefits of compliance with such Law to Tenant or Landlord, and the relationship of the cost of compliance to the Rent payable under this Lease; provided, however, that Tenant shall not be required to make any structural changes to the Premises unless such changes are triggered by the Alterations or by Tenant’s specific use of the Premises for any purpose other than the Permitted Use. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any Laws, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall advise Landlord in writing, with copies of all notices and other correspondence, within ten (10) days following the date Tenant first has knowledge of any claim, action or investigation (whether oral or written, actual or threatened) by any person or Governmental Authority, with respect to any real or alleged noncompliance by Landlord or Tenant with any Law relating to the Premises, the Building or the Project. As used herein, the term “Disability Access Laws” shall mean and refers to the building code requirements enacted by the State of California and the City and County of San Francisco governing accessibility and barrier removals applicable to persons protected under the Americans With Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.).

D.Notwithstanding the foregoing, (1) Landlord (rather than Tenant) shall be responsible for complying (subject to the costs of compliance being reimbursed as Operating Expenses to the extent permitted by Paragraph 5.B below) with all such requirements relating to the Building structure, Building Systems and Common Areas, except to the extent such compliance is triggered by (a) Tenant’s particular use of the Premises, including Tenant’s use of a kitchen facility, wellness or workout facility, or required by the presence of dogs within the Premises, as opposed to office use, or (b) Tenant’s construction of Alterations in the Premises, which in each of the foregoing instances shall be required to be complied with by Tenant at Tenant’s sole cost and expense; and (2) Tenant shall not be responsible for the cost of complying with such requirements to the extent that any such compliance is required as a result of the Base Building (i.e., the Building structure, Building Systems and Common Areas) or the Premises failing to comply with such requirements in effect as of the Commencement Date for the entire Premises, except to the extent Tenant has performed any Alterations to the same and such non-compliance is a result of such Alterations. Tenant, at Tenant’s expense, may contest by appropriate proceedings in good faith the legality or applicability of any law affecting the Premises, provided that (A) the Building or any part thereof shall not be subject to being condemned or vacated by reason of non-compliance or otherwise by reason of such contest, (B) no unsafe or hazardous condition remains un-remedied as a result of such contest, (C) such non-compliance or contest is not prohibited under any then-applicable law, (D) such non-compliance or contest shall not prevent Landlord from obtaining any and all permits and licenses then required by applicable laws in connection with the operation of the Building, (E) such contest shall not subject Landlord or the Project to any fine or penalty or any other cost or expense, (F) such contest with suspend the enforcement of such law, and (F) the Certificate of Occupancy for the Building (or any portion) is neither subject to being suspended by reason such of non-compliance or contest (any such proceedings instituted by Tenant being referred to herein as a “Compliance Challenge”). In the event that Tenant commences a Compliance Challenge, Tenant’s obligation to cease any use specified in Landlord’s notice and/or obligation to comply with the applicable law in question shall, unless otherwise mandated by applicable law, be suspended pending the resolution of the Compliance Challenge to the extent such contest suspends Tenant’s compliance with such law. Upon the final determination of a Compliance Challenge, Tenant shall promptly take such actions as a required by such final determination to comply with such laws.

E.Tenant’s employees shall be permitted access to the Premises twenty-four (24) hours a day, seven (7) days a week, subject to applicable Laws and Building rules and regulations not inconsistent with the express provisions of this Lease. Tenant, at its expense, will comply with the rules and regulations of the Building attached hereto as Exhibit B and such other rules and regulations adopted and altered by Landlord from time-to-time to the extent not inconsistent with this Lease, and will cause all of its agents, employees, invitees and visitors to do so. All such changes to rules and regulations will be reasonable and shall be sent by Landlord to Tenant in writing. In the event of a conflict between the rules and regulations and the terms of this Lease, the terms of this Lease shall control. Landlord shall not knowingly enforce the rules and regulations against Tenant in a discriminatory manner. If Tenant permits its employees to bring dogs to the Premises (each, a “Dog”; collectively, “Dogs”), Tenant shall comply and cause Tenant’s employees to comply with the terms and conditions of Landlord’s rules and regulations relating to animals in the Building attached to the rules and regulations as part of Exhibit B (the “Dog Policy”). As between Tenant and Landlord, Tenant and the owner of any Dogs brought to the Project (the “Dog Owner”), Tenant and the Dog Owner shall be deemed the “owner” of such Dogs, and any and all liability attributable to being an owner of any Dogs brought to the Project shall be borne solely by Tenant and the Dog Owner, jointly and severally.

F.Tenant represents, warrants, covenants and agrees that, except as otherwise expressly provided herein, Tenant and its employees, agents, contractors and/or invitees (i) shall not (a) bring into the Building or the Premises or conduct any activity or activities in or on the

Premises or the Building involving, directly or indirectly, the use, generation, treatment or storage of any hazardous or toxic chemical, material, substance or waste (collectively, “Hazardous Materials”), or (b) cause or permit the escape, disposal or release of any Hazardous Materials in, on or about the Premises or the Building and the Project, and (ii) shall not be, nor permit the Premises to be, in violation of any applicable local, state or federal Laws, statutes or ordinances (or the rules and regulations promulgated thereunder) pertaining to (1) the protection of health against environmental hazards; (2) the protection of the environment, including air quality, and from contamination by any substance that may have any adverse health effect; (3) the manufacture, possession, presence, use, generation, storage, transportation, treatment, release, emission, discharge, disposal, abatement, cleanup, removal, remediation or handling of any Hazardous Materials (“Environmental Laws”); provided that Tenant may use customary office and cleaning supplies so long as the same are used, stored and disposed of in compliance with, and in quantities not reportable under, all applicable Environmental Laws. Tenant shall execute affidavits, representations and the like from time to time at Landlord’s request concerning Tenant’s best knowledge and belief regarding the presence of Hazardous Materials in, on or about the Premises. As used herein, the term Hazardous Materials shall include any chemical, material, element, compound, solution, substance or other mater of any kind which is now or later designated, classified, listed or regulated as a hazardous, toxic, or radioactive substance (or words of similar meaning and regulatory effect) under any law, statute, ordinance, rule, regulation or order of any agency of the State of California, the United States of America or any local governmental authority, Tenant shall notify Landlord of any notice of violation of Environmental Laws which it receives from any governmental agency having jurisdiction, including, without limitation, asbestos, petroleum hydrocarbons and petroleum based products, polychlorinated biphenyls (“PCBs”) and chlorofluorocarbons. In no event shall Landlord be designated as the “generator” on, nor shall Landlord be responsible for preparing, any manifest relating to Hazardous Materials generated or used by Tenant or any other Tenant Parties. In the event of a release of any Hazardous Materials caused by, or due to Tenant or any Tenant Parties in violation of Environmental Laws, Tenant shall immediately notify Landlord and take such remedial actions as Landlord may direct in Landlord’s sole discretion as necessary or appropriate to abate, remediate and/or clean up the same. If so elected by Landlord by notice to Tenant, Landlord may take such remedial actions on behalf of Tenant, at Tenant’s sole cost and expense. In any event, Landlord shall have the right, without liability or obligation to Tenant, to direct and/or supervise Tenant's remedial actions and to specify the scope thereof and specifications therefore. Tenant will indemnify, defend, protect and hold harmless and defend Landlord from and against any and all loss, cost, damage, or liability (including, without limitation, any claims, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements and enforcement actions of any kind) and all costs and expenses incurred in connection therewith), arising out of any activity carried on or undertaken on the Project (or required to be carried on or undertaken under applicable Environmental Laws) by Tenant or its contractors, agents or employees in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials located on or under the Project, or arising out of any release or emission of Hazardous Materials attributable to the use or occupancy of the Premises by Tenant, by Tenant, Tenant’s employees, contractors, assignees or subtenants, on or after to the Delivery Date of the Phase I Premises. Notwithstanding anything to the contrary in the foregoing, Tenant’s indemnification obligation hereunder does not include, and expressly excludes, any and all loss, cost, damage, or liability arising from the use or operation of the Back-Up Generator occurring prior to the acquisition thereof by Tenant from, or the transfer of operations with respect thereto to Tenant by, the existing owner of the Back-Up

Generator. The provisions of this Paragraph 3.F shall survive the expiration or earlier termination of the Lease.

G.Except for any matters related to the Back-Up Generator, Landlord represents and warrants to Tenant that, to Landlord’s actual knowledge, the land upon which the Building is located, the Building, and the Project (i) are not (as of the date of execution of this Lease) and have not been (during Landlord’s ownership of the Building) a site for the use, generation, manufacture, storage, disposal or transportation of any Hazardous Materials in violation of applicable laws, and (ii) are presently (as of the Effective Date) in compliance with all federal, state and local laws, ordinances, regulations, orders and directives pertaining to Hazardous Materials. Landlord will indemnify, defend, protect and hold harmless and defend Tenant from and against any and all loss, cost, damage, or liability (including, without limitation, any claims, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements and enforcement actions of any kind) and all costs and expenses incurred in connection therewith), arising out of any activity carried on or undertaken on the Project (or required to be carried on or undertaken under applicable Environmental Laws) by Landlord or its contractors, agents or employees in connection with the handling, treatment, removal, storage, decontaminations, clean-up, transport or disposal of any Hazardous Materials located on or under the Project that shall have existed or occurred prior to the Delivery Date of the Phase I Premises (except for any such liabilities related to the Back-Up Generator). The foregoing indemnity shall not, however, apply to any cost and expenses associated with any Hazardous Materials transported, released or emitted in, on or under Project by Tenant, Tenant’s employees, contractors, assignees or subtenants.

H.Tenant acknowledges and agrees that, without limitation as to the other provisions of this Lease (including, without limitation, Paragraph 3.A above), any use or occupancy of the Premises (or any portion thereof) which would be a violation of any state and/or federal Laws relating to the use, sale, possession, cultivation and/or distribution of any controlled substances, including, without limitation, any engagement or intent to engage in activities (whether for commercial or personal purposes) regulated under any California law or other applicable law relating to the medicinal use and/or distribution of marijuana (otherwise known as the Compassionate Use Act of 1996) (collectively, the “Prohibited Drug Law Activities”) are expressly prohibited and Tenant shall not engage nor permit others to engage in any such Prohibited Drug Law Activities in or about the Premises or Project. A breach of this Paragraph 3.H shall be deemed a material Default by Tenant under this Lease.

I.Landlord and Tenant acknowledge that all references in this Lease to specific figures of RSF and Tenant’s Share shall be final and binding on Landlord and Tenant and that such acknowledgment is supported by adequate consideration; provided, however, that if Tenant exercises any Option (as defined below in Paragraph 36), Landlord shall have the right, but not the obligation, to remeasure the Premises and the Building to recalculate references to RSF and Tenant’s Share in this Lease, as determined by Landlord's architect in accordance with the American National Standard Institute of Building Owners and Managers Association International (ANSI/BOMA) Z65.1.1996, in connection with the exercise of any Option.

J.Tenant acknowledges that Tenant has inspected the Back-Up Generator and is fully satisfied with the condition thereof, and that Landlord has no liability of any kind with respect to the Back-Up Generator, including, without limitation, any obligation to repair or bring into compliance with applicable Laws any component, element or physical condition of or relating to the Back-Up Generator. If Tenant and the existing tenant that owns the Back-Up Generator enter into an agreement whereby the existing tenant conveys the Back-Up Generator to Tenant, Tenant may make use of the Back-Up Generator in connection with Tenant’s use of the Premises; provided, however, that: (1) Tenant shall be responsible, at its sole cost and expense, for the operation, maintenance, and repair of the Back-Up Generator; (2) Tenant shall be responsible, at its sole cost and expense, for any re-engineering of the Back-Up Generator’s installation for Tenant’s specific use thereof; (3) Tenant shall have no right to relocate the Back-Up Generator from its current location in the basement of the Building; (4) Tenant shall coordinate with Landlord the installation of any equipment or cabling in connection with the Back-Up Generator that utilizes or affects other Building systems; and (5) Tenant shall remove the Back-Up Generator, at its sole cost and expense, upon the termination of Tenant’s use of the Back-Up Generator Space as described in Paragraph 4.A(v) below or the expiration or termination of this Lease.

K.At all times when Tenant and/or any parties holding by, through, or under Tenant are not the sole occupants of all office space in the Building, Tenant and any parties holding by, through, or under Tenant shall prohibit their employees from bringing bicycles into the lobby of the Building. At all times when Tenant and any parties holding by, through, or under Tenant are the sole occupants of all office space in the Building following the Phase III Commencement Date, employees of Tenant and any parties holding by, through, or under Tenant may transport their bicycles through the security turnstiles in the lobby and in the Building’s elevators and may store their bicycles in all areas of the Premises; provided, however, that during such times, Tenant and any parties holding by, through, or under Tenant shall cause their employees to exercise caution in transporting such bicycles through the Building and Tenant and any parties holding by, through, or under Tenant shall be solely responsible for the maintenance and repair of the Premises, elevators, loading docks, and other Common Areas attributable to the transport or storage of bicycles therein by Tenant or any parties holding by, through, or under Tenant or their employees or agents.

4.Rent.

A.Rent.    Tenant shall pay to Landlord the following amounts as rent for the Premises:

(i)Base Rent. Tenant shall pay to Landlord Base Rent for each Phase of the Premises on or before the first day of each calendar month of the Lease Term commencing as provided in as provided in Paragraph 1.A hereof and continuing throughout the Lease Term, subject to abatement as expressly provided in this Lease; provided, however, Base Rent for Lease Month 1 for the Phase I Premises shall be due and payable within five (5) days following Tenant’s execution and delivery of this Lease, and shall be held by Landlord as prepaid rent. The Base Rent shall increase periodically during the Lease Term as specified in Paragraph 1.A.

(ii)Additional Rent. During each calendar year after the applicable Base Year, Tenant shall pay to Landlord as “Additional Rent” Tenant’s Share

(as allocated by Phase) of increases in Property Taxes and Operating Expenses (as such terms are defined below) incurred by Landlord in the operation of the Project over the Project Taxes and Operating Expenses incurred by Landlord in the operation of the Project during the applicable Base Year.

(iii)Utility Rent. Tenant shall pay to Landlord Utility Rent. “Utility Rent” shall mean all charges incurred for the use and consumption of the utilities provided in Paragraphs 8.A (ii), (iii) and (iv) of this Lease. Landlord may estimate the Utility Rent monthly, by meter readings, and invoice Tenant therefor, in arrears. All Utility Rent charges shall be due and payable monthly, together with the next payment of Base Rent (as defined below) that is not less than twenty-one (21) days following Landlord’s invoice for such charges. Landlord’s failure to bill Tenant for any such amounts shall not waive Landlord’s right to bill Tenant for such amounts at a later time, provided that, except if due to the delayed or any restated invoices received from the utility provider, Tenant shall not be responsible for invoices submitted to Tenant for payment more than three (3) months in arrears. Tenant’s right to object to Utility Rent shall be subject to the same audit rights in Paragraph 5.H below. Tenant acknowledges that if Tenant occupies less than all of the Phases of the Premises, Utility Rent will be determined on a pro rata basis based on the ratio between the RSF of the Premises then-occupied by Tenant and the total RSF of the Building. At such time as Tenant occupies all of the Phases of the Premises, Utility Rent will be determined based on Tenant’s actual consumption of utilities. Utility Rent does not include charges for utilities consumed in connection with Common Area which are separately billed as an element of Operating Expenses as provided in Paragraph 5.B(i) of this Lease.

(iv)Janitorial Rent. Tenant shall pay to Landlord Janitorial Rent. “Janitorial Rent” shall mean all charges incurred by Landlord for the provision of janitorial services in connection with Tenant’s use of the Premises as provided in Paragraph 8.A(v) of this Lease. All Janitorial Rent charges shall be due and payable monthly, together with the next payment of Base Rent (as defined below) that is not less than twenty-one (21) days following Landlord’s invoice for such charges; provided, however, that no Janitorial Rent shall be due in connection with janitorial services procured by and paid for by Tenant directly. Landlord’s failure to bill Tenant for any such amounts shall not waive Landlord’s right to bill Tenant for such amounts at a later time. Tenant’s right to object to Janitorial Rent shall be subject to the same audit rights in Paragraph 5.H below.

(v)Back-Up Generator Space Rent. If Tenant elects to acquire the Back-Up Generator pursuant to Paragraph 3.J, for so long as the Back-Up Generator remains in the Back-Up Generator Space (or any other space in the Building if moved), Tenant shall pay to Landlord, as Additional Rent, Back-Up Generator Space Rent for the Back-Up Generator Space. “Back-Up Generator Space Rent” shall mean rental payment in the amount of $24.00 per RSF, for the calendar year of 2016, payable in monthly installments as Additional Rent, with such rental rate increasing at a rate of three percent (3%) per calendar year thereafter. Upon thirty (30) prior written notice to Landlord, Tenant may elect to terminate Tenant’s lease of the Back-Up Generator Space; provided, however, that upon such termination, Tenant shall remove the Back-Up Generator from the Back-Up Generator Space, at Tenant’s sole cost and expense, and restore the Back-Up Generator Space pursuant to Paragraph 27 below.

Except as expressly provided in this Lease, all Rent shall be payable to Landlord as provided in this Paragraph 4, without any invoice, notice, or other demand therefor, and without any abatement, deduction, credit or offset whatsoever, except as expressly provided for in this Lease. All Rent shall be paid by check in lawful money of the United States of America to Landlord (or to any other person designated by Landlord in a notice to Tenant) at Landlord’s Notice Address for the payment of Rent, or by ACH wire transfer pursuant to a notice from Landlord to Tenant of Landlord’s wire transfer instructions. No payment shall be made in cash. Tenant shall not pay any Rent more than one (1) month in advance without the prior written consent of Landlord and any Holder of which Tenant has notice and whose consent to such payment is required. Tenant shall pay Landlord, as Additional Rent, in addition to any interest and late charges payable by Tenant, the sum of One Hundred Dollars ($100.00) for each check that is returned to Landlord for non-sufficient funds or that is otherwise dishonored. If any check of Tenant is dishonored, any or all subsequent payments of Rent shall, at Landlord’s option, be made by certified check or other form of guaranteed payment acceptable to Landlord.

B.Late Payment Charges. Tenant acknowledges that late payment of Rent and other sums due under this Lease would cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be difficult to ascertain. These costs include, but are not limited to, processing and accounting charges and increased interest expenses on Landlord’s funds. Accordingly, notwithstanding any other provision of this Lease, if Tenant fails to pay Landlord any Rent within five (5) Business Days after Landlord’s written notice to Tenant of delinquency, Tenant shall pay to Landlord, in addition to the delinquent Rent, an administrative fee equal to five percent (5%) of the delinquent Rent not to exceed Ten Thousand Dollars ($10,000) per month. Such administrative fee shall be in addition to, and not in lieu of, any interest that may accrue on such overdue amount pursuant to Paragraph 7.

C.Base Rent Abatement. Notwithstanding anything to the contrary in Paragraph 4.A(ii) above, subject to and on the terms and conditions of this Paragraph 4.C (including the limitation contained in the final sentence of this Paragraph 4.C), Landlord agrees to waive payment of Base Rent as follows: (1) the Base Rent payable for Phase I for the first full Lease Month following the Commencement Date for Phase I; (2) the Base Rent payable for Phase II for the first full Lease Month following the Commencement Date for Phase II; (3) the Base Rent payable for Phase III for the first full Lease Month following the Commencement Date for Phase

III; and (4) the Base Rent payable for the entire Premises for the 13th, 25th, 37th, 49th, and 61st full Lease Months following the Commencement Date for Phase II (collectively, the “Rent Abatement Periods”).

5.Operating Expenses; Taxes.

A.Landlord’s Estimate. Prior to or promptly after the commencement of each calendar year following each applicable Base Year, Landlord shall give Tenant a good faith written estimate of the anticipated increases in Property Taxes and Operating Expenses over the applicable Base Year and of Tenant’s Share of such increases as to each Phase of the Premises. Tenant shall pay such estimated amount to Landlord in equal monthly installments, in advance on or before the first day of each calendar month with the monthly installment of Base Rent payable under Paragraph 4 above. If Landlord determines that its good faith estimate of Tenant’s Share of the increases in Property Taxes and Operating Expenses as to any Phase of the Premises was incorrect, Landlord may provide Tenant with a revised written estimate. After receipt of the revised estimate, Tenant’s monthly payments as to that Phase of the Premises shall be based on the revised written estimate. Within six (6) months after the end of each calendar year other than the Base Year of 2017, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual increases for each Phase of the Premises over the applicable Base Year in the Project Taxes and Operating Expenses incurred by Landlord during the applicable calendar year and Tenant’s Share thereof and the payments made by Tenant with respect to such period (the “Landlord’s Statement”). If the Landlord’s Statement is timely delivered and shows that the amount paid by Tenant as to a Phase of the Premises was less than Tenant’s Share of the actual increases in Property Taxes and Operating Expenses as to such Phase of the Premises, Tenant shall pay the amount of the deficiency to Landlord within thirty (30) days after receiving the Landlord’s Statement. If the Landlord’s Statement shows Tenant has overpaid as to a Phase of the Premises, provided no Event of Default is uncured at such time, the amount of the excess shall be credited against installments of Rent next coming due under this Lease; provided, however, if the Lease expires or is terminated prior to the distribution of the Landlord’s Statement for a given year, and further provided Tenant is not then in default under this Lease, Landlord shall refund any excess Additional Rent to Tenant within thirty (30) days after Tenant’s receipt of Landlord’s Statement, after first deducting the outstanding amount of Rent due, if any. Landlord and Tenant’s obligations to pay for or credit any increase or decrease in payments pursuant to this Lease shall survive the expiration or earlier termination of this Lease.

B.Operating Expenses.    For purposes of this Lease, the term “Operating Expenses” shall mean the actual costs of and expenses paid or incurred by Landlord for maintaining, operating, repairing, replacing and administering the Project, including all common areas and facilities, and shall include the following costs, by way of illustration but not limitation:

(i)Cost of all utilities, including surcharges, for the Building and Project, including the cost of water, gas, sewer, heat, light, power, steam and air conditioning, not actually paid directly by Tenant or any other tenant of the Building or third party;

(ii)Cost of all insurance which Landlord or Landlord’s lender deems necessary or appropriate;

(iii)License, permit, and inspection fees;

(iv)Cost of maintenance and service contracts (including without limitation, for security and management services, window cleaning, floor waxing, elevator maintenance and repair, landscaping, Common Area janitorial service, engineers and trash removal services);

(v)Labor costs, including wages and salaries of all employees engaged in the operation, management, maintenance and security of the Building and Project at or below the level of Building Manager, as reasonably allocated to the Building and Project;

(vi)All property management costs, including office rent for any property management office and professional property management fees, as such are allocated to the Premises in accordance with good property management practices;

(vii)Cost of maintenance and repair of driveways and surface areas;

(viii)Cost of supplies, materials, equipment, tools and the cost of capital replacements (as opposed to capital improvements) used in the operation, repair, replacement and maintenance of the Building and Project;

(ix)Cost of any capital improvements or modifications made to the Project by Landlord that are designated as Permitted Capital Expenses;

(x)Cost of implementation of environmental sustainability practices, including energy efficiency and waste management to the extent such are intended to reduce Operating Expenses;

(xi)Cost of operation, maintenance and repair of the parking garage for the Building, provided, however, if Landlord leases or contracts for the management of the parking garage to or with a third party operator, the foregoing costs shall be limited to the cost of capital improvements, repairs and modifications to the parking garage (amortized as hereinafter provided);

(xii)Project-related legal and accounting expenses incurred solely with respect to Landlord’s operation of the Project (and not incurred with respect to expenses excluded from Operating Expenses under Paragraph 3.C below); and

(xiii)All other expenses or charges which, in accordance with generally accepted management practices for commercial office projects comparable to the Project, would be considered a reimbursable expense of maintaining, operating, repairing, replacing or administering the Project.

Capital costs included in Operating Expenses shall be limited to Permitted Capital Expenses. As used herein, “Permitted Capital Expenses” shall mean and refer to capital improvements undertaken in (or capital assets acquired for) the Project or any portion thereof during or after the Base Year, to the extent such capital items (i) are primarily undertaken to effect savings in the cost of operations or maintenance of the Project or any portion thereof over the useful life thereof; (ii) are undertaken for the purpose of enhancing the security, health and safety of the occupants of the Project and are of a type and quality then currently found or then being adopted or implemented in commercial office projects comparable to the Project; or (iii) are incurred for purposes of compliance with or because required under any applicable Law, other than where a notice of violation has been served on Landlord as of any Commencement Date. Such Permitted Capital Expenses shall be amortized over their useful life, together with interest at the actual interest rate incurred by Landlord; all other capital expenditures, improvements and repairs shall be excluded from Operating Expenses. In addition, however, capital costs included in Operating Costs shall also include the cost of any capital improvements made to or capital assets acquired for the Building during or after the Base Year to the extent that the cost of any such improvement or asset is less than ten thousand dollars ($10,000) or has a useful life of five (5) years or less. Capital costs included in Operating Expenses shall be amortized over the useful life of the improvements, as reasonably determined by Landlord, together with a return on capital at the current market rate per annum on the unamortized balance. Permitted Capital Expenses, to the extent first undertaken in the 2018 Base Year, shall be excluded from Operating Expenses in said Base Year.

C.Exclusions. Notwithstanding anything to the contrary contained in Paragraph 5.B above, Operating Expenses shall not include: (i) costs required to be paid for directly by Tenant or any other tenant of the Building (including any janitorial service contracted for and paid by Tenant); (ii) the cost of additional or extraordinary services provided to other tenants of the Building, including, without limitation, above Building standard heating, ventilation and air conditioning and janitorial services; (iii) principal and interest payments and any other charges on loans secured by deeds of trust recorded against the Project and any costs associated with any refinancing of the Building (or any unsecured debt), including attorneys' fees, environmental investigations or reports, points, fees and other lender costs and closing costs or amortization; (iv) any costs associated with the sale of the Building, including, without limitation, advertising, marketing, consulting and brokerage commissions; (v) executive salaries of off-site personnel employed by Landlord except for the charge (or pro rata share) of the Project employees otherwise permitted under Paragraph 5.B above; (vi) the cost of capital improvements (except for Permitted Capital Expenses) or rentals for items which if purchased, rather than rented, would constitute a capital improvement or equipment; or (vii) the cost of repairs or other work to the extent (1) Landlord is reimbursed by insurance or condemnation proceeds, or (2) the same is required as a result of the active negligence of Landlord or its agents; (viii) costs and expenses incurred in connection with procuring tenants, including lease marketing and advertising expenses, concessions, lease takeover or rental assumption obligations, brokerage commissions, and professional and legal fees incurred in connection with lease negotiations, sublease and/or assignment negotiations and transaction with present or prospective tenants or other occupants of the Project; (ix) design and engineering fees and construction costs (including permit, license and inspection fees) incurred in connection with the leasing of specific space in the Building to tenants; (x) except for normal, budgeted legal and accounting costs attributed to the normal operation of the Building, legal and accounting fees, monetary damages, awards, judgments or settlement amounts incurred or paid by Landlord as a result of and for any leases or disputes with tenants, occupants or third parties relating to the Building; (xi) depreciation of the Building (except as otherwise set forth above as a Permitted Capital Expense); (xii) expenditures for repairing or replacing any defect in the design or construction of Building; (xiii) leasehold amortization or other non-cash items (except as set forth in Paragraph 5.B above); (xiv) costs arising from the presence or removal of any Hazardous Materials located in the Building or the Project including, without limitation, any costs incurred pursuant to the requirements or any governmental laws, ordinances, regulations or orders relating to health, safety or environmental conditions, regulations concerning asbestos, soil and ground water conditions or contamination regarding hazardous materials or substances; (xv) any bad debt loss, rent loss, or reserves for bad debts or rent loss; (xvi) costs relating to maintaining Landlord’s legal existence, either as a corporation, partnership or other entity; (xvii) all costs of Landlord’s general corporate and general administrative and overhead expenses (except as to items specifically included in Operating Expenses above); (xviii) costs of goods and/or services rendered by affiliates of Landlord to the extent the same exceeds the cost of such goods and/or services rendered by unaffiliated third parties on a competitive bid basis for comparable buildings with institutional owners in San Francisco, California; (xix) management fees, whether paid to Landlord or to an outside managing agent, in excess of the range of prevailing management fees per rentable square foot charged in comparable buildings with institutional owners in San Francisco, California; (xx) ground rent or payments under ground leases, if any; (xxi) costs incurred by Landlord to bring any portion of the Building into compliance with any applicable Laws or governmental or regulatory agency’s rules or regulations based on violations as of the Effective Date, and any fines or fees imposed or assessed against Landlord for Landlord’s failure to comply with any law or governmental or regulatory agency’s rules or regulations; (xxii) reserves of any kind replacement reserves, and reserves for bad debts or lost rent or any similar charge; (xxiii) costs incurred by Landlord in connection with rooftop communications equipment of Landlord; (xxiv) costs incurred in connection with the original construction of the Building or the Project or any addition to the Project or in connection with any renovation, alteration or major change in the Building or the Project including, but not limited to, the addition or deletion of floors; (xxv) any costs, fees, dues, contributions or similar expenses for industry associations or similar organizations; (xxvi) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord in the Building or Project; (xxvii) the entertainment expenses and travel expenses of Landlord, its employees, agents, partners and affiliates; (xxviii) any costs associated with the purchase or rental of furniture, fixtures or equipment for any management office, offices associated with the Project or for Landlord’s corporate or administrative offices; (xxix) costs incurred by Landlord due to the violation by Landlord of the terms and conditions of any contract or agreement relating to the original construction of the Building or any part thereof; (xxx) costs of traffic studies, environmental impact reports, transportation system management plans and reports, and traffic mitigation measures or due to studies or reports relating to the original construction of the Building; (xxx) any improvements installed or work performed or any other cost or expense incurred by Landlord in order to comply with the requirements for obtaining a certificate of occupancy for the Building or Project or any space therein in connection with the original construction of the Building; (xxxi) any fees, bond costs or assessments levied on the Project by any transit district (or any other governmental entity having the authority to impose such fees, bond costs or assessments for mass transit improvements) in connection with the original construction of the Building; and (xxxii) any costs or expenses relating to any provisions of any development agreements, owner's participation agreement, conditional use permits, easements or other instruments entered into in connection with the original construction of the Building (collectively, the “Project Documents”), including any initial payments or costs made in connection with any child-care facilities, traffic demand management programs, transportation impact mitigation fees, art programs, or parking requirements and programs. Nothing contained in this Paragraph 5.C shall restrict Landlord from passing through to Tenant as Operating Expenses all increases in assessments, special assessments, fees, bond costs, transportation impact mitigation fees, child-care facilities costs, or other similar charges that are first assessed or incurred after the original construction of the Building or that are assessed based on current occupancies, uses or impacts of the Project or any portion thereof or are assessed pursuant to requirements of the CC&Rs, including pursuant to the requirements of commercially reasonable modifications to the CC&Rs.

D.Real Property Taxes. For purposes of this Lease, the term “Property Taxes” shall mean all assessment, license, fee, rent, tax, levy, interest, or tax (other than Landlord’s net income, estate, succession, inheritance, gift, excise, transfer or franchise taxes) charges, imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, on the real property comprising the Project, including any land and improvements thereon, whether such tax is: (i) determined by the value or area of the Project or any part thereof (or any improvements now or hereafter made to the Project or any portion thereof by Landlord, Tenant or other tenants); (ii) upon any legal or equitable interest of Landlord in the Project or any part thereof; (iii) upon this transaction or any document to which tenant is a party creating or transferring any interest in the Project; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Project whether or not now customary or within the contemplation of the parties; or (v) assessed upon real property generally for the purpose of constructing or maintaining or reimbursing the cost of construction of any streets, utilities, or other public improvements. Notwithstanding anything to the contrary contained herein, Property Taxes shall not include any amounts payable by Tenant under Paragraph 5.E below. With respect to any taxes or assessments which may be levied against or upon the Project, or which under the Laws then in force may be evidenced by improvements or other bonds or may be paid in annual installments only the amount of such annual installment (with appropriate proration for any partial year) and interest due thereon shall be included within the computations of the annual taxes and assessments levied against the Project (but any credit given by the taxing authorities against any such installation arising from earlier payments or earlier funding or reserves shall be disregarded in the calculation of any such annual assessments). If Landlord receives a reduction in Real Property Taxes attributable to the Base Year as a result of commonly called Proposition 8 application, then Real Property Taxes for the Base Year shall be calculated as if no Proposition 8 reduction in Real Property Taxes were received.

E.Other Taxes Payable by Tenant. In addition to, and notwithstanding anything to the contrary in, this Paragraph 5, Tenant shall pay, prior to delinquency, one hundred percent (100%) of any (a) rent tax, gross receipts tax, sales or use tax, service tax, value added tax, or any other applicable tax based on Landlord’s receipt, or the payment by Tenant, of any Rent or services herein, including any taxes charged in connection with Tenant’s use of or payment of Rent for the parking facilities of the Building if not separately charged to Tenant; (b) taxes assessed upon or with respect to the possession, leasing, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project; (c) if Tenant acquires the Back-Up Generator, taxes assessed with respect to the Back-Up Generator; (d) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises; and (e) any increase in taxes attributable to inclusion of value placed on Tenant’s personal property, trade fixtures, Specialized Alterations, the Back-Up Generator, or Alterations. Without limiting the generality of the foregoing, any reassessment of the Project attributable to the Tenant Improvements constructed by Tenant pursuant to the Work Letter shall be chargeable entirely to Tenant. If any such taxes are chargeable or assessed against Landlord on a monthly basis, such taxes shall be due and payable together with Tenant’s payment of Base Rent, based on Landlord’s statement therefore given to Tenant by Notice at least twenty-one (21) days prior to the date Base Rent is due under this Lease. In the event that it shall not be lawful for Tenant to so reimburse Landlord, the Base Rent payable to Landlord under this Lease shall be revised to net to Landlord the same amount after imposition of any such tax upon Landlord as would have been received by Landlord under this Lease prior to the imposition of such tax.

F.Cost Pools. Landlord reserves the right to, in good faith, establish classifications for the equitable allocation of Operating Expenses that are incurred for the direct benefit of specific types of tenants or users in the Building, and the specific buildings located within the Project (“Cost Pools”). Such Cost Pools may include, but shall not be limited to, general office tenants and retail tenants of the Building. Landlord’s determination of such allocations shall be made in a manner consistent with its good faith business judgment as to the management of the Project and shall be final and binding on Tenant. Tenant acknowledges that the allocation of Operating Expenses among Cost Pools does not affect all such items and is limited to specific items that are incurred or provided to tenants of Cost Pools which Landlord determines, in good faith, it would be inequitable to share, in whole or in part, among tenants of other Cost Pools in the Project.

G.Operating Expense Adjustments. Notwithstanding any other provision to the contrary, it is agreed that if the Building is less than one-hundred percent (100%) occupied during any calendar year, an adjustment shall be made by Landlord with respect to such Operating Expenses that vary with occupancy for such year so that Tenant’s Share of Operating Expenses shall be equivalent to the Operating Expenses calculated as though the Building had been one hundred percent (100%) occupied during such year. In addition, if the Operating Expenses in any year other than the Base Year increase due to a change of policy or practice in operating the Building, such as a determination to carry earthquake insurance or provide 24-hour security guard service, such increase shall be included in Operating Expenses only to the extent of the increase in cost over the projected costs that would have been included in Operating Expenses for the Base Year if such policy or practice had been in effect during the entire Base Year. Conversely, if the Operating Expenses in any year other than the Base Year decrease due to an elimination of the service underlying the Operating Expense, then the cost of such service shall be deleted from the Base Year Operating Expenses for purposes of determining the Operating Expenses payable for subsequent years that the service is not included; provided, however, in no event shall the amount payable by Tenant as an Expense Increase attributable to Operating Expenses decrease below zero. Adjustments to Operating Expenses and Property Taxes shall be determined separately, and a reduction in the aggregate amount of Operating Expenses or Property Taxes in any calendar year shall not be applied to reduce any increase otherwise applicable to the other category. Tenant shall not be entitled to any reduction, refund, offset, allowance or rebate in Base Rent due hereunder if Operating Expenses or Property Taxes for any calendar year following the applicable

Base Year are less than Operating Expenses and Property Taxes incurred relating to Operating Expenses and/or Property Taxes, as applicable, during the applicable Base Year.

H.Tenant’s Audit Right. If Tenant disputes the amount of Additional Rent stated in the Landlord’s Statement, Tenant, within six (6) months of receipt of Landlord’s Statement, may itself, through its own employees, or through a nationally recognized property management firm designated by Tenant and reasonably acceptable to Landlord (the “Approved Inspection Firm”), inspect Landlord’s books and records directly related to Operating Expenses and Property Taxes for the applicable calendar year only and, only in connection with the first such inspection during the Lease Term or in connection with comparing the Operating Expenses and Taxes for the applicable Base Year to a subsequent year, the Operating Expenses and Taxes for the applicable Base Year; provided, however, that Tenant is not entitled to request that inspection if Tenant is then in monetary default under this Lease (as to which notice has been previously given) or if Tenant has not paid all amounts required to be paid under the applicable Landlord Statement. As a condition to any such inspection, Tenant and, if applicable the Approved Inspection Firm, shall execute a confidentiality agreement, in form and substance reasonably acceptable to Tenant, agreeing to keep the results of any such inspection and the results thereof, confidential. Tenant may disclose the information obtained from such audit and examination to Tenant's accountants, attorneys and others reasonably required by Tenant to perform, analyze and/or enforce such audit and examination and this Lease. Landlord shall provide Tenant’s designated representative, or the Approved Inspection Firm, access to Landlord’s books and records directly related to Operating Expenses and Property Taxes during Landlord’s regular business hours and upon reasonable prior notice at the Building management office in San Francisco. Tenant’s Approved Inspection Firm must not be retained on a contingency fee basis. Tenant shall have the right to copy and duplicate such information as Tenant may require. If Landlord disputes the results of an audit done by Tenant, Landlord shall send Tenant a notice thereof within ten (10) days after receipt of the results of such audit. To the extent Landlord disputes a portion of the results of such audit, Landlord shall credit the undisputed portion of the overcharge against the next monthly rent payments of Tenant or if the Term has expired or otherwise has been terminated, shall refund the undisputed portion of the overcharges to the Tenant. Following receipt of Landlord's notice, either party may submit the dispute for arbitration, provided that Tenant shall continue to pay to Landlord all rent, including any adjustments pursuant to this Article, until a final decision is rendered pursuant to arbitration. If after Tenant’s or its Approved Inspection Firm’s inspection, Tenant still disputes the Landlord’s Statement, Landlord and Tenant shall for a period of thirty (30) days seek to agree on the amount subject to dispute, and if no agreement is reached, then, either party may submit such dispute to binding arbitration by notice to the other party (“Arbitration Notice”). The failure of Tenant to provide an Arbitration Notice within sixty (60) days of Tenant’s delivery of the Tenant’s Approved Inspection Firm’s report to Landlord shall constitute a waiver by Tenant of its right to arbitrate hereunder, and except for such adjustments as have been agreed to by Landlord, Landlord’s Statement shall be conclusive and binding to Tenant. Within thirty (30) days of the Arbitration Notice, Landlord and Tenant shall jointly select an arbitrator, who shall be unaffiliated in any manner with either Landlord or Tenant and shall be a certified public accountant that shall have been active over the five (5) year period ending on the date of such appointment in the analysis of operating expenses in commercial office buildings in San Francisco,. Neither Landlord nor Tenant shall consult with such arbitrator as to his or her opinion as to the disputed matters prior to the appointment. The determination of the arbitrator shall be limited solely to issues raised by Tenant’s Approved Inspection Firm’s report or by Landlord’s response to Tenant’s Approved Inspection Firm’s report. Such arbitrator may hold hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other party within five (5) business days after the appointment of the arbitrator any data and additional information that such party deems relevant to the determination by the arbitrator and the other party may submit a reply in writing within five (5) business days after receipt of such data and additional information. The arbitrator shall conduct such evidentiary hearings as the arbitrator deems necessary or appropriate. The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to the disputed matters in Tenant’s Approved Inspection Firm’s report, and shall notify Landlord and Tenant of such determination. The decision of the arbitrator shall be binding upon Landlord and Tenant. If Landlord and Tenant fail to agree upon and appoint such arbitrator, then the appointment of the arbitrator shall be made by JAMS. If Landlord and Tenant fail to agree upon other matters relating to the arbitration, then the rules of JAMS shall govern such arbitration. The cost of arbitration shall be paid by the substantially unsuccessful party, as determined by the arbitrator. The arbitration proceeding and all evidence given or discovered pursuant thereto shall be maintained in confidence by all parties. Judgment upon the award rendered by the arbitrator may be entered by either party into any court having jurisdiction, or application may be made to such court for a judicial recognition of the award or an order of enforcement thereof, as the case may be. If such arbitration reveals that Tenant has made an overpayment, Landlord shall credit the amount of the overpayment the next monthly rent payment of Tenant, or if the Term has expired or otherwise been terminated, refund such overpayment to Tenant. If the certification shows that the amount payable by Tenant attributable to Tenant’s Share of actual Property Taxes and Operating Expenses was less than reported in Landlord’s Statement, Tenant shall be credited against the next installment of Rent in the amount of any overpayment by Tenant, and, if the amount reported in Landlord’s Statement exceeded the amount determined by the certification as payable by Tenant attributable to Tenant’s Share of Property Taxes and Operating Expenses for the period subject to the certification by more than the greater of $7,500 or four percent (4%), Landlord shall reimburse Tenant for its actual and reasonable audit expenses incurred in auditing such statement, and a reimbursement of attorneys' fees incurred in determining and recovering the overpayment in addition to the credit, or when appropriate, a refund of the overpayment. Likewise, if the certification shows that the amount payable by Tenant attributable to Tenant’s Share of actual Property Taxes and Operating Expenses was greater than reported in Landlord’s Statement, Tenant shall pay Landlord the amount of any underpayment within thirty (30) days. If Tenant fails to timely exercise its audit rights in accordance with this Paragraph 5.H, the failure shall be conclusively deemed to constitute Tenant’s approval of Landlord’s Statement for the calendar year in question. In no event shall this Paragraph 5.H be deemed to allow any review of any of Landlord’s books and records by any subtenant of Tenant. The provisions of this Paragraph 5.H are intended as the sole and exclusive remedy of Tenant for the resolution of disputes relating to Additional Rent stated in any Landlord’s Statement and shall survive the termination or expiration of this Lease for such period as hereinabove provided for Tenant to exercise such right during the year prior to such termination or expiration of the Lease Term. Landlord's failure to submit a Landlord's Statement to Tenant within one (1) year after the expiration of any calendar year shall be deemed a conclusive waiver of Landlord's right to any Additional Rent relating to such Landlord's Statement for such year (except for Additional Rent due in connection with Property Taxes, to the extent that the associated delay was attributable to with a failure by the taxing authority to provide the assessment required to invoice Tenant for Additional Rent within such period of time). Landlord's failure to submit a Landlord's Statement shall not deprive Tenant of its right to recover from Landlord if Tenant's estimated payments exceed the amounts actually due from Tenant for Operating Expenses or Property Taxes. Subject to the preceding sentence, the obligations of Landlord and Tenant with respect to any Additional Rent shall survive the expiration or any sooner termination of the Term.

6.Security Deposit.

A.Amount and Form of Security Deposit. Within five (5) days following Tenant’s signing of this Lease, Tenant shall provide to Landlord, at Tenant’s sole cost and expense, an irrevocable standby letter of credit in the amount of the Security Deposit set forth in Paragraph 1.SS (including replacements thereof permitted hereunder, the “Letter of Credit”). The Letter of Credit and any cash proceeds thereof shall be held as security for the faithful performance by Tenant of all of the provisions of this Lease to be performed or observed by Tenant (the cash proceeds of the Letter of Credit, and any other funds held by Landlord in accordance with the terms of this Paragraph 6, are referred to in this Lease as the “Security Deposit”).

B.No Interest in Letter of Credit. Tenant agrees and acknowledges that Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof and that, in the event Tenant becomes a debtor under any chapter of the Federal Bankruptcy Code, the Letter of Credit and any proceeds thereof shall not be deemed to be an asset or property of the Tenant, and that neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the Federal Bankruptcy Code.

C.Reduction in Letter of Credit. At any time on or after the first day of the thirty-seventh (37th) full calendar month following the Commencement Date for the Phase II Premises, Tenant shall have a one-time right to reduce the amount of the Letter of Credit, subject to the remainder of this Paragraph 6.C, by Notice to Landlord (the “Reduction Notice”), which right shall be exercisable by Tenant upon either: (i) an acquisition of Tenant by purchase, merger (which shall include a so-called “reverse triangular merger”), consolidation, or nonbankruptcy reorganization (a “Corporate Acquisition”) by, into or with a business entity having a Market Capitalization, on a proforma basis, including the acquisition of Tenant, on the last day of the calendar month immediately preceding the delivery of the Reduction Notice (the “Reduction Effective Date”), exceeding Ten Billion Dollars ($10,000,000,000.00), and positive EBITDA exceeding Twenty-Five Million Dollars ($25,000,000.00) for the trailing twelve (12) months prior to the Reduction Effective Date (such entity, the “Acquiring Entity”); or (ii) if Tenant has positive EBITDA exceeding Thirty Million Dollars ($30,000,000.00) for the trailing twelve (12) months prior to the Reduction Effective Date, a public offering of an equity interest in Tenant on a nationally recognized securities exchange (an “IPO”) with Tenant having a minimum Market Capitalization of Four Billion Dollars ($4,000,000,000.00). Satisfaction of the foregoing financial covenants shall be evidenced by Tenant’s audited financial statements, certified by Tenant’s chief financial officer and in a form reasonably satisfactory to Landlord. A Reduction Notice shall not be deemed effective if at any time prior to the delivery of such Reduction Notice an Event of Default (not timely cured following notice and an opportunity to cure) has occurred under this Lease. Upon Tenant’s delivery of such audited financial statements (or such publicly available financial reports or evidence of market capitalization as are provided by an acquiring entity that has shares traded on a public exchange as referenced in subsection (i) above) to Landlord evidencing the satisfaction of the applicable financial requirements, Landlord shall within fifteen (15) days thereafter notify Tenant whether such financial statements are satisfactory to Lender and whether Tenant is eligible for a reduction in the amount of the Letter of Credit as provided herein, in which case Landlord will agree to execute an amendment to the Letter of Credit reducing the amount of the Letter of Credit as follows:

(i)In the case of a Corporate Acquisition, to an amount equal to six (6) months’ Base Rent (based on the average Base Rent paid for the twelve (12) months immediately preceding the Reduction Effective Date);

(ii)In the case of an IPO that occurs during period commencing on the first day of the thirty-seventh (37th) month following the Commencement Date for the Phase II Premises and ending on the last day of the sixtieth (60th) month following the Commencement Date for the Phase II Premises, to an amount equal to eight (8) months’ Base Rent (based on the average Base Rent paid for the twelve (12) months immediately preceding the Reduction Effective Date); or

(iii)In the case of an IPO that occurs on or after the first day of the sixty-first (61st) month following the Commencement Date for the Phase II Premises, to an amount equal to six (6) months’ Base Rent (based on the average Base Rent paid for the twelve (12) months immediately preceding the Reduction Effective Date).

As used herein, “Market Capitalization” means total market value of all outstanding voting shares of stock in a business entity, as calculated by multiplying a company's shares outstanding by the current market price of one share. As used herein, “EBITDA” shall mean (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted from the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense, plus (e) an amount equal to the amount of all non-cash expenses as agreed to by Tenant and Landlord (including, but not limited to, stock compensation paid by Tenant), minus non-cash income for any period as of the date of determination., all as determined in accordance with generally accepted accounting principles (“GAAP”). As used herein, “Net Income” shall mean, as calculated on a consolidated basis for Tenant and any subsidiaries and for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Tenant for such period taken as a single accounting period. As used herein, “Interest Expense” shall mean for any fiscal period, interest expense (whether cash or non-cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any indebtedness of Tenant. Notwithstanding anything in the foregoing to the contrary, upon the occurrence of an Event of Default, Tenant’s right to any subsequent reduction in the Letter of Credit as hereinabove provided shall be deemed automatically revoked and of no further force and effect.

D.Form and Substance of Letter Of Credit. The Letter of Credit shall be in the form and substance reasonably satisfactory to Landlord and issued by a bank that is satisfactory to Landlord, and that at all times during the Lease Term maintains a branch office that can accept drafts for draws under the Letter of Credit located within the City and County of San Francisco or will accept drafts for draws by facsimile transmission. The acceptable form of the initial Letter of Credit shall be in the form of the Wells Fargo Bank letter of credit form attached hereto as Exhibit E. The non-satisfaction of any of the foregoing conditions shall, at the election of Landlord, be deemed a non-monetary default under this Lease. The Letter of Credit shall: (1) name Landlord as beneficiary; (2) allow Landlord to make partial and multiple draws thereunder up to the face amount, as determined by Landlord; (3) require the issuing bank to pay to Landlord the amount of a draw upon receipt by such bank of a sight draft signed by Landlord and upon presentation to the issuing bank of nothing more than a written statement signed by Landlord that an event entitling Landlord to draw under the Letter of Credit has occurred under this Lease; and (4) provide that Landlord can freely transfer the Letter of Credit upon an assignment (absolute or as security) or other transfer of its interest in this Lease to the assignee or transferee, subject to compliance with the issuing bank’s transfer procedures. Tenant shall pay any and all bank charges attributable to the any such transfer by Landlord. Landlord shall be entitled to draw upon all or any part of the Letter of Credit (i) in accordance with Paragraph 6.E at any time upon the occurrence of an Event of Default, (ii) at any time within sixty (60) days prior to the expiry date of the Letter of Credit unless prior thereto Tenant shall have delivered to Landlord a replacement Letter of Credit meeting the requirements of this Paragraph 6.D, and with an expiration date not less than twelve (12) months after the date of delivery, (iii) an uncured failure by Tenant to perform one or more of its obligations under this Lease and the existence of circumstances in which Landlord is enjoined or otherwise prevented by operation of Law from giving to Tenant a Notice which would be necessary for such failure of performance to constitute an Event of Default, or (iv) a reputable rating service (such as Standard & Poors, Fitch, Moody’s or other comparable rating service) downgrades the rating of the issuing bank’s vulnerability to risk or ability to avoid a default under the issuing bank’s short or long term financial commitments or downgrades the rating of the issuing bank’s commercial paper. The Letter of Credit (or a replacement thereof satisfactory to Landlord) shall remain in effect during the entire Lease Term, and for a period of sixty (60) days following the Expiration Date. Upon request by Landlord following a change in the name of Tenant or upon any Transfer (whether or not the consent of Landlord is required by the terms of this Lease to the Transfer), Tenant at its sole cost and expense, shall obtain and cause the issuing bank to provide to Landlord such confirmations as to the continued effectiveness of the letter of credit as may be converted by Landlord.

E.Application of Letter of Credit Proceeds as Security Deposit. If Tenant fails to pay any Rent, or otherwise defaults with respect to any provision of this Lease, and such failure results in an Event of Default, Landlord may (but shall not be obligated to) draw on the Letter of Credit, and use, apply or retain all or any portion of the proceeds of a draw under the Letter of Credit (and said proceeds shall be deemed a Security Deposit) for the payment of any Rents in default or for the payment of any other sum to which Landlord may become entitled by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby, including any amounts Landlord is obligated or elects to spend in order to cure any such Events of Default or to mitigate its damages following an Event of Default or the termination of this Lease (including, without limitation, damages arising under California Civil Code Section 1951.2). Upon the occurrence of an event entitling Landlord to draw upon the Letter of Credit, Landlord shall be entitled to draw on the entire Letter of Credit, and apply any portion of the proceeds to cure said Event of Default, and hold the remainder as a Security Deposit under this Lease. If Landlord so uses or applies all or any portion of the Security Deposit or the proceeds of a draw under the Letter of Credit (and the Lease Term is still in effect), Tenant shall within ten (10) days after demand therefor deposit cash with Landlord in an amount sufficient to restore the Security Deposit and/or replace the Letter of Credit, to the full amount thereof stated in the Summary provided, however, that if Landlord has drawn upon the Letter of Credit such that Landlord is then holding any Security Deposit, upon Tenant’s reinstatement of the Letter of Credit in the required amount described herein, Landlord will immediately return to Tenant any Security Deposit then held by Landlord. Landlord’s application of all or any portion of the Security Deposit and/or the proceeds under the Letter of Credit to any obligation of Tenant hereunder shall not limit Landlord’s damages or constitute a waiver by Landlord of any claims against or obligations of Tenant, other than the specific monetary obligations to which the

Security Deposit is applied, and then only to the extent such obligations are thereby satisfied. Landlord shall not be required to keep the Security Deposit separate from its general funds, Tenant shall not be entitled to interest thereon, and Tenant waives the benefit of any Law to the contrary. Tenant waives the provisions of California Civil Code Section 1950.7 (which restricts application of a security deposit only to those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant, or to clean premises) and all similar Laws now in force or subsequently adopted which restrict application of security deposits to specific purposes.

F.Return of Security Deposit. The Security Deposit, or so much thereof as has not theretofore been applied by Landlord, without payment of interest or other increment for its use, and/or the Letter of Credit, as reduced by any draws thereunder made by Landlord pursuant to this Paragraph 6, shall be returned to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) within thirty (30) days following the expiration of the Lease Term and after Tenant has vacated the Premises; provided, however, prior to the surrender and cancellation thereof, to the extent that Landlord reasonably anticipates substantial reconciliation expenses associated with calculation of Additional Rent for the final year of the Lease Term that are not invoiced to Tenant, Landlord may draw upon the Letter of Credit an amount up to One Hundred Thousand Dollars ($100,000.00) and hold such proceeds as a deposit on account of any amounts due from Tenant attributable to Tenant’s Share for the calendar year in which this Lease terminates or expires, and any unapplied funds so held by Landlord shall be refunded to Tenant within thirty (30) days following Tenant’s approval or deemed approval of Landlord’s Statement for the calendar year in which the Lease expiration or termination occurs. Landlord’s return of the Security Deposit and/or the Letter of Credit, as the case may be, shall not be construed as an admission that Tenant has performed all of its obligations under this Lease. No trust relationship is created herein between Landlord and Tenant with respect to the Security Deposit and/or the Letter of Credit. If Landlord disposes of its interest in the Premises, Landlord shall deliver or credit the Security Deposit or the Letter of Credit to Landlord’s successor in interest in the Premises and give Notice thereof to Tenant, and the transferring Landlord shall thereupon be relieved of further responsibility with respect to the Security Deposit, and Tenant shall look solely to the successor Landlord for any claims therefor. Upon request of Landlord, and in accordance with this Paragraph 6, Tenant shall cooperate with Landlord, in causing the issuing bank of any Letter of Credit to acknowledge the transfer of the beneficiary’s rights thereunder to Landlord’s successor in interest.

7.Interest on Tenant’s Obligations. Any amount due from Tenant to Landlord under this Lease which is not paid within ten (10) days of the date due, shall bear interest from the date such payment is due until paid (computed on the basis of a 365-day-year) at the Default Rate. The payment of such interest shall not excuse or cure a default by the Tenant hereunder.

8.Utilities and Services. Subject to the terms and conditions of this Paragraph 8, Landlord shall furnish the following services at a level of service comparable in quality to those customarily provided by landlords in buildings of a similar design in the area in which Project is located.

A.Standard Utilities. Subject to interruptions beyond Landlord’s control, Landlord agrees to furnish or cause to be furnished to the Premises, the utilities and services described below, subject to the conditions and in accordance with the standards set forth below:

(i)Automatic elevator facilities during Normal Business Hours. Absent circumstances beyond the control of Landlord, at least two elevators (or such other number of elevators as otherwise prearranged with Landlord) will be available for use at all times other than Normal Building Hours (so Tenant shall have access to the Premises seven (7) days per week, twenty-four (24) hours per day, including holidays), subject to such Building access control systems and procedures as may be in effect from time to time.

(ii)Electricity for light and power in the Premises

(iii)During Normal Building Hours, heat, and air ventilation and conditioning (“HVAC”) for the comfortable occupancy of the Premises in accordance with standards of thermal environmental comfort (i.e., maintaining a temperature between 68 and 72 degrees Fahrenheit), air velocity, air quality, and ventilation consistent with other “Class A” office buildings in San Francisco, CA. The parties agree and understand that the HVAC will be provided during Normal Business Hours. Landlord agrees that at any time following the Phase III Commencement Date, and for so long as Tenant (or any Permitted Transferee) is the sole occupant of the office space in the Building, Landlord will implement changes in the Normal Business Hours for operating the Building upon reasonable advance written notice from Tenant (subject to compliance with applicable Laws); provided, however, that any and all costs and expenses incurred or payable by Landlord due to a change in or expansion of Normal Business Hours as provided in Paragraph 8.A(iii) of this Lease (including engineering, labor, property management, and any excess wear and tear on Building Systems) shall be at the sole cost of Tenant and shall be chargeable to Tenant as Additional Rent and not as an Operating Expense.

(iv)Hot and cold water for drinking, cleaning, lavatory, kitchen, gymnasium and shower purposes only.

(v)Janitorial services to the Premises in accordance with the Janitorial Specifications and Green Cleaning Policy attached hereto as Exhibit F (collectively, the “Janitorial Specifications”). At any time during the Lease Term and upon sixty (60) days prior written notice to Landlord, Tenant may independently contract for the provision of janitorial services for the Premises in which case Landlord’s obligations under this Paragraph 8.A(v) shall be waived, any such janitorial services obtained by Tenant shall be performed in accordance with the Janitorial Specifications, and any such janitorial services obtained by Tenant shall utilize exclusively union labor.

B.Direct Billing for Utilities. Upon the request by either Landlord or Tenant, if Landlord is able to obtain the consent of the electricity, gas, water, and or other utility provider, Tenant shall enter into a direct-bill arrangement with the utility provider and pay for the installation of a utility-approved direct meter, in which event Tenant shall pay for all charges for utilities supplied by the utility provider to the Premises directly to the utility provider, and the Utility Rent shall be deemed to be reduced by any and all utility charges subject to such direct payment arrangement. All costs of the installation and maintenance of special electrical, gas and/or water facilities approved by Landlord shall be paid by Tenant, as Additional Rent, upon demand.

C.Electrical Service Provider. Landlord shall have the sole right during the Lease Term to contract for electricity service from such providers of such services as Landlord shall elect (each being an “Electric Service Provider”). Tenant shall cooperate with Landlord, and the applicable Electric Service Provider, at all times and, as reasonably necessary, shall allow Landlord and such Electric Service Provider reasonable access to the Building’s electric lines, feeders, risers, wiring, and any other machinery within the Premises. Landlord shall endeavor to utilize the benefits of any energy efficiency program or incentive directly or indirectly applicable to Tenant’s consumption of energy or reduction in energy usage or similar matters to reduce the Operating Expenses of the Project. Notwithstanding the foregoing, if during the Term it becomes feasible for Tenant to directly contract with an Electric Service Provider, Landlord shall cooperate with Tenant to facilitate Tenant’s engagement of such Electric Service Provider.

D.Electrical Service Disclosure; Certifications; Efficiency. Tenant acknowledges that current and future disclosures and information may be required by applicable Law in connection with Landlord’s lease of the Premises. Tenant shall provide Landlord any and all information reasonably requested by or on behalf of Landlord in connection with the utilities used at, and energy and water consumption from, the Premises and/or any other energy efficiency related information, as necessary for Landlord to comply with applicable Law and as necessary for Landlord to maintain or obtain energy efficiency and other certifications for the Building, including, without limitation, Energy Star, LEED, and other certifications. Tenant shall cooperate with Landlord in maintaining all such certifications and in maintaining maximum efficiency of the Building, including, without limitation, by taking reasonable steps to minimize its energy and water consumption within the Premises, minimizing Tenant’s waste, and participating in any recycling, waste management, energy efficiency, water conservation, and transportation management programs as may be instituted by Landlord from time to time.

E.After-Hours HVAC; Excess Use. Tenant’s use of electricity shall not exceed the capacity of the feeders, risers or wiring serving the Premises. Tenant shall not, without Landlord’s prior written consent, use heat-generating machines or equipment in the Premises, other than normal fractional horsepower office machines or equipment, or lighting, other than Building’s standard lights, that individually or collectively may affect the temperature otherwise maintained by the Building’s existing HVAC system, require dedicated HVAC services or increase the amount of HVAC normally furnished to the Premises (any such dedicated or increased HVAC being referred to herein as “Excess HVAC”), or, except as provided above, are operated by Tenant substantially on a continuous or semi-continuous basis during any hours other than Normal Business Hours (any such heat-generating machines and equipment being referred to herein as “Supplemental Equipment”). Upon request, Landlord shall make available, at Tenant’s expense, after hours HVAC. The minimum use of after-hours HVAC and the cost thereof shall be reasonably determined by Landlord, and confirmed in writing to Tenant as the same may change from time to time. If Tenant uses, and Landlord elects to provide, water, electricity, heat, or HVAC in excess of that required to be supplied by Landlord under Paragraph 8 (including the use of Excess HVAC services or the use of Supplemental Equipment) or uses the Premises outside of Normal Business Hours, (i) Tenant shall pay Landlord for all costs of: (x) the excess utility service (based on actual amounts chargeable to Landlord); (y) Landlord’s estimated cost of the increased wear and tear on existing equipment caused by Tenant’s excess consumption; and (z) Landlord’s cost of engineering, maintenance, security, and janitorial services that are required by Landlord as a result of Tenant’s use of the Premises outside of Normal Business Hours, and (ii) Landlord shall have the right to require Tenant to install supplementary air conditioning units and other supplemental facilities in the Premises, the cost, installation, operation and maintenance of which shall be paid by Tenant to Landlord. Subject to Tenant’s obligation to reimburse Landlord for all costs as described in this Paragraph 8.E, if Tenant requires dedicated HVAC services, Landlord shall cooperate in allocating condensed water and other utilities to Tenant’s dedicated HVAC services. Notwithstanding the foregoing, if Tenant occupies all Phases of the Premises, Tenant may establish regular times outside of Normal Business Hours during which Excess HVAC services, the use of Supplemental Equipment, and engineering, maintenance, security, and janitorial services shall be provided by Landlord (at Tenant’s expense), without requiring the confirmation of such times on a rolling daily basis.

F.Telecommunications Services. All telephone and telecommunications services desired by Tenant shall be ordered and utilized by Tenant at its sole cost and expense. Tenant shall separately contract with a telephone or telecommunications provider (a “Provider”) to provide telephone and telecommunications services to the Premises. By its acceptance of possession of the Premises, Tenant is deemed to have agreed that the existing number and type of Lines serving the Premises is adequate for Tenant’s occupancy. As used herein, “Lines” shall mean communications and computer wires and cables which service the Premises (including electronic, fiber, phone and data cabling). In connection with Tenant’s rights hereunder, Tenant shall have the non-exclusive right, free of charge, to (i) use all Lines and related equipment in the Building; (ii) use all risers, chaseways, pathways, and spaces within the Building; and to (iii) install, maintain, repair, replace, or remove Lines all as necessary to connect Tenant’s telecommunications, data and cable networks/services to the telecommunications, data and cable networks/services found within the Building or to Tenant’s telecommunications, data and cable networks/services providers. If Tenant desires to utilize the services of a Provider whose equipment is not presently servicing the Building, such Provider must obtain the written consent of Landlord, which shall not be unreasonably withheld, before it will be permitted to install its Lines or other equipment within the Building and all such Lines shall be installed within the Building’s existing vertical and horizontal riser pathways as designated by Landlord. Landlord’s consent to the installation of Lines or equipment within the Building by any Provider shall be evidenced by a written agreement between Landlord and the Provider, which contains terms and conditions reasonably acceptable to Landlord. Landlord may engage a third party riser management company to manage access to and maintenance of the Building’s vertical and horizontal pathways and Lines in such pathways and Tenant shall cooperate with such third party riser management company. Any charges specifically allocated to Tenant’s use of, installation, maintenance and repair of Lines shall be for the account of and separately payable Tenant. Landlord makes no warranty or representation to Tenant as to the suitability, capability or financial strength of any Provider whose equipment is presently serving the Building, and Landlord’s consent to a Provider whose equipment is not presently serving the Building shall not be deemed to constitute such a representation or warranty. Notwithstanding anything to the contrary in the foregoing, Landlord represents that there is adequate space existing in the

Building’s vertical riser as of the Effective Date to accommodate Tenant’s use of the Premises for the normal conduct of its business, provided such use is in keeping with the Permitted Use. The provisions of this Paragraph 8.F are solely for the benefit of Tenant and Landlord and are not for the benefit of any third party, specifically including without limitation any telephone or telecommunications provider.

G.No Liability. Landlord shall use reasonable diligence to remedy an interruption in the furnishing of utilities or other services to the Premises; however, Landlord shall have no responsibility or liability for damages and, except as hereinafter provided, Tenant shall not be entitled to any abatement or reduction of Rent by reason of any failure or interruption of any utility service (including service by a Provider) or other services furnished to the Premises, notwithstanding any act or omission of Landlord or any of Landlord’s employees, agents or contractors. Notwithstanding anything to the contrary in this Paragraph 8.G, provided no Event of Default shall then be declared under this Lease, if elevator access, electrical power or HVAC is interrupted due to the active negligence of Landlord or any of Landlord’s employees, contractors or agents (other than in an occurrence that constitutes a casualty, in which case the terms of Paragraph 17 shall apply and not the terms of this Paragraph 8.G) (a “Utility Interruption”), and Tenant is unable to carry on its business in a reasonably normal manner due to the failure of any of such utilities and services, and as a consequence vacates all or the affected portion of the Premises for a period in excess of five (5) consecutive Business Days, the Base Rent payable pursuant to Paragraph 4 shall be abated thereafter (in proportion to the area of the Premises vacated by Tenant by reason of such failure, if less than all of the Premises is affected) for as long as such inability to carry on Tenant’s business continues, until such time as the service is restored or Tenant reoccupies the Premises or affected portion thereof, whichever is earlier. The foregoing abatement of Rent shall be the sole and exclusive remedy of Tenant for a Utility Interruption.

9.Access Control; Project Safety.

A.Access Control and Other Landlord Rights. Landlord shall have the right to implement any and all access control or other security measures that Landlord, in the exercise of its sole discretion, deems necessary or appropriate for the protection of the Building or Project and Landlord’s interests therein (including the right to disallow any person from entering the Building), and Tenant acknowledges and agrees that such measures, if any, are undertaken by Landlord solely for the protection of Landlord and its interest in the Building and the Project; provided, however, if Tenant occupies all of the Phases of the Premises, Landlord shall coordinate with Tenant regarding access control and security measures for the Building (including loading dock access). In addition, Landlord will cooperate with Tenant to enable Tenant to install card readers on stairwells of floors within the Premises, where Tenant, or persons occupying space on applicable floor through or under Tenant, is or are the sole occupants of the applicable floor, to enable Tenant’s employees to access floors within the Premises using the Common Area stairwells, subject to applicable Laws and provided that any card reader system on stairwell doors shall be connected to the fire/life safety system of the Building such that they unlock in the event of an emergency. No interruption of Tenant’s business or loss of access to the Premises resulting from Landlord’s exercise of any such measures shall constitute an eviction of Tenant or a disturbance of Tenant’s right of quiet enjoyment. Tenant acknowledges that (a) no person performing access control or other security services for Landlord at the Project is or will be an on-duty law enforcement officer; (b) no such person is authorized by any governmental authority to exercise police powers; and (c) Landlord makes no representation or warranty whatsoever that any access control or other security requirements of Landlord, whether required by this Lease or discretionary on the part of Landlord, will be sufficient to protect Tenant, any Tenant Parties, or any other person, or to deter or prevent bodily injury (including death resulting therefrom) or the loss of or damage to property from any cause (including the commission or attempted commission of any crime or terrorist act). Accordingly, no failure or inadequacy of any security measures undertaken by Landlord shall relieve Tenant of any of its obligations under this Lease, or give rise to any liability on the part of Landlord, and Tenant hereby waives any and all claims and defenses against Landlord arising therefrom. To the extent Landlord implements access control or other security measures, Tenant shall at all times fully submit to and comply and shall cause all Tenant Parties to so submit to and comply with such access control and security measures, including (a) evacuation of, or denial of access to, all or any portion of the Building for cause, suspected cause or for drill purposes, (b) monitoring or recording, by closed circuit television or otherwise, persons entering or leaving the Building or Project; (c) requiring proof of identity (by electronic or other means) of any such persons; (d) recording (through the use of sign in sheets or otherwise) the time of arrival and departure of any such persons; and (e) such other measures as Landlord considers desirable, in the exercise of its sole discretion.

B.Tenant’s Security Measures. At any time during the Lease Term, Tenant may request that Landlord implement, at Tenant’s sole cost and expense, certain requirements with respect to access control to the Building and other security measures (“Tenant’s Security Measures”). Landlord shall cooperate with Tenant in connection with the implementation of Tenant’s Security Measures; provided, however, that the implementation of Tenant’s Security Measures shall be subject to Landlord’s reasonable approval, and any costs incurred by Landlord or otherwise in connection with Tenant’s Security Measures shall be for the account of and payable separately by Tenant. Without limiting the generality of the foregoing, provided Tenant occupies all of the Phases of the Premises, upon Tenant’s election and subject to minimum security standards that Landlord may establish from time to time, Tenant may assume all responsibilities for access control to the Premises, including installing a proximity card system and providing security staff at the reception desk in the lobby of the Building. In addition, Tenant may, at its own expense, install its own substitute or supplemental security system, inclusive of barrier and guard services and the installations of video monitors in the Premises and Building (including the Building lobby), subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, that if Tenant’s Security Measures ties into the Building security system, Tenant shall coordinate the installation and operation of Tenant’s Security Measures with Landlord to assure that Tenant’s Security Measures is compatible with any existing Building security system and which will not prevent Landlord from accessing the Premises as provided herein. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the monitoring, operation and removal of Tenant’s Security Measures, provided that, notwithstanding the foregoing, Tenant may install any security system it desires that does not require linkage with the Building security system and which does not affect the Building security system and which does not (i) create (a) a material adverse effect on the structural integrity of the Building, (b) a non-compliance with any applicable laws, (c) a material adverse effect on the Building Systems, or (d) a material adverse effect on the exterior appearance of the Building. Tenant shall provide Landlord with any information reasonably required regarding Tenant’s Security Measures to permit Landlord to access the Premises.

C.Access Limitations Attributable to Tenant. In the event of any picketing, public demonstration or other threat to the security of the Building that is attributable in whole or in part to Tenant, Tenant shall reimburse Landlord for any reasonable, out of pocket, costs incurred by Landlord in connection with such picketing, demonstration or other threat in order to protect the security of the Building, and Tenant shall indemnify and hold Landlord harmless from and protect and defend Landlord against any and all claims, demands, suits, liability, damage or loss and against all costs and expenses, including reasonable attorneys’ fees incurred in connection therewith, arising out of or relating to any such picketing, demonstration or other threat. Tenant agrees not to employ any person, entity or contractor for any work in the Premises (including moving Tenant’s equipment and furnishings in, out or around the Premises) whose presence may give rise to a labor or other disturbance in or about the Building and, if necessary to prevent such a disturbance in a particular situation, Landlord may require Tenant to employ union labor for the work.

10.Signage.

A.Landlord shall not be required to provide any Building identification signage inside the Building, other than signage required by applicable Laws, which Landlord shall install.

B.Subject to any rights of existing tenants in the Premises with respect to signage for the Project (whether such rights relate to signage exclusivity or otherwise), from and after the fourteenth (14th) day prior to the anticipated Commencement Date of the Phase I Premises to Tenant (the “Exterior Signage Installation Date”), Tenant shall be entitled to the right to install up to (i) two (2) Tenant identification signs on the exterior of the Building (said signage is referred to herein as “Exterior Tenant Identification Signs”), (ii) one sidewalk monument sign (the “Monument Sign”), and (iii) a placard sign (the “Placard Sign”) (the Exterior Tenant Identification Signs, the Monument Sign and the Placard Sign are referred to herein, collectively, as the “Exterior Signage”). Without limiting the foregoing, from and after the Delivery Date of the Phase I Premises, Tenant may install, as part of the Tenant Improvements, any electrical wiring, structural support, or infrastructure improvements necessary to power the illumination of Tenant’s Exterior Signage and to structurally support Tenant’s Exterior Signage; provided, however, that Tenant shall not install or affix any lettering, channel lettering or logo frames, graphic panels or signs, or light fixtures in connection with the Exterior Signage prior to the Exterior Signage Installation Date. From and after the Phase II Commencement Date, however, Tenant’s rights to have two (2) Exterior Tenant Identification Signs and the Placard Sign shall be conditioned upon Tenant (including any assignee of the entirety of Tenant’s interest under this Lease, whether under a Permitted Transfer or otherwise with the prior written consent of Landlord in accordance with Paragraph 13 of this Lease) occupying at least 150,000 RSF in the Building (the “Minimum Signage Occupancy Threshold”). If Tenant and/or any such assignee occupies, directly, less than the Minimum Signage Occupancy Threshold, Tenant shall only be entitled to (i) one (1) Exterior Tenant Identification Sign facing onto Natoma Street, and (ii) non-exclusive use of the Monument Sign (as hereinafter provided), and Tenant shall remove the Placard Sign. The Exterior Tenant Identification Sign, the Monument Sign and the Placard Sign shall be subject to all applicable Laws and Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be attached in a manner, and be installed in a location approved in advance by Landlord. Subject to Landlord’s right to approve the size, design, and specific placement of Exterior Signage, and subject to the other provisions of this Paragraph 10, Exterior Tenant Identification Signs shall be permitted above the Building’s Howard Street façade (in a manner generally similar to the other Foundry Square project buildings) and on the northern glass exterior wall of the Building facing the Transbay Transit Center (similar to the manner of installation at the building at 400 Howard Street). The dimensions, size of the lettering and location of Tenant’s Exterior Signage shall as generally depicted on Exhibit G. Tenant’s right to install and use the Exterior Signage is subject to the following terms and conditions: (A) Tenant shall submit plans and drawings for the Exterior Signage to Landlord and, if applicable, to the City and County of San Francisco and to any other public authorities having jurisdiction and shall obtain written approval from Landlord and each such jurisdiction prior to installation, and shall fully comply with all applicable Laws; (B) Tenant shall, at Tenant’s sole cost and expense, design, construct and install the panel for the Exterior Signage; and (C) the size, color and design of the Exterior Signage shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall maintain the Exterior Signage in good condition and repair, and all costs of maintenance and repair shall be borne by Tenant. Tenant shall have the right, from time to time, to change its signs on the exterior of the Building in connection with the identification of Tenant (e.g., if Tenant changes its name or logo), provided that the area of the new sign is no larger than the area of the sign which it replaces, that the method of construction and attachment is substantially the same, and that any change in Tenant’s signs on the exterior of the Building that would form a reasonable basis for Landlord’s withholding of consent to the substitution of signage of an assignee or subtenant pursuant to Paragraph 13.D shall require Landlord’s consent, which consent shall not be unreasonably withheld, conditioned or delayed (e.g., if Tenant’s proposed sign suggests a morally unacceptable practice). Upon the expiration or earlier termination of the Lease, Tenant shall remove all Exterior Signs, at its sole cost and expense, and shall repair any damage occasioned thereby. All signage installed by Landlord and Tenant hereunder shall comply with applicable Laws. Except for signage of retail tenants in the Building and signage, reasonably acceptable to Tenant, identifying the ownership and management of the Building (which shall be no larger or more prominent than such signage existing as of the Effective Date), Tenant’s Exterior Signage shall be the exclusive signage on the exterior of the Building. Except for the Exterior Signage, Tenant shall not install any signage visible from the exterior of the Premises. Without limiting the generality of the foregoing, (i) the Monument Sign shall only be located at the southeast corner of the Building’s exterior plaza and shall be of a size, dimensions and size of lettering comparable to such monument signage found at the other buildings in the Foundry Square project as shown on Exhibit G, and (ii) the Placard Sign shall be located on the exterior ground floor column adjacent to the Building’s Natoma Street lobby entrance, in the location shown on Exhibit G.

C.Tenant may specify and install interior signage on each floor of the Premises and, subject to Landlord’s reasonable approval and provided Tenant and/or any Permitted Transferee occupies at least 150,000 RSF in the Building (or Phase I Premises alone prior to the Phase II Commencement Date), the primary signage throughout the Building’s lobby, provided that if Tenant at any time occupies less than the entire RSF of the Building allocated to office use (being all of the Phases of the Premises, excluding the Phase I Premises Bicycle Space), Landlord shall have the right to install signage in the Building’s lobby for other tenants commensurate with such other tenants’ presence in the Building (all such interior signage, “Interior Signage”; together with Exterior Signage, “Signage”). If (i) during the initial Term, Tenant and/or any Permitted Transferee at any time directly occupies less than 150,000 RSF in the Building and (ii) during any Option Term, Tenant and/or any Permitted Transferee directly occupies less than the entire RSF of the Building allocated to office use (being all of the Phases of the Premises, excluding the Phase I Premises Bicycle Space), Landlord may assume responsibility for and install tenant signage in the lobby of the Building commensurate with each tenant’s presence in the Building. Tenant shall maintain the Interior Signage in good condition and repair, and all costs of maintenance and repair shall be borne by Tenant. Tenant’s right to specify and install Signage as provided in this Paragraph 10 is personal to Tenant and any assignee of the entirety of Tenant’s interest under this Lease, whether under a Permitted Transfer or otherwise with the prior written consent of Landlord in accordance with Paragraph 13 of this Lease, and, except as expressly provided in Paragraph 13.D no other Transferee (as defined in Paragraph 13.A below) shall have any rights to specify or install Signage.

D.Tenant shall remove any Signage at the expiration or earlier termination of the Lease Term, and repair any damage or injury to the Building caused thereby, all at Tenant’s sole cost and expense. If any signs are not removed, or necessary repairs are not made, then Landlord shall have the right to remove and dispose of such sign(s) and repair any damage or injury to the Building at Tenant’s sole cost and expense. Tenant shall pay all costs and expenses for such removal and restoration within thirty (30) days following delivery of an invoice therefor.

E.Except for signage on floors occupied entirely by Tenant or by a party holding by, through or under Tenant and for Tenant’s signage in the Building’s lobby as permitted under this Lease, all signage in Common Areas shall be in the standard graphics for the Building and no other signage in the Common Areas shall be used or permitted without Landlord’s prior written consent. Notwithstanding the foregoing, Landlord may install any signage required by applicable Laws in any portion of the Building, including in Common Areas on floors occupied by Tenant or by a party holding by, through or under Tenant.

F.All aspects of Tenant’s Signage, including, but not limited to quality, design, style, lighting and size, as applicable, shall be subject to Landlord’s prior written approval, not to be unreasonably withheld, conditioned, or delayed. Landlord shall have the right to remove, at Tenant's expense and without notice or liability, any Signage installed or displayed in violation of this Paragraph 10. Landlord acknowledges that Tenant intends to install Building signage reasonably comparable in size and prominence to signage found at the other buildings in the Foundry Square project, with modifications for Tenant’s logo and Tenant’s program of signage and trade dress.

11.Alterations and Mechanics’ Liens.

A.Tenant shall not make any alterations, improvements or changes to the Premises, other than the Tenant Improvements (“Alterations”), without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, which consent shall be given by Landlord if at all, within five (5) Business Days after Landlord’s receipt of Tenant’s request to make such Alterations and all other information required to be submitted to Landlord pursuant to this Paragraph 11.A. Any such Alterations shall be completed by Tenant at Tenant’s sole cost and expense: (i) with due diligence, in a good and workmanlike manner, using new materials; (ii) in compliance with plans and specifications reasonably approved by Landlord; (iii) in compliance with the construction rules and regulations reasonably promulgated by Landlord from time to time; and (iv) in accordance with all applicable Laws (including all work, whether structural or non-structural, inside or outside the Premises, required to comply fully with all applicable Laws and necessitated by Tenant’s work). Landlord shall notify Tenant in writing at the time that Landlord consents to the Alterations, or, if no consent is required, within ten (10) days after Tenant’s written request, as to whether Tenant must remove the Alterations at the end of the Lease Term; provided, however, that Tenant shall not be required to remove any general office improvements but shall remove and repair to its original state, all high density filing systems, server rooms, computer mainframes, libraries, telecom nodes, satellite dishes and signs erected with Landlord’s approval under this Lease. Notwithstanding anything to the contrary contained in this Paragraph 11.A, Tenant shall have the right, without Landlord’s consent, to make non-structural Alterations to the Premises (which shall be defined as alterations, additions and improvements that do not affect the Building structure, Building systems, the HVAC, or the Common Areas or exterior of the Building if such Alterations do not require building permits. If any work outside the Premises, or any work on or adjustment to any of the Building systems, is required in connection with or as a result of Tenant’s work, such work shall be performed at Tenant’s expense by contractors reasonably approved by Landlord. Landlord’s right to review and approve (or withhold approval of) Tenant’s plans, drawings, specifications, contractor(s) and other aspects of construction work proposed by Tenant is intended solely to protect Landlord, the Project and Landlord’s interests. No approval or consent shall be deemed or construed to be a representation or warranty by Landlord as to the adequacy, sufficiency, fitness or suitability thereof or compliance thereof with applicable Laws or other requirements. Except as otherwise provided in Landlord’s consent, all Alterations shall upon installation become part of the realty and be the property of Landlord.

B.Subject to all of the limitations and conditions in Paragraph 11.A above, Tenant may make Specialized Alterations; provided, however, that: (1) if Tenant installs additional shower facilities in the Building’s parking garage, such facilities shall not reduce the number of parking spaces in the Building unless Tenant compensates Landlord for such reduced parking spaces on a per stall basis based on the projected lost revenue for such spaces for the entire Lease Term; and (2) if Tenant expands the existing bicycle storage facilities that are in the Building’s parking garage such expansion reduces the number of parking spaces in the Building, Tenant shall pay Landlord, as Additional Rent, the then-prevailing monthly rental charge for each parking space occupied by such expansion, which is currently Four Hundred Twenty-Five and No/100 Dollars ($425.00) per month. Upon the termination of this Lease and unless notified in writing by Landlord to the contrary, Tenant shall remove all Specialized Alterations and restore the Premises as described in Paragraph 27 below.

C.Before making any Alterations which require Landlord’s consent, Tenant shall submit to Landlord for Landlord’s prior approval schematic drawings of the work to be performed, and the name of the contractor and all subcontractor proposed by Tenant to make the Alterations. Tenant shall reimburse Landlord within thirty (30) days of receipt of a written invoice for all reasonable and actual out-of-pocket expenses incurred by Landlord in connection with any Alterations made by Tenant, including actual and reasonable fees charged by Landlord’s contractors or consultants to review plans and specifications prepared by Tenant and to update the existing as-built plans and specifications of the Building to reflect the Alterations. Tenant shall obtain all applicable permits, authorizations and governmental approvals and deliver copies of the same to Landlord before the commencement of any Alterations. Tenant shall give Landlord at least ten (10) days’ notice prior to the commencement of any Alterations and cooperate with Landlord in posting and maintaining notices of non-responsibility in connection therewith.

D.Tenant shall keep the Premises and the Project free and clear of all liens arising out of any work performed, materials furnished or obligations incurred by Tenant. If any such lien attaches to the Premises or the Project, and Tenant does not cause the same to be released by payment, bonding or otherwise within ten (10) Business Days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released, and any sums expended by Landlord in connection therewith shall be payable by Tenant within thirty (30) days after receipt of written notice as Additional Rent with interest thereon from the date of expenditure by Landlord at the Default Rate. Tenant shall within ten (10) days of receiving such notice of lien or claim have such lien or claim released of record by providing a bond. Tenant’s failure to comply with the provisions of the foregoing sentence shall be deemed an Event of Default entitling Landlord to exercise all of its remedies therefor without the requirement of any additional notice or cure period.

E.Tenant hereby waives and releases its right to make repairs at Landlord’s expense under Sections 1932(1), 1933(4), 1941 and 1942 of the California Civil Code or any similar or successor Laws now or hereinafter in effect.

12.Maintenance and Repairs.

A.Landlord shall keep and maintain in good repair and working order and perform maintenance upon the: (i) structural elements (including the foundation and load bearing walls and systems) of the Building; (ii) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general; (iii) Common Areas; (iv) roof of the Building; (v) exterior windows of the Building; and (vi) elevators serving the Building. Landlord shall promptly make repairs for which Landlord is responsible. Landlord shall provide at least sixty (60) days prior written notice to Tenant of any non-emergency, “major repairs”. For purposes of this Paragraph 12.A., “major repairs” shall mean any repair (or concurrently performed repairs) that cost in excess of Ten Thousand Dollars ($10,000).

B.Subject to the provisions of Paragraph 3 and the provisions of Paragraph 12, Tenant may install and maintain furnishes, equipment, movable partitions, business equipment and other trade fixtures (“FF&E”) in the Premises, provided, that the FF&E do not become an integral part of the Premises or the Building. Tenant shall promptly repair any damage to the Premises or the Building caused by any installation or removal of Tenant’s FF&E. For purposes of this Lease, any existing HVAC “Liebert” units retained by Tenant in the Premises from the Existing Tenant shall be deemed Tenant's FF&E.

C.Except to the extent such obligations are imposed upon Landlord hereunder, Tenant shall, at its sole cost and expense, maintain the Premises in good order, clean and healthful condition, in compliance with all Laws, and repair throughout the entire Lease Term, ordinary wear and tear excepted. Tenant agrees to keep the areas visible from outside the Premises in a neat, clean and attractive condition at all times. Tenant shall, within thirty (30) days after Landlord’s written demand therefor, reimburse Landlord for the cost of all repairs, replacements and alterations (collectively, “Repairs”) in and to the Premises, Building and Project and the facilities and systems thereof, plus an administration charge of ten percent (10%) of such cost, the need for which Repairs arises out of (1) Tenant’s use or occupancy of the Premises, (2) the installation, removal, use or operation of Tenant’s FF&E, (3) the moving of Tenant’s FF&E into or out of the Building, (4) any Alterations (hereinafter defined) or other work performed by Landlord pursuant to the Work Letter (subject to any construction allowance), or (5) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees.

D.In the event that Landlord defaults under its obligations under this Lease, Tenant shall promptly notify Landlord in writing of such default and Landlord shall have thirty (30) days within which to cure such default (or if such default is not capable of being cured within such time, Landlord shall diligently proceed to cure such default). In the event that Landlord does not cure the default within such 30-day period or does not diligently proceed to cure such default if such default is not capable of being cured within such 30-day period, Tenant shall have the right to cure such default on Landlord’s behalf and Landlord shall promptly reimburse Tenant for all reasonable, out-of-pocket expenses incurred by Tenant in connection with such cure.

13.Assignment and Subletting.

A.Except in connection with a Permitted Transfer (defined in Paragraph 13.F below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (such assignment, sublease, transfer or encumbrance, collectively or individually, a “Transfer”; each transferee, a “Transferee”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed with respect to a proposed sublease or assignment (other than a collateral assignment, in which case Landlord may withhold its consent in its sole and absolute discretion). Without limitation, it is agreed that Landlord’s consent shall not be considered unreasonably withheld if: (1) the proposed Transferee’s financial condition is not adequate for the obligations such Transferee is assuming in connection with the proposed Transfer; (2) the Transferee’s business or reputation is not suitable for the Building considering the business and reputation of the other tenants and the Building’s prestige, or would result in a violation of another tenant’s rights under its lease at the Building; (3) the Transferee is a governmental agency; or (4) an uncured Event of Default under this Lease is in effect. Any attempted Transfer in violation of this Paragraph 13, shall, exercisable in Landlord’s sole and absolute discretion, be void. Consent by Landlord to one or more Transfers shall not operate as a waiver of Landlord’s rights to approve any subsequent Transfers. Any assignee shall assume in writing, for the express benefit of Landlord, all of the obligations of Tenant under this Lease, provided that no such assumption shall be deemed a novation. Following any assignment, the obligations for which the prior Tenant remains liable under this Lease shall include any obligations arising in connection with any amendments to this Lease executed by Landlord and the assignee, whether or not such amendments are made with knowledge or consent of the prior Tenant.

B.If Tenant requests Landlord’s consent to a Transfer, Tenant shall submit to Landlord (i) financial statements for the proposed Transferee, (ii) a copy of the proposed assignment or sublease, and (iii) such other information as Landlord may reasonably request. After Landlord’s receipt of the required information and documentation, Landlord shall either consent or reasonably refuse consent to the Transfer in writing. Tenant shall pay Landlord a review fee of $1,500.00 for Landlord’s review of any Permitted Transfer or proposed Transfer. In addition, Tenant shall reimburse Landlord for its actual reasonable costs and expenses (including, without limitation, reasonable attorney’s fees not to exceed $1,500) incurred by Landlord in connection with Landlord’s review of such proposed Transfer or Permitted Transfer.

C.As a condition to Landlord’s consent to any Transfer, Tenant shall pay Landlord, as Additional Rent, fifty percent (50%) of any Transfer Premium. “Transfer Premium” means the gross revenue received from the assignee or subtenant during the assignment or sublease term, less: the sum of (a) the gross revenue (excluding any Transfer Premium) paid to Landlord by Tenant during the period of the assignment or the sublease term for the space covered by the sublease or assignment ("Transferred Space"); (b) any reasonable improvement allowance or other economic concession (space planning allowance, moving expenses, etc.) paid by Tenant to its assignee or subtenant; (c) reasonable broker's commissions; (d) reasonable attorneys' fees; (e) costs required to be paid by Tenant to Landlord under the Lease in connection with such assignment or sublease; and (f) costs of advertising the Transferred Space (collectively

"Transaction Costs"); provided, however, in no event shall the expenses described in Subparts (b) through (f) of this Subparagraph be deducted from gross "Transfer Premium" unless such expenses are reasonable, and actually quantifiable, and provided further that under no circumstance shall Landlord be paid any Transfer Premium until Tenant has recovered all of the items set forth in Subparts (a) through (f) of this Subparagraph for such Transferred Space, it being understood that if in any year the gross revenues in connection with a Transferred Space are less than the Transaction Costs, in which event, the amount of the excess Transaction Costs shall be carried over to the next year and then deducted from gross revenue with the procedure repeated until a the gross revenue attributable to that Transferred Space exceeds the Transaction Costs. Subject to the foregoing, the Transfer Premium shall be calculated and paid by Tenant monthly on a cash basis, along with Tenant’s payment of Base Rent. Within ten (10) days following the effective date of the Transfer, Tenant shall furnish a complete statement, certified by an independent certified public accountant or Tenant’s chief financial officer, and sworn to by Tenant, describing in detail the consideration payable by the Transferee in connection with the Transfer and the computation of the Transfer Premium payable by Tenant to Landlord, all of which shall be determined in accordance with generally accepted accounting principles. All books and records of Tenant that are reasonably necessary in order to perform an audit to determine whether the Transfer Premium was correctly calculated shall be made available to Landlord for review or audit upon request. If Landlord’s independent certified public accountant finds that the Transfer Premium for any Transfer has been understated, Tenant shall, within thirty (30) days following written notice from Landlord, pay the deficiency and, if the Transfer Premium is found to be understated by more than ten percent (10%), Landlord’s costs of such audit.

D.In connection with any request to Landlord to consent to a Transfer that is a sublease of 84,000 RSF or more (but subject to Tenant satisfying the Minimum Signage Occupancy Threshold), Tenant may request Landlord’s consent to the substitution of one Exterior Tenant Identification Sign with the name of the proposed Transferee, which consent shall not be unreasonably withheld, provided the general character of the name of the Transferee and the public reputation of the Proposed Transferee is consistent with that of a first-class, institutionally-owned office building in the Foundry Square project (with the intent, for example, and without limiting other grounds for reasonably withholding its consent, that the name of a proposed Transferee containing words such as “alcohol,” “sex,” “lingerie,” or names that suggest drug use, pornography or other morally unacceptable practices and other names not generally acceptable as names publicly identified with an office building, shall be a reasonable basis for Landlord to withhold its consent).

E.Except as otherwise provided in Paragraph 13.F, a “Transfer” shall include any direct or indirect Transfer of fifty percent (50%) or more of any one of the voting, capital or profits interests in Tenant (other than through the sales of shares on a nationally recognized securities exchange); and (iii) any Transfer of this Lease from Tenant by merger, consolidation, transfer of assets, or liquidation or any similar transaction under any law pertaining to corporations, partnerships, limited liability companies or other forms of organizations. For avoidance of doubt, none of the following will constitute a Transfer of this Lease and shall be permitted without Landlord’s consent: (i) a public offering of Tenant’s stock, (ii) the sale or other transfer of voting shares of Tenant to immediate family members by reason of gift or death which do not result in a change of control of Tenant or (iii) the investment in Tenant by any venture capital firm or similar private investor which do not result in a change of control of Tenant.

F.Tenant may assign its entire interest under this Lease or sublet the Premises (i) to any entity that, prior to the transaction, was controlling or controlled by or under common control with Tenant, (ii) to any successor to Tenant by purchase, merger, consolidation nonbankruptcy reorganization, or government action (but excluding any entity formed by Tenant for the purpose and intent to avoid the restrictions on Transfers by Tenant hereunder), or (iii) a purchaser of a substantial portion of Tenant’s assets (hereinafter, collectively, referred to as “Permitted Transfer”; the transferee in a Permitted Transfer, a “Permitted Transferee”) without the consent of Landlord, provided: (1) Tenant is not in default under this Lease; (2) if such proposed transferee is a successor to Tenant by purchase, said proposed transferee shall acquire all or substantially all of the stock or assets of Tenant’s business or, if such proposed transferee is a successor to Tenant by merger, consolidation or reorganization, the continuing or surviving entity shall own all or substantially all of the assets of Tenant; (3) with respect to a Permitted Transfer to a proposed transferee described in clause (ii) or clause (iii), such proposed transferee shall have a tangible net worth which is at least equal to the greater of Tenant’s tangible net worth at the Effective Date or Tenant’s tangible net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization as evidenced to Landlord’s reasonable satisfaction; (4) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed purchase, merger, consolidation or reorganization; and (5) in the case of a Permitted Transfer under clauses (ii) or (iii) in the first sentence of this Subparagraph above, if the Permitted Transferee does not have positive EBITDA exceeding $75,000,000.00 for each of the previous four consecutive quarters, as evidenced by such Permitted Transferee audited financial statements satisfactory to Landlord, and if the Letter of Credit has been reduced pursuant to Paragraph 6.C to an amount less than seven (7) months of Base Rent then due, said Permitted Transferee shall deliver on or before the date of the Permitted Transfer to Landlord an amended Letter of Credit in an amount equal to or greater than seven (7) months of Base Rent then due and otherwise consistent with the terms of Paragraph 6.

14.Insurance.

A.Landlord shall, at all times during the Lease Term, procure and maintain: (i) policies of insurance covering loss or damage to the Project in an amount equal to the full replacement cost of the Building, including Tenant Improvements in the Premises, which shall provide protection against loss by fire and other special form casualties including earthquake and flood and such other property insurance as may be required by Landlord’s mortgagee or as otherwise desired by Landlord, and (ii) commercial general liability insurance applicable to the Building and the Common Areas, providing a minimum limit of $5,000,000.00 per occurrence and in the aggregate.

B.Tenant shall procure and maintain, at its expense, (i) causes of loss – special form property insurance in an amount equal to the full replacement cost of Tenant’s FF&E located in the Premises; (ii) a policy or policies of commercial general liability and umbrella or excess liability insurance applying to Tenant’s operations and use of the Premises, providing a minimum limit of $5,000,000.00 per occurrence and $5,000,000.00 in the aggregate, naming Landlord, Landlord’s Building manager and any lender whose loan is secured by a lien against the Building (as such lender shall be identified to Tenant by Landlord in writing) as additional insureds, (iii) automobile liability insurance covering owned, non-owned and hired vehicles in an amount not less than a combined single limit of $1,000,000.00 per accident, and (iv) workers’ compensation insurance covering Tenant’s employment of workers and anyone for whom Tenant may be liable for workers’ compensation claims (workers’ compensation insurance is required and no alternative forms of insurance are permitted) and employer’s liability insurance in an amount not less than $1,000,000.00 each accident, $1,000,000.00 disease-each employee and policy limit, with the insurance policies required under this Paragraph 14.B to be endorsed to waive the insurance carriers’ right of subrogation. Tenant shall maintain the foregoing insurance coverages in effect commencing on the Delivery Date for the Phase I Premises and continuing to the end of the Lease Term.

C.The insurance requirements set forth in this Paragraph 14 are independent of the waiver, indemnification, and other obligations under this Lease and will not be construed or interpreted in any way to restrict, limit or modify the waiver, indemnification and other obligations or to in any way limit any party’s liability under this Lease. In addition to the requirements set forth in Paragraphs 14.B and 14.C, the insurance required of Tenant under this Lease must be issued by an insurance company with a rating of no less than A-/VIII in the current Best’s Insurance Guide or that is otherwise acceptable to Landlord, and admitted to engage in the business of insurance in the state in which the Building is located; be on a form that does not limit the coverage provided under such policy (i) to any additional insured by reason of such additional insured’s negligent acts or omissions (subject to the current form of the additional insured endorsement issued by Insurance Services Office, Inc.), or (ii) to claims for which a primary insured has agreed to indemnify the additional insured; be primary insurance for all claims under it and provide that any insurance carried by Landlord, Landlord’s Building manager, and Landlord’s lenders is strictly excess, secondary and noncontributing with any insurance carried by Tenant; and provide that no insurance policy required to be carried by Tenant shall be subject to cancellation (with a material modification or reduction in coverage being deemed a cancellation), nonrenewal, or a change in coverage of available limits of coverage, except upon thirty (30) days prior written notice from the insurance carrier to the insured, Landlord and Landlord’s lenders, if any. Tenant shall provide prompt written notice (in all events prior to the effective date of cancellation) of any cancellation in coverage to Landlord. Tenant shall deliver to Landlord, on or before the Delivery Date for the Phase I Premises and at least thirty (30) days before the expiration dates thereof, certificates from Tenant’s insurance company on the forms currently designated “ACORD 25” (Certificate of Liability Insurance) and “ACORD 28” (Evidence of Commercial Property Insurance) or the equivalent. Attached to the ACORD 25 (or equivalent) there shall be an endorsement (or an excerpt from the policy) naming the Additional Insured Parties as additional insureds, and attached to the ACORD 28 (or equivalent) there shall be an endorsement (or an excerpt from the policy) designating Landlord as a loss payee with respect to tenant’s property insurance on any Premises Improvements, and each such endorsement (or policy excerpt) shall be binding on Tenant’s insurance company. As used herein, “Additional Insured Parties” shall mean (a) Landlord, (b) Landlord’s agents for asset and property management, (c) Landlord’s parent entity and its subsidiaries, and (d) any Holders (as defined below) of which Tenant has been given notice. Tenant shall obtain endorsements to all insurance policies required under this Paragraph 14 in which the insurance company agrees to give Landlord prior written notice before any such policy is cancelled. Any Holders designated by Landlord shall be named as additional insureds (or as mortgagee, as required), as their interests may appear. Landlord shall have the right to approve all deductibles and self-insured retentions under Tenant’s policies in excess of One Hundred Thousand Dollars ($100,000.00), which approval shall not be unreasonably withheld

D.Notwithstanding anything to the contrary set forth herein, except as provided for in this Paragraph 14.D, neither Landlord nor Tenant shall be liable (by way of subrogation or otherwise) to the other party (or to any insurance company insuring the other party) for any loss or damage to any of the property of Landlord or Tenant, as the case may be, with respect to their respective property, the Building, the Project or the Premises or any addition or improvements thereto, or any contents therein, to the extent covered by insurance carried or required to be carried by a party hereto EVEN THOUGH SUCH LOSS MIGHT HAVE BEEN OCCASIONED BY THE NEGLIGENCE OR WILLFUL ACTS OR OMISSIONS OF THE LANDLORD OR TENANT OR THEIR RESPECTIVE EMPLOYEES, AGENTS, CONTRACTORS OR INVITEES. Landlord and Tenant shall give each insurance company which issues policies of insurance, with respect to the items covered by this waiver, written notice of the terms of this mutual waiver, and shall have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. For the purpose of the foregoing waiver, the amount of any deductible, co-insurance, or any other similar retention of risk, applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates. Notwithstanding the foregoing, Landlord and Tenant acknowledge that costs incurred by Landlord that are intended to be passed-through to Tenant as Operating Expenses subject to Paragraph 5 (such as maintenance and repair of the Building or any Common Areas, including, without limitation, any maintenance and repair of elevators, loading docks, and other Common Areas attributable to the transport of bicycles and other goods therein by Tenant or its employees or agents) are not subject to Tenant’s waiver in this Paragraph 14.D).

15.Indemnity. To the extent not expressly prohibited by law, Tenant (referred herein, the “Indemnitor”) agree to indemnify, defend, and hold harmless Landlord and its agents, partners, shareholders, members, officers, directors, beneficiaries and employees (collectively hereinafter referred to as the “Indemnitees”) from any losses, damages, judgments, claims, expenses, costs and liabilities imposed upon or incurred by or asserted against the Indemnitees, including without limitation reasonable actual attorneys’ fees and expenses, for death or injury to, or damage to property of, third parties, other than the Indemnitees, that may arise from any act or occurrence in the Premises, and from the negligent act or omission of Indemnitor elsewhere on and about the Project, EVEN IF SUCH LOSS, INJURY OR DAMAGE RESULTS FROM THE NEGLIGENCE (BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF LANDLORD OR LANDLORD’S INDEMNITEES. Such third parties shall not be deemed third-party beneficiaries of this Lease. If any action, suit or proceeding is brought against any of the Indemnitees by reason of the negligence or willful misconduct of Indemnitor or any of Indemnitor’s agents, members, partners or employees, then Indemnitor will, at Indemnitor’s expense and at the option of said Indemnitees, by counsel reasonably approved by said Indemnitees, resist and defend such action, suit or proceeding. In addition, to the extent not expressly prohibited by law, Tenant agrees to indemnify, defend, and hold harmless Landlord and Landlord’s Indemnitees from any losses, damages, judgments, claims, expenses, costs and liabilities imposed upon or incurred by or asserted against Landlord or Landlord’s Indemnitees, including reasonable actual attorneys’ fees and expenses, for death or injury to, or damage to property of, third parties (other than Landlord’s Indemnitees) that may arise from any from. Except to the extent directly arising out of any negligent or willfully wrongful act or omission of Tenant, and any of Tenant’s agents, partners, shareholders, members, officers, directors, beneficiaries and employees, or by anyone else acting at the direction, with the permission, or under the control, of Tenant, Landlord shall defend, protect, indemnify and hold harmless Tenant from and against any and all losses, damages, judgments, claims, expenses, costs and liabilities based in whole or in part on the negligence or willful misconduct of Landlord or any of Landlord’s agents, partners, shareholders, members, officers, directors, beneficiaries and employees arising out of or relating to (i) the use or occupancy, or manner of use or occupancy, of any of the Common Areas and (ii) any act of Landlord or any of Landlord’s agents, partners, shareholders, members, officers, directors, beneficiaries and employees in the Premises.

16.Limitation of Liability.

A.To the fullest extent permitted by law, and as a material part of the consideration to Landlord for this Lease, except to the extent directly arising out of the gross negligence or willful misconduct of Landlord, Tenant hereby releases Landlord and Landlord’s agents, partners, shareholders, members, officers, directors, beneficiaries and employees from responsibility for, and waives as against Landlord and Landlord’s agents, partners, shareholders, members, officers, directors, beneficiaries and employees, and assumes all risk of all losses, damages, judgments, claims, expenses, costs and liabilities from any cause (including, without limitation, except to the extent excluded herein, losses, damages, judgments, claims, expenses, costs and liabilities based in whole or in part on the negligence of Landlord or any of Landlord’s agents, partners, shareholders, members, officers, directors, beneficiaries and employees) resulting from any accident or occurrence in the Premises or any other portion of the Building or based on any defect in or failure of equipment, pipes, or wiring, or by broken glass, or by the backing up of drains, or by gas, water, steam, electricity, or oil leaking, escaping or flowing into the Premises, EVEN IF SUCH DAMAGE RESULTS FROM THE NEGLIGENCE (BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF LANDLORD OR ITS PARTNERS OR THEIR RESPECTIVE PARTNERS, MEMBERS, AGENTS OR EMPLOYEES; provided, however, nothing in this Paragraph 16.A shall release Landlord from any of its obligations of maintenance and repair under this Lease). Landlord shall not be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Building or of any other persons whomsoever, including, but not limited to riot, strike, insurrection, war, court order, requisition, order of any governmental body or authority, acts of God, fire or theft.

B.Except (1) to the extent of the exercise by Landlord of its remedies under Paragraph 20 or any liability of Tenant arising therefrom, (2) to the extent of the exercise by Landlord of its remedies for any breach by Tenant of any of its obligations under Paragraph 3.F of this Lease or any liability of Tenant arising therefrom, or (3) to the extent of the exercise by Landlord of its remedies for any failure by Tenant to timely surrender possession of the Premises to Landlord upon expiration or sooner termination of the Term in the manner and condition required under this Lease or any liability of Tenant arising therefrom, neither Tenant nor any of Tenant’s agents, partners, shareholders, members, officers, directors, beneficiaries and employees shall be liable to Landlord for, and Landlord releases and waives as against Tenant and all of Tenant agents, partners, shareholders, members, officers, directors, beneficiaries and employees from, any and all losses, damages, judgments, claims, expenses, costs and liabilities for any consequential, indirect, special or punitive damages, whether arising out of any injury or damage to, or interference with, Landlord’s business, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use under Paragraph 15.

C.Notwithstanding anything to the contrary in this Lease, in no event and under no theory of allocation of risk or liability shall Landlord be responsible for, and Tenant releases and waives as against Landlord and agents, partners, shareholders, members, officers, directors, beneficiaries and employees from, any and all losses, damages, judgments, claims, expenses, costs and liabilities for any consequential, indirect, special or punitive damages, whether arising out of any injury or damage to, or interference with, Tenant’s business, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use.

17.Casualty Damage. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. Landlord shall notify Tenant of the estimated repair period within ninety (90) days after the date of such casualty. However, in case the Building shall be damaged to the extent greater than fifty percent (50%) of the replacement value of the Building (whether or not the Premises shall have been damaged by such casualty) or in the event there is less than two (2) years of the Lease Term remaining or in the event Landlord’s mortgagee should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such casualty. If Landlord does not elect to terminate this Lease, but if more than seventy-five percent (75%) of the Premises shall have been damaged by such casualty and less than twelve (12) months shall remain in the term at the end of the estimated repair period, or if the repairs are estimated by Landlord to take more than nine (9) months to complete, then Tenant shall have the right to terminate this Lease by notifying Landlord in writing of such termination within thirty (30) days following receipt of Landlord’s notice of the estimated repair period. If neither Tenant nor Landlord thus elects to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building, and the improvements located within the Premises to substantially the same condition in which it was immediately prior to the happening of the casualty. When the repairs described in the preceding two sentences have been completed by Landlord, Tenant shall complete the restoration of all furniture, fixtures and equipment which are necessary to permit Tenant’s reoccupancy of the Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that Rent shall be abated from the date of the damage or destruction for any portion of the Premises that is unusable by Tenant, which abatement shall be in the same proportion that the RSF in the Premises which is unusable by Tenant bears to the total RSF in the Premises; provided that Tenant shall not be entitled to any abatement of Rent if the damage or destruction in the Premises is restored within five (5) Business Days after Landlord’s receipt of written notice from Tenant of the occurrence of the damage or destruction. The provisions of this Lease, including this Paragraph 17, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Project, and any statute or regulation of the state in which the Project is located, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Project.

18.Condemnation.

A.If the whole or any substantial part of the Premises or if the Building or any portion thereof which would leave the remainder of the Building unsuitable for use comparable to its use on the Delivery Date for the Phase I Premises, or if the land on which the Building is located or any material portion thereof, shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then Landlord may, at its option, terminate this Lease and Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises or said portion of the Building or land shall occur. If this Lease is not terminated, the rent for any portion of the Premises so taken or condemned shall be abated during the unexpired Lease Term effective when the physical taking of said portion of the Premises shall occur. All compensation awarded for any taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant, except for any portions of such award or proceeds which are specifically allocated by the condemning or purchasing party to compensate Tenant for the taking of or damage to trade fixtures of Tenant, Tenant installed alterations or additions, Tenant’s goodwill, and moving costs, which Tenant specifically reserves to itself. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

B.Notwithstanding anything to the contrary in Paragraph 18.A, if all of the Premises shall be temporarily condemned or taken for governmental occupancy for a period of less than one (1) year, this Lease shall remain in full force and effect and Tenant shall be entitled to any and all compensation, damages, income, rent and awards in connection therewith.

19.Events of Default.

A.The following events shall be deemed to be “Events of Default” under this Lease: (i) any failure by Tenant to pay any Rent (or deliver any Security Deposit, Letter of Credit, or similar credit enhancement required hereunder) when due unless such failure is cured within five (5) days after written notice, (ii) Tenant fails to perform any other provision of this Lease not described in this Paragraph 19, and such failure is not cured within thirty (30) days (or as soon as practicable if the failure involves a hazardous condition) after notice from Landlord, however, other than with respect to a hazardous condition, if Tenant’s failure to comply cannot reasonably be cured within thirty (30) days, Tenant shall be allowed additional time (not to exceed one hundred twenty (120) additional days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within thirty (30) days and diligently pursues the cure to completion; (iii) Tenant fails to observe or perform any of the covenants with respect to (a) assignment and subletting as set forth in Paragraph 13, (b) mechanic’s liens as set forth in Paragraph 12, (c) insurance as set forth in Paragraph 14 or (d) delivering subordination agreements or estoppel certificates as set forth in Paragraph 25, unless such failure is cured within three (3) Business days after written notice, (iv) the leasehold interest of Tenant is levied upon or attached under process of law; (v) Tenant abandons or vacates the Premises; (vi) commencement of proceedings for winding up or dissolving (whether voluntary or involuntary) Tenant, if Tenant is a corporation, partnership or limited liability company; (vii) any voluntary or involuntary proceedings are filed by or against Tenant under any bankruptcy, insolvency or similar Laws and, in the case of any involuntary proceedings, are not dismissed within sixty (60) days after filing; or (viii) any guarantor of Tenant’s obligations under this Lease shall become insolvent, file a petition in bankruptcy, have an involuntary bankruptcy petition filed against said guarantor, be in default of its obligations under said guaranty beyond any applicable notice and cure period, fail to execute and deliver a reaffirmation of the guaranty if requested by Landlord, or die, if the guarantor is an individual.

B.Tenant shall pay all reasonable attorneys’ fees and other costs incurred by Landlord, if it becomes necessary for Landlord to employ an attorney or other agent to (i) collect the Rent due by Tenant hereunder whether or not a suit is brought thereon, or (ii) enforce any provisions of this Lease (which shall expressly include, without limitation, the costs to prepare any demand notices).

20.Remedies. Upon any Default, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (which shall be cumulative and nonexclusive), the option to pursue any one or more of the following remedies (which shall be cumulative and nonexclusive) without any notice or demand:

A.Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim of damages therefor; and Landlord may recover from Tenant the following:

(i)The worth at the time of award of the unpaid Rent which had been earned at the time of such termination; plus

(ii)The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)The worth at the time of award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

(iv)Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations hereunder or which in the ordinary course of things would be likely to result therefrom, including brokerage commissions, advertising expenses, expenses of remodeling any portion of the Premises for a new tenant (whether for the same or a different use), and any special concessions made to obtain a new tenant; plus

(v)At Landlord’s option, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable Laws.

B.As used in Paragraphs 20.A(i) and 20.A(ii), the “worth at the time of award” shall be computed by allowing interest at a rate per annum equal to the lesser of (1) the Default Rate, and (2) the highest rate permitted by applicable law. As used in Paragraph 20.A(iii), the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%. For the purposes of determining Rent, Tenant’s obligation to pay Additional Rent shall be calculated for the remainder of the Lease Term based on the current estimated payments therefore for the calendar year of the default, and each future calendar year in the Lease Term shall be assumed to be equal to the Tenant’s Share for the calendar year prior to the year in which default occurs compounded at a rate equal to the mean average rate of inflation for the three (3) calendar years preceding the calendar year of the default, as determined by using the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index (All Urban Consumers, all items, 1982-84 equals 100) for the metropolitan area or region of which the Project is located. If such index is discontinued or revised, during the Lease Term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the index had not been discontinued or revised. If no replacement index exists then Landlord shall select as a replacement index that index which, in Landlord’s opinion, is generally recognized as the successor index.

C.Landlord shall have the remedy described in California Civil Code § 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover Rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

D.Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Paragraphs 20.A, 20.B and 20.C above, or any applicable Laws or other provision hereof), without prior demand or notice except as required by applicable Laws, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

E.Unless Landlord provides Tenant with express notice to the contrary, no re-entry, repossession, repair, maintenance, change, alteration, addition, reletting, appointment of a receiver or other action or omission by Landlord shall (i) be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, or (ii) operate to release Tenant from any of its obligations hereunder. Tenant waives, for Tenant and for all those claiming by, through or under Tenant, California Civil Code § 3275, California Code of Civil Procedure §§ 1174(c) and 1179, and any existing or future rights to redeem or reinstate, by order or judgment of any court or by any legal process or writ, this Lease or Tenant’s right of occupancy of the Premises after any termination hereof.

F.Landlord shall in no event be responsible or liable for any failure to relet the
Premises or any part thereof, or for any failure to collect any rent due upon a reletting.

G.The receipt by Landlord of less than the full Rent due shall not be construed to be other than a payment on account of Rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of the Rent due or to pursue any other remedies provided in this Lease. The acceptance by Landlord of Rent hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease.

H.All property of Tenant removed from the Premises by Landlord pursuant to any provision of this Lease or applicable law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord shall not be responsible in any event for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord with respect to such removal, handling and/or storage so long as the same is in Landlord’s possession or under Landlord’s control. All or any portion of such property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Lease Term or termination of Tenant’s right to possession of the Premises, however terminated, at Landlord’s option, shall be conclusively deemed to have been conveyed by Tenant to Landlord by bill of sale with general warranty of title without further payment or credit by Landlord to Tenant, and/or be deemed to have been abandoned by Tenant.

21.Landlord’s Default. The occurrence of the following constitutes a “Landlord’s Default” under this Lease: Landlord’s failure to perform any obligation required to be performed by Landlord hereunder after (a) Tenant gives written notice to Landlord of such failure, (b) Landlord fails to commence and diligently prosecute the cure of such failure within thirty (30) days (or three (3) days in the event of a failure threatening the health or safety of the occupants of the Building) of such notice, (c) Tenant gives a second written notice to Landlord of such failure and (d) Landlord fails to commence and diligently prosecute the cure of such failure within ten (10) days (or three (3) days in the event of a failure threatening the health or safety of the occupants of the Building) of such second notice; provided, that if the nature of Landlord’s obligation is such that more than the designated time to cure such failure is required to effect such cure, then Landlord shall not be in default so long as Landlord is diligently pursuing such cure to completion. In the event of a Landlord’s Default, Tenant’s sole remedy shall be an action for damages or injunctive relief and the right to cure Landlord’s default at Tenant’s expense and set off against Rent coming due, subject to this Paragraph 21; provided, however, that Tenant shall have no right to terminate or rescind this Lease upon the occurrence of a Landlord’s Default.

22.No Waiver. Failure of either party to declare any default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of such default, nor shall it constitute an estoppel against the non-defaulting party, but the non-defaulting party shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Failure by non-defaulting party to enforce its rights with respect to any one default shall not constitute a waiver of its rights with respect to any subsequent default.

23.Peaceful Enjoyment; No Light, Air or View Easement. Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms hereof, provided that Tenant pays the Rent and other sums herein recited to be paid by Tenant and timely performs all of Tenant’s covenants and agreements herein contained. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building over which Landlord has no control shall in no way affect this Lease or impose any liability on Landlord.

24.Holding Over. If Tenant continues to occupy the Premises after the expiration or other termination of this Lease or the termination of Tenant’s right of possession, such occupancy shall be that of a tenancy at sufferance. Tenant shall, throughout the entire holdover period, be subject to all the terms and provisions of this Lease and shall pay for its use and occupancy an amount (on a per month basis without reduction for any partial months during any such holdover) equal to one hundred twenty-five percent (125%) of the Base Rent and Additional Rent due under this Lease for the last full month of the term hereof during the first thirty (30) days of such holdover, and one hundred fifty percent (150%) of such Base Rent and the Additional Rent thereafter during such holdover. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the Lease Term shall be construed to extend the Lease Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise Tenant shall also be liable to Landlord for all direct and consequential damages which Landlord may suffer by reason of any holding over by Tenant. Landlord and Tenant each hereby (a) agree that the terms of this Lease shall govern any holdover of the Premises, and (b) waive the terms of California Civil Code § 1945, and any successor statute.

25.Subordination; Attornment; Estoppel Certificate.

A.Subordination. Landlord certifies that, as of the Effective Date, it has not entered into or granted any ground lease, mortgage, deed of trust, or other security instrument of any kind that encumbers the Project or any portion thereof for the benefit of any third party to secure any financing transaction to which Landlord or any affiliate is a party (collectively, an “Encumbrance”). From and after the Effective Date, if the holder of any Encumbrance (“Holder”) desires that this Lease be subordinate to said Encumbrance, Landlord shall cause the Holder thereof to deliver to Tenant a subordination, non-disturbance and attornment agreement (the “SNDA”) on such form as then generally used by the Holder, and providing for customary nondisturbance language, which (1) may contain exclusions with respect to certain obligations of Landlord not assumed by the Holder as well as extensions of time for the Holder to cure any defaults of Landlord under this Lease before Tenant is entitled to exercise any remedies available to it under this Lease, at law or in equity) to the effect that, notwithstanding such subordination, Tenant’s right to quiet possession of the Premises shall not be disturbed so long as Tenant shall pay the Rent and all other sums due hereunder and observe and perform all of the provisions of this Lease to be observed and performed by Tenant, and (2) shall provide that such Holder recognizes this Lease, and that so long as the Lease shall be in full force and effect (a) the Lease and Tenant's leasehold interest will not be extinguished or terminated nor will the possession or rights thereunder of Tenant be disturbed, affected, or impaired by the foreclosure of such mortgage arising out of any default thereunder or by delivery of a deed in lieu of foreclosure of such mortgage or otherwise or by termination of such ground lease or default by Landlord thereunder; (b) Tenant shall not be named or joined as a party defendant or otherwise in any proceeding for the foreclosure of any such mortgage or to enforce any rights thereunder or any proceeding to enforce any rights under any such ground lease; (c) all condemnation awards and payments and all proceeds of insurance paid or payable with respect to the Premises shall be applied and used in the manner set forth in the Lease; and (d) neither the mortgage nor any other security instrument executed in connection therewith nor any ground lease shall cover or be construed as subjecting in any manner to the lien thereof of any trade fixtures, business equipment, signs, or other personal property at any time supplied or installed by Tenant in or on the Premises, regardless of the manner or mode of attachment thereof to the Premises. All nondisturbance agreements shall acknowledge that, to the extent the Improvement Allowance (including allowances for expansion, renewals, and initial construction) is not fully funded by Landlord, Tenant may deduct the amount of the unfunded portion of the Improvement Allowance, subject to Exhibit C. Tenant shall execute and deliver such instrument to Landlord within ten (10) Business Days following demand by Landlord. Any cost or fee required to be paid to Holder to obtain the SNDA, including any attorneys’ fees incurred in the negotiation thereof, shall be paid for by Tenant, as and when requested by Holder; provided, however, Landlord shall pay for any application or processing fee required under the terms of its loan documents with Holder as a condition to the issuance of an SNDA.

B.Attornment. If any Holder or successor or assign of a Holder, shall hereafter succeed to the rights of Landlord under this Lease, whether by foreclosure, deed in lieu of foreclosure, or otherwise, then (i) such successor landlord shall not be subject to any offsets or defenses which Tenant might have against Landlord except for those offsets or defenses expressly set forth in the Lease; (ii) such successor landlord shall not be bound by any prepayment by Tenant of more than one month’s installment of Rent; (iii) such successor landlord shall not be subject to any liability for any act or omission of or default by Landlord under this Lease except for any continuing obligations of Landlord (to the extent of such lender’s or successor’s interest in the Property), and subject to expiration of any cure periods provided to Landlord; (iv) Tenant shall attorn to and recognize such successor landlord as Tenant’s landlord under this Lease provided that such party assumes Landlord’s obligations under this Lease in writing; (v) Tenant shall promptly execute and deliver any commercially reasonable instruments that may be necessary to evidence such attornment; (vi) upon such attornment, this Lease shall continue in effect as a direct lease (whether separately documented or not) between such successor landlord and Tenant upon and subject to all of the provisions of this Lease; and (vii) Tenant shall be entitled to quiet enjoyment of the Premises for so long as Tenant is not in default under the terms of this Lease.

C.Estoppel Certificates. Tenant shall at any time and from time to time within ten
(10) Business Days after written demand by Landlord, execute and deliver to Landlord a statement in writing certifying that (i) this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) the dates to which the Base Rent, Additional Rent and other charges have been paid in advance, if any, and the amount of any security deposit, (iii) stating whether or not to the best knowledge of Tenant, there are any uncured defaults on the part of Landlord and, if so, specifying each such default of which Tenant may have knowledge and containing such other accurate statements or certifications of fact as Landlord may reasonably request,
(iv)acknowledging that Tenant does not have any claim or right of offset against Landlord (or if Tenant does have any such claim or right of offset, the nature of such claim or right of offset), (v) stating that Tenant Improvements, if any, are complete, and (vi) setting forth such other matters as may reasonably be requested by Landlord. Any such statement delivered pursuant to this Paragraph 25 may be relied upon by any prospective purchaser of the Building or any mortgagee, ground lessor or other like encumbrancer thereof or any assignee of any such encumbrancer upon the Building.

26.Notice. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or mailed by Registered or Certified mail, postage prepaid, or sent by a nationally recognized overnight delivery service to the party who is to receive such notice at the address specified in Paragraph 1.W of this Lease (and, if no address is listed for Tenant, notices to Tenant shall be delivered to the Premises). When so mailed, the notice shall be deemed to have been given two (2) Business Days after the date it was mailed. When sent by overnight delivery service, the notice shall be deemed to have been given on the next Business Day after deposit with such overnight delivery service. Each party may change its notice address specified in Paragraph 1.W of this Lease from time to time by giving written notice thereof to the other party.

27.Surrender of Premises. On or before the termination of the Lease Term, or upon any termination of Tenant’s right to possession of the Premises, Tenant shall surrender the Premises to Landlord in good condition and repair, normal wear and tear excepted, with all interior walls, floors and floor coverings cleaned, and otherwise in the condition required under this Paragraph 27. The term “normal wear and tear” does not, and shall not be deemed to, include any damage or deterioration that could have been prevented through proper maintenance, or by Tenant’s full and timely performance of all its obligations under this Lease. On or before the expiration or sooner termination of the Lease Term (or such later date following any earlier termination of this Lease as hereinafter provided), Tenant shall (a) remove (i) all of Tenant’s FF&E and phone and data cabling from the Project; (ii) all Specialized Alterations (with any portion of the Premises where Tenant installs fitness or gymnasium Specialized Alterations returned to “shell” condition), except those that Landlord has, if at all, confirmed in writing (within the time period hereinafter provided) shall be left in place; and any other Alterations that Landlord required in writing be removed at the time Landlord gave its consent thereto Pursuant to Paragraph 11.A; and (b) fully repair any damage to the Premises or other portions of the Project caused by the removal of any of the foregoing items. Landlord may, by written notice to Tenant given at any time at least nine (9) months prior to the Expiration Date (or, in the event of a termination of this Lease prior to the scheduled Expiration Date, at any time within thirty (30) days following written notice of such termination), confirm the obligation of Tenant to either remove or leave in place any or all Specialized Alterations, but failure to provide any such written notice shall not change any of Tenant’s obligations with respect to the removal of Tenant’s property and the other matters hereinabove provided in accordance with this Paragraph 27. Any of Tenant’s property not removed from the Project by Tenant as required herein shall be deemed abandoned and may be retained, used, stored, removed or disposed of by Landlord as Landlord sees fit in the exercise of its sole discretion, and Tenant waives all claims against Landlord resulting therefrom. Without limiting the generality of the foregoing, Tenant waives any of the rights and benefits under Civil Code Sections 1980-1993 relating to the disposition of abandoned personal property and agrees that title to any such personal property, free and clear of any liens, shall pass to Landlord upon written notice to Tenant of Landlord’s exercise of its right to retain any such personal property. Within ten (10) days following Landlord’s invoice therefor, Tenant shall reimburse Landlord for all costs incurred by Landlord in (x) storing, removing or disposing of any abandoned Tenant’s property; and (y) repairing any damage to the Premises or Project caused by Tenant, but only to the extent the making of (or payment for) such repairs is the responsibility of Tenant under this Lease; and (z) removing any Tenant Improvements that Tenant was required to remove, and all repair and restoration work necessitated by such removal. Tenant represents and warrants that no other person shall have any ownership or use interest in Tenant’s FF&E, Alterations, Specialized Alterations and Tenant Improvements as of the Expiration Date or sooner termination of this Lease. Tenant shall surrender to Landlord all keys to the Premises and make known to Landlord the combination of all combination locks which Tenant is required to leave on the Premises. All Tenant’s obligations under this Paragraph 27 shall survive the expiration or sooner termination of this Lease.

28.Parking Facilities; Storage; Rooftop.

A.Throughout the Lease Term, and subject to this Paragraph 28, Tenant shall be have the one-time right to rent from Landlord, on an unassigned and non-exclusive basis, up to forty (40) parking spaces for monthly parking in the Building parking garage (the “Parking Area”). For each parking space so rented, Tenant shall pay to Landlord (or to the operator of the Building garage if so directed by Landlord) the monthly charge for unreserved parking in the Building garage, as such charge may change from time to time. Tenant acknowledges the current charge for one (1) unreserved monthly parking space in the Building garage is Four Hundred Twenty-Five and No/100 Dollars ($425.00). To the extent Tenant does not rent the total number of parking spaces to which it is entitled on the Commencement Date for the Phase III Premises, Tenant’s right to rent and use such parking spaces later in the Lease Term shall be on a “first priority” and “as available” basis. As used herein, “first priority” means, as to any non-renewing tenant or non-tenant that leases a parking space in the Parking Area, the right to lease such parking space prior to any third party. Nothing contained in this Paragraph 28 shall require Landlord to cause any party that leases a parking space in the Parking Area to terminate the agreement for the lease of such parking space or refuse to admit such party’s vehicle to the Parking Area in order to accommodate Tenant’s or Tenant’s employees’ vehicles.

B.Tenant’s parking privileges in the Building parking garage shall be subject to whatever parking methods are then being used in the Building parking garage (e.g., self-parking, valet parking, stack parking, etc.) and subject to any reasonable and universally-applied rules and regulations applicable to parking in the Building parking garage. Landlord may appoint a third-party operator to manage and operate all or a portion of the Parking Area. Landlord reserves the right, after having given Tenant reasonable notice, to have any vehicles owned by Tenant or its employees utilizing parking spaces in violation of this Paragraph 28 (including any parking rates and regulations adopted by Landlord, written notice of which had been previously given to Tenant) to be towed away at Tenant’s cost. Landlord may revoke Tenant’s or any of Tenant’s employee’s use of the Parking Area for breach of the parking rules and regulations upon written notice to Tenant, and such action shall not constitute an eviction of Tenant or a disturbance of Tenant’s use of the Premises. Neither Landlord nor Landlord’s parking operator shall have any liability or responsibility to Tenant or any other party parking in the Parking Area for any loss or damage that may be occasioned by, or may arise out of, such parking, including, without limitation, loss of property or damage to person or property from any cause whatsoever, and Tenant, in consideration of the parking privileges hereby conferred on Tenant, waives any and all claims, losses, causes of action and liabilities against Landlord and Landlord’s parking operator by reason of occurrences in or about the Parking Area and the driveway exits and/or entrances thereto, whether attributable to the active or passive negligence of Landlord or otherwise.

C.Tenant’s parking rights are limited solely for its use and the use of its employees and customers, vendors and invitees for the parking of customary passenger motor vehicles. Overnight storage or parking of motor vehicles is prohibited, and motor vehicles, other than passenger vehicles, sports utility vehicles and passenger-style light trucks are not permitted (including, as prohibited vehicles, motorhomes, buses, house and other animal trailers and tractor trailer vehicles). Landlord further reserves the right to change, reconfigure or rearrange the Parking Area; provided, however, that Landlord agrees it shall not reduce the number of parking spaces in the Parking Area designated for Tenant’s use for the purpose of providing such parking spaces to other tenants in the Project. Tenant shall be solely responsible for any tax or assessment imposed by any governmental authority in connection with the parking privileges provided to Tenant pursuant to this Lease. Said tax and assessment, if any, shall be paid in the same manner as Additional Rent hereunder.

D.Throughout the Lease Term, Tenant shall have the non-exclusive right to rent up to 752 RSF of storage space in the basement of the Building (the “Storage”). If Tenant elects to rent the Storage, Tenant shall pay as Additional Rent, for the calendar year of 2016, $24.00 per RSF of the Storage, with such rental rate increasing at a rate of three percent (3%) per calendar year thereafter. Tenant’s use and rental of the Storage shall be subject to Landlord’s standard Storage License Agreement attached hereto as Exhibit H.

E.Tenant may install and maintain one antenna, satellite TV dish or item of telecommunications related equipment on the roof of the Building for use by Tenant in the occupancy of the Premises (such equipment being generally referred to as “Roof Equipment”). If Tenant elects to install additional Roof Equipment, Tenant shall pay as Additional Rent monthly usage fees based on the then-prevailing market rates for the use of the roof of the Building. The location, design, size and weight of such Roof Equipment, and the means of installation (including placement thereof on, or any penetrations of, the roof membrane) shall also be subject to the approval of Landlord, which approval shall not be unreasonably withheld. Any compliance with Laws obligations triggered by such installation (including screening requirements) shall be the sole cost and expense of Tenant. Tenant shall be permitted access to the area on the roof where any such installation may be made as necessary for the installation and maintenance thereof, with prior notice to Landlord and subject to such reasonable restrictions on roof access as may be developed, from time to time, by Landlord, written notice of which is given to Tenant. Tenant’s use of the roof of the Building shall be subject to Landlord’s standard Roof License Agreement attached hereto as Exhibit I.

29.Miscellaneous.

A.If any term or provision of this Lease, or the application thereof, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

B.Tenant agrees not to record this Lease. Tenant may require Landlord and Tenant to execute a short form or memorandum hereof in the Official Records of the San Francisco County Recorder, provided that the costs of recording such short form or memorandum hereof shall be paid by Tenant.

C.This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of California. Landlord and Tenant irrevocably submit to the jurisdiction of: (i) any state or federal court sitting in the state of California over any suit, action, or proceeding, arising out of or relating to this Lease; and (ii) any state court sitting in the county where the Premises are located over any suit, action, or proceeding, arising out of or relating to this Lease. Landlord and Tenant irrevocably waive, to the fullest extent permitted by law: (i) any objection that Tenant may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court; (ii) any claim that any such suit, action, or proceeding, bought in any such court, has been brought in an inconvenient forum; and (iii) any claim that any such suit, action, or proceeding, brought in any such court does not have jurisdiction over Tenant.

D.Except as expressly otherwise herein provided, time is of the essence of this Lease.

E.Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Project referred to herein, and in such event and upon such transfer, and such transferees assumption of Landlord’s obligations under this Lease in writing, Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

F.If either party institutes a suit against the other for violation of or to enforce any covenant, term or condition of this Lease, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys’ fees.

G.Landlord and Tenant each represents and warrants to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation or making of this Lease, except for the Brokers. Each party shall indemnify, protect, defend, and hold harmless the other party from all claims, including attorney fees, arising out of any leasing commission, finder’s fee, or equivalent compensation alleged to be owing to any person on account of the indemnifying party’s dealings with any real estate broker or agent other than the Brokers. No broker or agent (including the Brokers) shall be deemed to have earned, or be entitled to receive, any commission or fee as a result of the making of this Lease or the occupancy by Tenant of any space in the Project, except in accordance with the express terms of a separate written agreement, if any, executed by the Brokers entitled to receive such commission or fee and the party obligated to pay it. Landlord shall be responsible for the payment of any and all leasing commissions to the Brokers named herein in connection with this Lease and pursuant to separate written agreement. The terms of this Paragraph 29.G shall survive the expiration or earlier termination of this Lease.

H.Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant’s financial statements, that Tenant is capable of performing such financial obligations. Tenant hereby represents, warrants and certifies to Landlord that its financial statements previously furnished to Landlord were at the time given true and correct in all material respects and that there have been no material subsequent changes thereto as of the Effective Date. Tenant, within 15 days after request, shall provide Landlord with a current financial statement and such other information as Landlord may reasonably request in order to create a “business profile” of Tenant and determine Tenant’s ability to fulfill its obligations under this Lease. Landlord, however, shall not require Tenant to provide such information unless Landlord requires the information in connection with a proposed financing or sale of the Project, or if an Event of Default by Tenant exists hereunder.

I.Notwithstanding anything to the contrary contained in this Lease, the expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant’s obligations accruing prior to the expiration of the Lease Term, and such obligations shall survive any such expiration or other termination of the Lease Term.

J.Landlord and Tenant understand, agree and acknowledge that (i) this Lease has been freely negotiated by both parties; and (ii) in any controversy, dispute or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

K.The headings and titles to the paragraphs of this Lease are for convenience only and shall have no effect upon the construction or interpretation of any part hereof. The term “including” shall be deemed to mean “including without limitation”.

L.This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant and the signed Letter of Credit to Landlord. Without limiting the generality of the foregoing, the delivery of the signed Letter of Credit to Landlord as required by Paragraph 6.A is a condition precedent to the validity of this Lease and, upon Tenant’s failure to deliver the signed Letter of Credit to Landlord as required by Paragraph 6.A, this Lease, then unless and until the Letter of Credit is delivered as aforesaid, at the election of Landlord made by written notice to Tenant, shall be null and void. This Lease may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall together constitute one and the same instrument.

M.During the Lease Term, should a real estate investment trust become Landlord hereunder, all provisions of this Lease shall remain in full force and effect except as modified by this Paragraph 29.M.

(i)If Landlord in good faith determines that its status is a real estate investment trust under the provisions of the Internal Revenue Code of 1986, as heretofore or hereafter amended, will be jeopardized because of any provision of this Lease, Landlord may request reasonable amendments to this Lease and Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such amendments do not (a) increase the monetary obligations of Tenant or decrease the rights of Tenant pursuant to this Lease or (b) in any other manner materially adversely affect Tenant’s interest in the Premises.

(ii)Landlord and Tenant agree that all rental payable by Tenant to Landlord, which includes all sums, charges, or amounts of whatever nature to be paid by Tenant to Landlord in accordance with the provisions of this Lease, shall qualify as “rents from real property” within the meaning of both Sections 512(b)(3) and 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”) and the U.S. Department of Treasury Regulations promulgated thereunder (the “Regulations”). In the event that Landlord, in its sole discretion, determines that there is any risk that all or part of any rent shall not qualify as “rents from real property” for the purposes of Sections 512(b)(3) or 856(d) of the Code and the Regulations promulgated thereunder, Tenant agrees (i) to cooperate with Landlord by entering into such amendment or amendments as Landlord deems reasonably necessary to qualify all rental as “rents from real property”; and (ii) to permit an assignment of this Lease by Landlord; provided, however, that any adjustments required pursuant to this Paragraph 29.M shall be made so as to produce the equivalent rental (in economic terms) payable prior to such adjustment.

(iii)Landlord shall have the right at any time and from time to time to unilaterally amend the provisions of this Lease if Landlord is advised by its counsel that all or any portion of the monies paid by Tenant to Landlord hereunder are, or may be deemed to be, unrelated business income within the meaning of the Code or the Regulations, and Tenant agrees that it will execute all documents or instruments necessary to effect such amendment or amendments, provided that no such amendment shall result in Tenant having to pay in the aggregate more money on account of its occupancy of the Premises under the terms of this Lease, as so amended, and provided further that no such amendment shall result in Tenant having materially greater obligations or receiving less services than it was previously obligated for or entitled to receive under this Lease, or services of a lesser quality.

(iv)Any services which Landlord is required to furnish pursuant to the provisions of this Lease may, at Landlord’s option, be furnished from time to time, in whole or in part, by employees of Landlord or Landlord’s managing agent or its employees or by one or more third persons hired by Landlord or Landlord’s managing agent. Tenant agrees that upon Landlord’s written request it will enter into direct agreements with Landlord’s managing agent or other parties designated by Landlord for the furnishing of any such services required to be furnished by Landlord hereunder, in the form and content approved by Landlord, provided however that no such contract shall result in Tenant having to pay in the aggregate more money on account of its occupancy of the Premises under the terms of this Lease, and provided further that no such contract shall result in Tenant having materially greater obligations or receiving less services than it is presently obligated for or entitled to receive under this Lease, or services of a lesser quality.

30.No Offer. Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only, and the delivery hereof does not constitute an offer to Tenant or an option. Execution and delivery of this Lease by Tenant to Landlord shall, in consideration of the time and expense incurred by Landlord in reviewing this Lease and Tenant’s credit, constitute an offer by Tenant to lease the Premises upon the terms and conditions set forth herein (which offer to Lease shall be irrevocable for twenty (20) Business Days following the date of delivery). This Lease shall not be effective until an original of this Lease executed by both Landlord and Tenant.

31.California Civil Code Section 1938. Pursuant to California Civil Code § 1938, Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52).

32.OFAC Compliance.

A.Tenant represents and warrants that (a) Tenant and each person or entity owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease is in violation of law, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq. The Trading with the Enemy Act, 50 U.S.C. App.1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.

B.Tenant covenants and agrees (i) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (ii) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this Paragraph 32.B or Paragraph 32.A are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (iii) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease and (iv) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

C.Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the Lease Term shall be a default of the Lease. Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a default of the Lease. Simultaneously with the execution of the Lease, Tenant will provide to Landlord the names of the persons holding an ownership interest in Tenant, for purposes of compliance with Presidential Executive Order 13224 (issued September 24, 2001).

33.Entire Agreement. This Lease, including the Exhibits attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter of this Lease and supersedes all prior agreements and understandings between the parties related to the Premises, including all lease proposals, letters of intent and similar documents. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. This Lease may be modified only by a written agreement signed by Landlord and Tenant. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease, all of which are hereby waived by Tenant, and that there are no warranties which extend beyond those expressly set forth in this Lease.

34.Waiver of Trial By Jury; Waiver of Counterclaims. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND TENANT’S USE OR OCCUPANCY OF THE PREMISES. IF LANDLORD COMMENCES ANY SUMMARY PROCEEDING OR ACTION FOR NON-PAYMENT OF RENT, TENANT HEREBY WAIVES ANY RIGHT TO INTERPOSE, AND SHALL NOT INTERPOSE, ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, AND ANY SUCH COUNTERCLAIM SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

35.Limitation of Liability. EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE EXCLUSIVE REMEDY OF TENANT FOR FAILURE OF LANDLORD TO PERFORM ANY OF ITS OBLIGATIONS UNDER THIS LEASE SHALL BE AN ACTION FOR DAMAGES AGAINST LANDLORD. ANY LIABILITY OF LANDLORD UNDER THIS LEASE SHALL BE LIMITED SOLELY TO ITS INTEREST IN THE PROJECT, AND IN NO EVENT SHALL ANY PERSONAL

LIABILITY BE ASSERTED AGAINST LANDLORD, ITS MEMBERS, OR THEIR RESPECTIVE MEMBERS, PARTNERS, SHAREHOLDERS, OFFICERS, DIRECTORS, AGENTS OR EMPLOYEES, IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROJECT OR ASSETS OF LANDLORD, ITS MEMBERS, OR THEIR RESPECTIVE MEMBERS, PARTNERS, SHAREHOLDERS, OFFICERS, DIRECTORS, AGENTS OR EMPLOYEES. IN NO EVENT SHALL LANDLORD BE LIABLE FOR CONSEQUENTIAL OR SPECIAL DAMAGES AS A RESULT OF A BREACH OR DEFAULT UNDER THIS LEASE.

36.Option to Extend. Landlord hereby grants to Tenant two (2) options (each, an “Option”) to extend the Lease Term for an additional period of five (5) years (the “Option Term”), all on the following terms and conditions:

A.Option Notice. Each Option must be exercised, if at all, by written notice irrevocably exercising the Option (“Option Notice”) delivered by Tenant to Landlord not earlier than fifteen (15) months nor later than twelve (12) months prior to the Expiration Date. Each Option must be exercised as to a minimum of either or both of (a) floors two (2) through five (5) of the Building and/or (b) floors six (6) through ten (10) of the Building (each, a “Tranche”); provided, however, that Tenant may exercise each Option as to one Tranche and any number of contiguous whole floors of the Building in the other Tranche. If Tenant validly exercises the first Option for less than the entire Premises, the Lease Term (and all related rights, including the right to exercise the second Option) shall end and expire as of the initial Expiration Date as to that portion of the Premises not subject to the first Option, subject to the terms of this Lease. Further, the Option shall not be deemed to be properly exercised if, as of the date of the Option Notice or at the Expiration Date (a) an Event of Default has occurred and is continuing, (b) Tenant has assigned this Lease or its interest therein, other than to a Permitted Transferee, (c) Tenant and/or any Permitted Transferee is occupying less than eighty percent (80%) of the square footage of the Premises subject to the Option Term, or (d) the Letter of Credit has been terminated. Provided Tenant has properly and timely exercised an Option, the Lease Term shall be extended for the period of the Option Term and all terms, covenants and conditions of this Lease shall remain unmodified and in full force and effect, except that the Base Rent shall be modified as set forth below and that the Base Year for each Phase of the Premises shall be reset to the calendar year in which the applicable Option Term will commence, and the amount of the Letter of Credit for each applicable Option Term shall at all times during such Option Term be equal to the amount of the Letter of Credit required immediately prior to the commencement of the applicable Option Term, as adjusted to reflect the relative change in the total RSF constituting the Premises after the Commencement of the Option Term if Tenant only elects to exercise its option to lease one (1) Tranche. Notwithstanding anything to the contrary contained herein, in the event Tenant exercises the Option for an Option Term for less than the entire Premises, (i) Tenant’s continued right to the placement and use of the Placard Sign shall be of no further force and effect, and (ii) Tenant’s use of the Monument Sign shall be reduced to a non-exclusive use of the Monument Sign, and Landlord may require Tenant to reduce the size of its lettering and share the use thereof, with any other tenant of the Building to whom Landlord leases space in the Building; provided that no other tenant shall have a greater presence on the Monument Sign than Tenant (although Landlord may require that each of Tenant and any other tenant have comparable presence and lettering size on the Monument Sign). In addition to the foregoing, if Landlord requires Tenant to share use of the Monument Sign, Landlord shall assume the responsibility for the maintenance and operation thereof, and the Monument Sign shall no longer be deemed Specialized Alterations.

B.FMRR Determination. The Base Rent per RSF payable for the Option Term shall be equal to the then-current rental rate per RSF (as further defined below, “FMRR”) being agreed to by institutional or comparably creditworthy, portfolio-managed, owners (“Comparable Landlords”) of comparable South of Market properties in San Francisco, California (the “Comparable Buildings”), with Qualifying Leases for space in Comparable Buildings during the Market Determination Period, in each case on a full service gross lease basis. As used herein, “FMRR” shall mean the rental rate per RSF for which Comparable Landlords are entering into Qualifying Leases within the time period of three (3) months prior to the date of Tenant’s Option Notice through the date that FMRR is being determined (“Market Determination Period”), for space in the Comparable Buildings, which space is comparable to the Premises in size, quality, utility, location, views and tenant improvements, and, to the extent available, with commencement dates approximately equal to the commencement date of the Option Terms, and only taking into account Affected Monetary Terms (“Comparative Transactions”). In no event will any leasehold improvements, Alterations, Tenant Improvements, or other modifications to the Premises made by Tenant (in excess of the Improvement Allowance) have the effect of raising "FMRR" above what it would be in the absence of such improvements or modifications (in excess of the Improvement Allowance), and such improvements or modifications shall be disregarded. “Qualifying Leases” shall mean, in the first instance, leases being renewed with existing unaffiliated tenants comparable to Tenant in arms-length transactions or if sufficient renewal leases are not available, then as a supplement to any such renewal leases, new leases for space with unaffiliated tenants in arms-length transactions. The intent is that Tenant will obtain the same rent and other economic benefits that Landlord would otherwise give in Comparative Transactions and that Landlord will make, and receive the same economic payments and concessions that Landlord would otherwise make, and receive in Comparative Transactions. “Affected Monetary Terms” shall mean and refer to those monetary terms that support the determination of Base Rent, and shall include, without limitation, the amount of Security Deposit, additional forms of credit enhancement, any concessions being offered, and/or the amount of any allowance extended to renewal or, if applicable, new tenants in Comparative Transactions for refurbishment to leased premises or for new improvements under new leases. Landlord shall provide its determination of the FMRR to Tenant within thirty (30) days after Landlord receives the Option Notice. Tenant shall have twenty (20) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the FMRR within which to reasonably object thereto in writing (“Objection Notice”). Tenant shall be deemed to have accepted Landlord’s determination of FMRR unless Tenant timely delivers an Objection Notice to Landlord that sets forth Tenant’s proposed FMRR. In the event Tenant timely delivers an Objection Notice, Landlord and Tenant shall attempt to agree upon such FMRR. If Landlord and Tenant fail to reach agreement on such FMRR within fifteen (15) days following Tenant’s Review Period (the “Outside Agreement Date”), then each party shall place in a separate sealed envelope its final proposal as to FMRR and such determination shall be submitted to arbitration in accordance with Paragraph 36.C below.

C.Arbitration of Dispute of FMRR. Landlord and Tenant shall meet with each other within five (5) Business Days of the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other’s presence. If Landlord and Tenant do not mutually agree upon the FMRR within three (3) Business Days of the exchange and opening of envelopes, then, within ten (10) Business Days of the exchange and opening of envelopes, Landlord and Tenant shall agree upon and jointly appoint one arbitrator who shall be by profession be a real estate appraiser or broker who shall have been active over the ten (10) year period ending on the date of such appointment in the leasing of comparable commercial properties in the vicinity of the Building. Neither Landlord nor Tenant shall consult with such broker or appraiser as to his or her opinion as to FMRR prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord’s or Tenant’s last submitted FMRR (as contained in the sealed envelope exchanged between the parties as hereinabove provided) for the Premises is the closer to the actual rental rate per RSF for Qualifying Leases within the market Determination period for Comparative Transactions. Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other party within ten (10) Business Days after the appointment of the arbitrator any data and additional information concerning Comparative Transactions within the Market Determination Period (“Data”) and the other party may submit a reply in writing within five (5) Business Days after receipt of such Data. The arbitrator shall, within sixty (60) days of his or her appointment, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted FMRR for purposes of determining Base Rent per RSF payable for the Option Term, and shall notify Landlord and Tenant of such determination, and shall base his or her decision solely on the evidence presented with respect to Comparative Transactions. The decision of the arbitrator shall be binding upon Landlord and Tenant. If Landlord and Tenant fail to agree upon and appoint such arbitrator, then the appointment of the arbitrator shall be made by the Presiding Judge of the Superior Court for the City and County of San Francisco, or, if he or she refuses to act, by any judge having jurisdiction over the parties. The cost of arbitration shall be paid by Landlord and Tenant equally.

D.Determination of FMRR Beyond Option Term. If the determination of the FMRR is delayed beyond the Option Term commencement date, Tenant shall pay Base Rent at the then prevailing rate until the FMRR is determined in accordance with terms of this Paragraph 36. Following the determination of the FMRR, if FMRR is determined to be other than as designated by Landlord, there shall be an adjustment made to the next payment of Base Rent then due under this Lease to account for the difference between the amount of Base Rent Tenant has paid to Landlord since the Option Term commencement and the amount that Tenant would have paid if the Base Rent as adjusted pursuant to this Paragraph 36 had been in effect as of the Option Term commencement.

37.Notice of Available Retail Space. Upon the earlier of termination of any lease for retail space in the Building or receipt of notice from any tenant that occupies retail space in the Building that a lease for retail space in the Building will not be renewed, Landlord shall notify Tenant of the availability of such retail space (if Landlord intends to lease the space to any third party other than a property management company for use as a Building office); provided, however, that nothing contained in this Paragraph 37 obligates Landlord to enter into a lease agreement for the lease of such retail space or negotiate exclusively with Tenant for the lease of such retail space.

[Signature Page Follows]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

HART FOUNDRY SQUARE IV, LLC, a Delaware limited liability company
By: /s/ George Rumel
Its: Senior Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[TENANT SIGNATURE PAGE]

TENANT:

SLACK TECHNOLOGIES, INC., a Delaware corporation
By: /s/ Stewart Butterfield
Name: Stewart Butterfield
Its: Chief Executive Officer

EXHIBIT A

OUTLINE AND LOCATION OF PREMISES

See attached the following:

1.Plan titled “500 Howard Street – 1st Floor Lobby”

2.Plan titled “500 Howard Street – Floor Plans 2-5”

3.Plan titled “500 Howard Street – Floor Plans 6-10”
A-1

BN 27007166

500 Howard Street – 1st Floor Lobby

500 Howard Street – Floor Plans 2-5

500 Howard Street – Floor Plans 6-10

EXHIBIT B

RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking areas associated therewith, the Project and the appurtenances thereto:
1.Tenant will refer to Landlord all contractors, contractor’s representatives and installation technicians rendering any service for Tenant for Landlord’s supervision and/or written approval before performance of any such contractual services. This shall apply to all work performed in the Building, including, without limitation: (a) installation of telephones, telegraph equipment, facsimile, broadband equipment, electrical devises and attachments, and installations of any and every nature affecting floors, walls, woodwork, trim, windows, ceiling, equipment or any other physical portion of the building, (b) painting or drilling, and (c) boring, cutting or stringing wires.
2.The work of the janitor or cleaning personnel, to the extent not provided by Tenant, shall not be hindered by Tenant after 6:00 p.m., but such work may be done at any time. The window, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles, cabinets, book cases, map cases, etc. necessary to prevent unreasonable hardship to Landlord in discharging its obligation regarding cleaning services.
3.Movement in or out of the Building of fixtures or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which requires movement through the Building entrance or lobby, is restricted to the hours designated by Landlord and in a manner to be approved by Landlord. The approval by Landlord shall include its determination, decision, and control of the time, method and routing of equipment and furniture, together with any limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. Any hand trucks, carryalls, or similar appliance used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards, and such other safeguards as Landlord shall require. Tenant expressly assumes all risk of damage to the Project and to any and all articles so moved, as well as injury to any person or persons or the public engaged or not engaged in the movement. Landlord is not liable for the act or acts of any person or persons so engaged for any damage or loss to any property of persons resulting directly or indirectly from any act in connection with service performed by or for Tenant.
4.Tenant shall not place, install or operate on the Project any engine, stove or machinery, or conduct mechanical operations or cook therein, or place or use in or about the Premises any explosives, gasoline, kerosene, oil, acids, caustics, or any other flammable, explosives, hazardous, or noxious odors without the prior written consent of Landlord. If consent is granted, Tenant will be required to furnish approved fire extinguishers and have them inspected and approved by the proper local authorities on an annual basis. No portion of the Premises shall at any time be used for cooking, sleeping or lodging quarters. Limited preparation (such has heating) of prepared foods in an employee commissary shall not be deemed a violation of this rule.
5.Tenant will be solely responsible for any personal property, equipment, money, or jewelry which is lost or stolen from, or damaged at, any portion of the Project or any public areas regardless of whether the loss occurs when the area is locked against entry or not.

6.Tenant or the employees, agents, servants, visitors, or licensees of Tenant shall not at any time or place, leave or discard any rubbish, paper, articles, or objects of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of any portion of the Project. No birds, animals, bicycles or vehicles shall be brought into or kept in or about the Building, including the lobby and the Premises, (1) except as described in the Dog Policy attached hereto as part of these Rules and Regulations, (2) except that bicycles and vehicles may be stored bicycle storage facilities in the Parking Area, and (3) except that bicycles shall be stored in the Phase I Premises Bicycle Space and, subject to the terms of the Lease, elsewhere in the Premises. The bicycle storage facilities in the Parking Area (including any expansion thereof by Tenant) shall at all times be available to all tenants of the Building and their employees on a non-exclusive basis.
7.Landlord may permit entrance to Tenant’s offices by use of passkeys controlled by Landlord’s agents, employees, contractors or service personnel supervised or employed by Landlord. No additional locks or similar devices shall be placed by Tenant on any door in the Building unless written consent of Landlord shall have first been obtained. One (1) passkey for each of Tenant’s employees will be furnished by Landlord for the Premises at commencement of the Lease and any additional passkeys required must be obtained from Landlord for an additional fee. A charge will be made for each additional passkey furnished. All passkeys shall be surrendered to Landlord upon termination of tenancy.
8.None of the entries, passages, doors, hallways, or stairways shall be blocked or obstructed by Tenant.
9.Landlord shall have the right to determine and prescribe the weight and proper position of any unusually heavy equipment, including without limitation, all safes, large files, computers, etc. that are to be placed in the Building, and only those which in the sole opinion of the Landlord will not damage the floors, structure, and/or elevators may be moved into said Building. Any damage occasioned in connection with the moving or installation of the aforementioned articles in said Building, or the existence of same in said Building shall be paid for by Tenant.
10.Canvassing, soliciting or peddling on or about any portion of the Project is prohibited and Tenant shall cooperate to prevent same.
11.Tenant shall give immediate notice to the Project manager in case of accidents in the Premises or any portion of the Project or of defects therein or in any fixtures or equipment, or of any other type of emergency on or about the Project.
12.Tenant shall not make or permit any loud or improper noises in or about the Project or otherwise interfere in any way with other tenants or persons having business with them.
13.Unless otherwise approved by Landlord in accordance with this Lease, Tenant shall not install any floor covering in the Premises using cement or similar adhesive material.
14.The parking garage, parking lot, underground loading docks, motor court and driveways are to be used only for the purposes intended by Landlord and shall not be obstructed or misused in any way. Parking or standing in any unauthorized area is prohibited.
15.Tenant shall not place anything or allow anything to be placed on or near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.

16.The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purposes other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees shall have caused it.
17.Landlord shall have the right to control and operate public portions of the Project and the public facilities, as well as facilities furnished for the common use of all tenants in such manner as it deems best for the benefit of the tenants generally.
18.Landlord reserves the right upon thirty (30) days prior written notice to rescind any of these Rules and Regulations of the Building, and to make such other and further rules and regulations as in its reasonable judgment shall from time to time be needful for the safety, protection, care and cleanliness of the Building, the Premises and the parking garage and parking lot, the operation thereof, the preservation of good order therein and the protection and comfort of the other tenants in the Building and their agents, employees, and invitees, which Rules and Regulations, when made and written notice thereof is given to Tenant, are be binding upon Tenant in like manner as if originally herein prescribed.
19.Tenant shall fully cooperate and participate in all evacuation, life safety and related emergency or security procedures established from time to time by Landlord.
20.Tenant must comply with the State of California “No Smoking” law set forth in California Labor Code Section 6404.5 and with any local “No Smoking” ordinance that is not superseded by such law.

EXHIBIT B CONTINUED

DOG POLICY

(See Regulation 6 Above)

The ability to bring a Dog into the Building is a privilege. A Dog Owner is expected to respect the needs and desires of the Landlord, other employees, visitors and tenants concerning having a Dog in the Building.

Tenant shall provide a certificate of insurance from Tenant's insurance carrier for commercial general liability insurance certifying that the policy covers claims for injury and losses for dog bites, with coverage limits not less than that otherwise required by the Lease for Tenant’s commercial general liability insurance. Tenant’s indemnity obligations under the Lease shall include any claim, loss, liability or damage arising from or attributable to the Dogs. Notwithstanding anything to the contrary in the Lease, in the event that Landlord determines that any Dog (1) is out of control and the Dog Owner does not take effective action to control it, or (2) poses a direct threat to the health or safety of others, or in the event of any other breach or violation of the Dog Policy by Tenant, Landlord may direct Tenant to cause the Dog to be removed from the Building and Tenant shall immediately direct Tenant’s Dog Owner to remove the Dog from the Building until Tenant provides documentation reasonably acceptable to Landlord evidencing the correction of the behavior leading to the removal of the Dog from the Building. Landlord’s revocation of such reasonable accommodation shall not entitle Tenant to any right or remedy or claim for damages nor shall the same constitute actual or constructive eviction under the Lease. Landlord may amend this Dog Policy from time to time in the same manner as the Rules and Regulations. Landlord may revoke the privilege to allow any dog into the Building based on repeated violations of the Dog Policy.

Tenant and the Dog Owner shall adhere to the following guidelines:
1.Tenant shall not bring to or store in (or permit Dog Owners or Tenant’s employees to bring to or store in) the Building more than one Dog per 10,000 RSF in the aggregate at any given time.
2.The Dog must be under control of its owner or on a leash at all times when inside the Building, including, without limitation all Common Areas.
3.When possible, the Dog must be brought into the Building through side or rear entrances to the Building.
4.The Dog must stay with its Dog Owner or designated watcher; other employees may allow occasional visits.
5.Any Dog with fleas or ticks may not be brought into the Building.
6.Dog Owners are responsible to have dogs completely up to date on all immunizations, including rabies, distemper, hepatitis, para-influenza, parvo and bordatella.
7.Dog Owners should find suitable spots off the Project site for relieving their Dog during walks. The Dog Owner is responsible for cleanup of solid waste.

8.If a Dog has an accident inside the Building, the Dog Owner is responsible for cleanup. After two accidents, the Dog will not be allowed inside the Building until the Dog Owner can show that the Dog has been through a suitable training program.
9.Aggressive behavior, loud or repetitive barking, or other disruptive behavior or persistent odor is unacceptable. Landlord may revoke the privilege to allow Dogs in the Building that exhibit such behavior.
10.If any Tenant employee has a problem with a Dog, he/she should discuss it directly with the Dog’s Owner.
11.Tenant shall be responsible for any violations of the Dog Policy and, in addition, for the acts of all Dogs brought onto the Project by Tenant's employees and invitees.

EXHIBIT C

TENANT IMPROVEMENT WORK LETTER

This Tenant Improvement Agreement (this “Work Agreement”) is attached to and made a part of that certain Office Lease Agreement (the “Lease”), dated December 22, 2016 (the “Effective Date”), between HART FOUNDRY SQUARE IV, LLC, a Delaware limited liability company (“Landlord”), and SLACK TECHNOLOGIES, INC., a Delaware corporation (“Tenant”) relating to certain premises (the “Premises”), more particularly described in the Lease. Capitalized terms used in this Work Agreement shall have the meaning set forth in the Lease, unless otherwise defined herein. Supplementing the provisions of the Lease, but without limiting those provisions, Landlord and Tenant agree as follows with respect to the Tenant Improvements to be installed in the Premises.

1.Tenant’s and Landlord’s Work.

1.1Tenant Improvements. Subject to approval by Landlord of the Final Plans (as defined below) with respect thereto as provided in this Work Agreement, Tenant shall perform and construct, in accordance with the terms of this Work Agreement, the Tenant Improvements (as defined below).

1.2Landlord’s Work.

(a)Landlord shall perform Landlord’s Work by the applicable Target Commencement Date for each Phase of the Premises. The cost to perform Landlord’s Work shall be borne solely by Landlord and shall not be charged against the Improvement Allowance (as defined below). Any and all work necessary to improve the Premises for the purposes of Tenant’s initial occupancy thereof not expressly included in Landlord’s Work shall be the responsibility of Tenant, at its sole cost and expense (subject to reimbursement from the Improvement Allowance). If, after 30 days’ prior written notice from Tenant, Landlord does not substantially complete the Landlord Work on or before the requisite dates for any reason (other than delays caused by Tenant or by reason of any force majeure event), then Tenant may itself perform or cause to be performed the Work using, at Tenant's election, either Landlord's general contractor or a general contractor selected by Tenant. The cost to reimburse Tenant for the performance of Landlord’s Work shall be deemed to be a corresponding increase in the Improvement Allowance for all of the purposes of this Work Agreement.

(b)Tenant may elect to make certain upgrades to the Building’s lobby subject to Landlord’s reasonable approval, in which case Landlord shall reimburse Tenant for fifty percent (50%) of such improvement costs up to a maximum contribution from Landlord of $250,000.00, on a pari passu basis, provided that such election must occur on or before December 31, 2018, and provided Tenant may only perform such upgrades either (i) in connection with the performance of the Tenant Improvements for Phase II of the Premises, in which case the performance of such improvements shall not materially interfere with ingress and egress to and from the Building lobby by any existing occupants of the Building, or (ii) in connection with the performance of the Tenant Improvements for Phase III of the Premises.

(c)Landlord may unilaterally select a general contractor acceptable to Landlord for the construction of Landlord’s Work. Landlord may perform Landlord’s Work concurrently with the construction of the Tenant Improvements, independently of Tenant. Without limiting the generality of the foregoing, Landlord may engage Tenant’s Contractor to perform Landlord’s Work under a direct contract with Landlord and with a construction schedule that is incorporated into the Construction Schedule for the Tenant Improvements. At all times, Landlord shall keep the Premises free of Landlord’s contractors and equipment (except to the extent that Landlord’s contractors require access to the Premises to complete Landlord’s Work, provided that during any such access Landlord’s contractors do not interfere with the work of Tenant’s Contractor and consultants) to Tenant in order to allow Tenant to commence the construction therein of the Tenant Improvements.

(d)Landlord shall cause Landlord’s Work to be constructed with diligence and in a workmanlike manner, in compliance with all applicable Laws, ordinances, rules and regulations.

2.Preparation of Space Plan, Working Drawings and Final Plans.

2.1Tenant’s Architect. Subject to Landlord’s consent, not to be unreasonably withheld, conditioned, or delayed, Tenant shall engage a registered architect (“Tenant’s Architect”) as Tenant’s architect for the design and construction of Tenant Improvements.

2.2Space Plan. Prior to the Effective Date, Tenant has caused Tenant’s Architect to prepare and deliver to Landlord for Landlord’s approval a space plan showing the general layout of the Premises and Tenant’s contemplated improvements to be constructed and installed therein, and Landlord’s Work (the “Space Plan”). By its execution of this Work Agreement, Landlord approves the Space Plan (the Space Plan as approved by Landlord is hereinafter referred to as the “Approved Space Plan”). Landlord shall reimburse Tenant’s Architect up to $0.15 per RSF of three floors of the Building (e.g., floors 3, 8 and 10) as a Space Planning allowance.

2.3Working Drawings.

(a)Working Drawings. Promptly following the execution of the Lease, Tenant shall cause Tenant’s Architect to prepare and deliver to Landlord for Landlord’s approval plans, specifications and working drawings for the construction of the improvements shown on the Approved Space Plan, including any Specialized Alterations, as the same may be subsequently revised by Tenant and approved by Landlord, in such form and detail as may be reasonably required by Landlord (the “Initial Working Drawings” and the “Working Drawings”). The Working Drawings shall be based on and shall be consistent with the Approved Space Plan or logical extensions thereof. The Working Drawings shall be compatible with the existing Building mechanical, electrical and life safety systems, Building structure and appearance.

(b)Stages of Delivery of Drawings. Tenant shall cause Tenant’s Architect to submit to Landlord, for its review and approval, Working Drawings not less frequently than at the following stages of detail and completion: fifty percent (50%) (the “Fifty Percent Tenant Drawings”), and one hundred percent (100%) (the “One Hundred Percent Tenant Drawings”), as such stages are reasonably estimated by Tenant’s Architect. Each stage of the Working Drawings shall be delivered to Landlord for its approval.

(c)Permit Drawings. Promptly following approval of the One Hundred Percent Tenant Drawings, Tenant shall cause to be prepared and submitted to Landlord for approval, a complete set of “permit drawings” required for submittal to local governmental agencies in connection with such approvals and permits required for the Tenant Improvements.

2.4Review and Approval of Working Drawings.

(a)Landlord's approval or disapproval of any particular stage of the Working Drawings shall be delivered to Tenant by written notice within a reasonable time period not to exceed fifteen (15) days after Tenant's delivery of the applicable stage of the Working Drawings and shall be limited to matters relating to the compatibility of the improvements with all existing Building mechanical, electrical and life safety systems, Building structure and appearance, and consistency with the Approved Space Plan. If Landlord shall reasonably disapprove of any portion of the revised Working Drawings, Landlord shall advise Tenant in writing of such disapproval and the reasons therefore. Tenant shall then submit the revised Working Drawings to Landlord, incorporating those revisions required by Landlord, for Landlord’s approval, which approval shall be granted or withheld by written notice to Tenant delivered not later than five (5) Business Days following Landlord’s receipt of the revised Working Drawings. The foregoing process shall be repeated until the Working Drawings have been approved by both Landlord and Tenant; provided, however, any revisions to the Working Drawings following the first such revision which are due to Tenant’s or Tenant’s Architect’s failure to modify the Working Drawings to incorporate Landlord’s reasonable objections shall be deemed a Tenant delay, and not a Landlord Delay (as defined below). Once approved by Landlord at an initial stage of the Working Drawings, Landlord shall not subsequently disapprove of said previously approved matters unless a material change in the scope of work is disclosed by a subsequent stage of the Working Drawings that adversely affects the matter previously approved. The Working Drawings, as approved by Landlord and Tenant, are referred to herein as the “Final Plans,” and the improvements noted therein to be constructed or installed by Tenant’s Contractor are referred to herein as the “Tenant Improvements.” Any changes made to the approved Final Plans shall require Landlord’s written consent. Landlord failure to timely deliver a disapproval and/or written response giving grounds for disapproval as aforesaid shall be deemed to be Landlord’s consent to the Working Drawings in question.

(b)Without limiting the generality of Paragraph 2.4(a) above, any out-of-pocket cost or expense incurred by Landlord in connection with the review of Tenant’s Working Drawings by Landlord’s designated mechanical, electrical and structural engineers, should Tenant elect to engage engineers other than Landlord’s designated engineers for the preparation of Tenant’s Working Drawings, shall be chargeable to Tenant (and deducted from the Improvement Allowance), provided Tenant receives reasonable documentation for such charges.

2.5Exemption for Landlord’s Work. Landlord’s Work may be performed by Landlord without the preparation of plans and specifications.

2.6Authorized Representatives.

(a)Tenant’s Representative. Tenant shall designate in writing to Landlord one individual who will work with Landlord throughout the period of the design, development and construction of the Tenant Improvements (“Tenant’s Representative”). Tenant’s Representative shall be authorized to bind Tenant with respect to all matters arising under this Work Agreement and Landlord shall be entitled to rely on the actions of Tenant’s Representative in proceeding with all design, development and construction activities under this Work Agreement.

(b)Landlord’s Representative. Landlord shall have the right to retain a consulting project manager (the “Consulting PM”) to act as Landlord’s representative for the purpose of reviewing all drawings and monitoring the Tenant Improvements. Landlord may designate a Landlord employee as the Consulting PM. Unless otherwise designated in writing, Landlord’s Consulting PM shall be

Landlord’s representative during the period of the design and construction of Tenant Improvements (“Landlord’s Representative”). Landlord’s Representative shall be authorized to bind Landlord with respect to all matters arising under this Work Agreement and Tenant shall be entitled to rely on the actions of Landlord’s Representative in proceeding with all design, development and construction activities under this Work Agreement. Tenant agrees to pay to Landlord a reasonable management fee not to exceed One Dollar ($1.00) per RSF to be paid as each Phase of the Premises is delivered. Landlord may charge Landlord’s management fee against, and deduct the same from, the Improvement Allowance.

2.7Change Orders. In the event that Tenant requests any changes to any previously Landlord approved plans, Landlord shall not unreasonably withhold its consent to any such changes, provided the changes do not adversely affect the Building’s structure, systems, equipment or appearance.

3.Tenant’s Contractor.

Subject to Landlord’s consent, not to be unreasonably withheld, conditioned, or delayed, Tenant shall engage a licensed general contractor for the construction of the Tenant Work (“Tenant’s Contractor”). Tenant shall not proceed with construction of Tenant Improvements until such time as Landlord has approved Tenant’s construction budget, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant’s Contractor and any subcontractors performing construction of Tenant Improvements shall exclusively use union labor.

4.Governmental Approvals.

4.1Approvals.

(a)Approvals. As soon as reasonably practicable following the approval of the Final Plans, Tenant’s Architect and/or Contractor shall diligently obtain all governmental and quasi-governmental approvals and permits required for the Tenant Improvements. Landlord shall cooperate with Tenant, at no out of pocket cost or expense, in procuring approvals and permits hereunder relating to Tenant Improvements, including signing applications therefore as necessary or required. Any changes to the Final Plans required by the governmental and quasi-governmental agencies necessary to obtain the approvals and permits for the Tenant Improvements (the “Governmental Requirements”) shall require Landlord’s and Tenant’s approval. Upon receiving the necessary approvals from the local jurisdiction, Tenant shall submit to Landlord a full set of the Final Plans, as approved by the local jurisdiction, together with a copy of each construction or other permit related thereto issued by said jurisdiction.

(b)Compliance with Laws. After obtaining all required governmental approvals and permits, Tenant shall cause Tenant Improvements to be performed by Tenant’s Contractor in accordance with the approved Final Plans and in compliance with all applicable building codes and other state, federal, local or quasi-governmental Laws. If any governmental agency imposes any compliance obligations or additional work on Landlord or any portion of the Building other than the Premises as a condition to the issuance of any building permit or authorization to proceed with Tenant Improvements, such work shall be the responsibility of Tenant. Prior to incurring any such expense Landlord shall give notice thereof to Tenant which shall specify the work required and the cost thereof, and Tenant shall have a reasonable opportunity to cause the Final Plans to be revised so as to eliminate the required work in whole or in part.

5.Construction.

5.1Work Schedule and Construction Meetings.

(a)Promptly following the execution of the Lease, Landlord and Tenant and their respective construction representatives shall meet and confer, in good faith, to schedule and coordinate the performance of Landlord’s Work and Tenant Improvements in accordance with sound design and construction practices, with the intent and purpose of minimizing the avoidable delays and cost inefficiencies that would be associated with the performance of Landlord’s Work and Tenant Improvements. Tenant’s Contractor shall be responsible for the construction schedule for the Tenant Improvements, which construction schedule shall conform to the schedule recited in Paragraph 8 below (the “Construction Schedule”). Landlord and Tenant shall meet regularly during the process of preparing Final Plans, obtaining approvals thereof and during the course of construction and periodically update the Construction Schedule and coordinate the same with the schedules for Tenant Improvements and Landlord’s Work and the requirements of this Work Agreement. Tenant shall use commercially reasonable efforts to comply with the Construction Schedule and shall keep Landlord well informed of the progress of the Tenant improvements in relation to the Construction Schedule.

(b)Meetings shall be held at a location reasonably acceptable to Landlord and Tenant. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor’s current request for payment and lien release package.

5.2Manner of Construction. Tenant shall cause the Tenant Improvements to be constructed with diligence and in a workmanlike manner in accordance with the Final Plans, and in compliance with all applicable Laws, ordinances, rules and regulations. Tenant’s Contractor, and the subcontractors, laborers, material men and suppliers used by Tenant’s Contractor, shall be under the control of Tenant, and are sometimes hereinafter referred to collectively as “Tenant’s Agents.” Entry by Tenant or Tenant’s Agents into the Building or any part of the Premises for purposes relating to Tenant Improvements shall be deemed to be under all the terms, covenants, conditions, provisions and agreements of the Lease (including Tenant’s obligations to indemnify and hold Landlord harmless, which shall apply with respect to any matter arising out of or connected with such entry). Tenant acknowledges that the Building is currently certified as LEED Existing Buildings: Operations & Maintenance (LEED-EBOM) “Gold” by the U.S. Green Building Council. Tenant shall perform and cause Tenant’s Contractor to perform the construction of the Tenant Improvements using materials and design that do not jeopardize the Building’s current LEED certification. Tenant shall comply with applicable building codes and ordinances applicable to such work, including the San Francisco Construction & Demolition Debris Recovery Program.

5.3Landlord Liability. Landlord’s approval or consent to any of the Tenant Improvements shall not impose any liability upon Landlord, and no action taken by Landlord in connection with such approval, including, without limitation, attending construction meetings of Tenant’s contractors, shall render Tenant the agent of Landlord for purposes of constructing Tenant Improvements.

5.4Inspection by Landlord. Landlord shall have the right, upon reasonable notice to Tenant, to inspect Tenant Improvements at all times. Should Landlord disapprove of any portion of such work, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Landlord shall have the right to disapprove Tenant Improvements only to the extent such work (a) is not in compliance with the Final Plans, (b) has not been completed in a workmanlike manner, or (c) is not in compliance with Laws. Any items of Tenant Improvements validly disapproved by Landlord shall be rectified by Tenant at no expense to Landlord.

5.5Lien Protection. Landlord has the right at all times to post and keep posted on the Premises any notice that it considers necessary for protection from liens, and Tenant shall give Landlord at least ten (10) days prior notice of the date Tenant intends to commence construction to permit Landlord to post and record a notice of nonresponsibility. If any such lien attaches or Tenant receives notice of any such lien, Tenant shall cause the lien to be immediately released and removed of record, either by payment of the claim or by posting of a proper bond. If any such lien is not released and removed of record within ten (10) days following notice from Landlord to do so, Landlord may take any and all action necessary to release and remove the lien of record (excluding payment of the claim), without any duty to investigate the validity thereof or to provide any further notice to Tenant, and all out-of-pocket expenses (including attorneys’ fees and costs) incurred by Landlord in connection therewith shall be payable by Tenant as Additional Rent under the Lease.

6.Insurance Requirements.

6.1General Coverage. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry commercial general public liability insurance, including property damage, all with limits, in form and with companies as are approved by Landlord.

6.2Special Coverage. Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that Tenant Improvements shall be insured by Tenant pursuant to Paragraph 14 of the Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant’s Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $2,000,000.00 per incident, $5,000,000.00 in aggregate, and in form and with companies as are approved by Landlord.

6.3General Terms. Certificates for all insurance carried pursuant to this Paragraph 6 shall be delivered to Landlord before the commencement of construction of Tenant Improvements and before Tenant’s Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Demised Premises or any portion thereof is damaged by any cause during the course of the construction of Tenant Improvements, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until Tenant Improvements is fully completed, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for five (5) years following completion of the work and acceptance by Landlord. All policies carried under this Paragraph 6.3 shall insure Landlord and Tenant, as their interests may appear, as well as Landlord’s Consulting PM. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects to Landlord and Landlord’s Agent and that any other insurance maintained by Landlord and Landlord’s Agent is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under the Lease.

7.Cost of Construction.

7.1Tenant Allowance. As an inducement to Tenant to enter into the Lease, but subject to Paragraph 7.3 below, Landlord shall pay up to Eleven Million Four Hundred Forty-Nine Thousand Nine Hundred Dollars ($11,449,900.00), based on Fifty Dollars ($50) per rentable square foot of the Premises (the “Improvement Allowance”), for the following costs associated with Tenant Improvements (the “Approved Tenant Improvement Costs”):

(i)all amounts paid or payable to Tenant’s Contractor for construction of Tenant
Improvements;

(ii)the cost of any governmental permits, fees, charges or other expenses required for construction of the Tenant Improvements (including the Exterior Signage);

(iii)the cost any special or any after-hours Building services, provided to the Premises at Tenant’s request during the construction of the Tenant Improvements; and

(iv)the fees and costs of Landlord’s Consulting PM.

If the full amount of the Improvement Allowance attributable to a particular Phase of the Premises is not utilized as hereinabove provided within two (2) years following the Commencement Date for such Phase of the Premises, no portion of the unused amount thereof shall be available to Tenant for any purpose and the same shall revert to Landlord; provided, however, that any remaining Improvement Allowance attributable to such Phase of the Premises shall be applied to Base Rent due under the Lease as a credit following the second (2nd) year after the applicable Commencement Date, up to $10.00 per RSF in that Phase of the Premises. Without limiting the generality of the foregoing, the intention of the parties is that the Improvement Allowance is solely for the improvements to be constructed in connection with Tenant’s initial occupancy of the Premises, and the Improvement Allowance is not available to pay for any additional improvements undertaken by Tenant following Tenant’s initial occupancy of the Premises under the Lease (including, without limitation, Alterations performed under the Lease).

7.2Excess Cost. If the projected cost of Tenant Improvements exceeds the Improvement Allowance, as a condition of Landlord’s obligation to advance any funds comprising the Improvement Allowance, Tenant shall demonstrate to the reasonable satisfaction of Landlord the availability of a source of funds for the cost of construction of the Tenant Improvements in excess of the Improvement Allowance (the “Excess Cost Funds”). Provided Tenant shall not be in default of any of its obligations under this Work Agreement, Landlord agrees to fund, on a pro rata basis with Tenant, disbursements of the Improvement Allowance (less retainage amounts as provided in this Work Agreement) concurrently with Tenant’s funding of its pro rata share of the Excess Costs; provided, however, in the event of a default by Tenant under this Work Letter, Landlord shall be entitled to demand payment by Tenant of the Excess Cost Funds in a construction escrow established by Landlord to pay for the cost of the Tenant Improvements over and above the amount of the Improvement Allowance prior to advancing any funds comprising the Improvement Allowance under the terms of this Work Agreement. For avoidance of doubt, Landlord and Tenant acknowledge that Landlord’s pro rata share of a payment due towards the cost of the Tenant Improvements (where there are costs over and above the Improvement Allowance) shall be based on the ratio that the Improvement Allowance bears to the total projected cost of the Tenant

Improvements, and Tenant’s pro rata share shall be the percentage share remaining after subtracting Landlord’s pro rata share from 100.

7.3Disbursement. Landlord shall pay the Excess Cost Funds (if Tenant is required to establish a construction escrow as provided in Paragraph 7.2 above) and the Improvement Allowance to Tenant in progress payments during the course of the construction of Tenant Improvements, in the following manner.

(a)The Excess Cost Funds (if Tenant is required to establish a construction escrow as provided in Paragraph 7.2 above) and Improvement Allowance shall be payable by Landlord to Tenant during the course of construction of Tenant Improvements within fifteen (15) days after Tenant makes application therefore (made not more than once each month) accompanied by (i) an AIA Document G 702 Application and Certificate for Payment for that portion of Tenant Improvements covered thereby, showing the schedule, by trade, of percentage of completion of Tenant Improvements, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of Tenant's Agents for labor rendered and materials delivered to the Premises; and (iii) executed partial mechanic's lien releases from all of Tenant's Agents which shall comply with the appropriate provisions of California Civil Code Sections 8120-8134. Unless Landlord reasonably disputes any amount payable under clause (i) above, Landlord shall within fifteen (15) days after receipt of the items under clauses (i) through (iii) above, deliver a check to Tenant in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Paragraph 7.3(a), less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”); and (B) the balance of any remaining available portion of the Excess Funds (if Tenant is required to establish a construction escrow as provided in Paragraph 7.2 above) and Improvement Allowance (not including the Final Retention). If Landlord reasonably disputes any amount payable under clause (i) above, the parties shall promptly meet and confer in good faith to resolve such disputes as soon as possible. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.

(b)Subject to the provisions of this Work Agreement, a check for the Final Retention payable jointly to Tenant and Tenant’s Contractor shall be delivered by Landlord to Tenant following the completion of construction of Tenant Improvements, provided that (i) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 8134 and either Civil Code Section 8136 or Civil Code Section 8138, (ii) Tenant’s Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of Tenant Improvements in the Premises has been Substantially Completed, and (iii) Tenant delivers to Landlord the drawings, warranties and other documentation required by Paragraph 9 hereof.

7.4Tenant Offset Rights. Notwithstanding anything to the contrary in this Work Agreement, if Landlord fails to timely disburse any portion of the Improvement Allowance and the conditions of this Paragraph 7.4 are satisfied by Tenant, Tenant may deduct the portion of the Improvement Allowance that Landlord has defaulted in disbursing from Rent due and payable under the Lease. Notwithstanding anything to the contrary in this Paragraph 7.4, Landlord shall not be deemed in default under its obligation to disburse any portion of the Improvement Allowance if (i) Landlord gives written notice to Tenant of any defective condition in the construction of the Tenant Improvements and Landlord’s determination that any one or more disbursements of the Improvement Allowance is not payable with respect to such defective work, (ii) Tenant is default under the terms of this Work Agreement (beyond notice and any applicable cure period) and Landlord withholds disbursement of any portion of the Improvement Allowance as a result of such uncured default, (iii) Tenant fails to satisfy the conditions for disbursement of the Final Retention, or (iv) a bona fide dispute exists between Landlord and Tenant as to whether a cost item is subject to reimbursement or payment as a part of the Cost of the Work. As a condition to Tenant’s right to withhold Rent based on a default by Landlord in disbursement of any portion of the Allowance, Tenant shall be required to send to Landlord a written notice that states in reasonable detail the basis for Tenant’s determination that Tenant is entitled to offset from Rent an amount of the Improvement Allowance (‘Tenant’s First Offset Notice”) and the Response Period (as defined below) expires or lapses without a written response from Landlord disputing Tenant’s right to a Rent offset based on the terms of this Paragraph 7.4. Landlord shall have ten (10) Business Days to respond to Tenant, and no offset shall be taken unless Landlord fails to respond to Tenant’s First Offset Notice to dispute Tenant’s right to assert a Rent offset from the unpaid Improvement Allowance. If Landlord does not give Tenant a written response within said ten (10) Business Day period, Tenant shall be required to send a second written notice (“Tenant’s Second Offset Notice”) that states in capital letters in at least 12 point type “LANDLORD HAS FAILED TO RESPOND TO A RENT OFFSET NOTICE UNDER THAT CERTAIN LEASE WITH BANK OF NEW YORK MELLON AND TENANT CLAIMS A RIGHT OF RENT OFFSET UNDER THE LEASE.” Tenant’s Second Offset Notice shall include a copy of Tenant’s First Offset Notice. Tenant shall send a copy of Tenant’s First Offset Notice and Second Offset Notice to and Lender to whom Landlord has given Tenant prior written notice. If Landlord does not provide a written response to Tenant asserting a basis for disputing Tenant’s right to asset a Rent offset under this Paragraph 7.4 within five (5) Business Days following the receipt of Tenant’s Second Offset Notice (the expiration of said period being referred to herein as the “Response Period”), Tenant shall have the right to offset any portion of the unpaid Improvement Allowance against any Rent due and payable under the Lease. Landlord may at any time cut off Tenant’s Rent offset claim by paying to Tenant the amount of the unpaid disbursement of the Improvement Allowance.

8.General Conduct of Work.

Subject to the terms of the Lease with respect to the delivery of the Phases of the Premises and Paragraph 10 below with respect to delays, Landlord and Tenant shall use commercially reasonable efforts to complete the Landlord’s Work for each Phase of the Premises four (4) months following the Delivery Date for such Phase of the Premises in coordination with Tenant’s Contractor. Landlord shall provide Tenant, at no charge, elevator access and loading dock access during the course of the construction of the Tenant Improvements and for the move-in of Tenant into the Premises, during normal business hours of the Building, subject to Landlord’s construction rules and regulations for the use thereof (including, at Tenant’s sole cost), the use of appropriate floor and wall protections for the transportation of construction material and the move-in of Tenant’s furniture, fixtures and equipment into the Premises. Tenant shall be solely responsible for any damage to any elevators and Building elements resulting from such use of the elevators and loading dock.

9.Notice of Completion. Within ten (10) days after completion of construction of Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County in which the Building is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof of Landlord upon such recordation. If Tenant fails to do so, as Landlord’s sole remedy, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant sole cost and expense. At the conclusion of construction, (i) Tenant shall cause Tenant’s Architect and Tenant’s Contractor (A) to update the Final Plans as necessary to reflect all changes made to the Working Drawings during the course of construction (which may include field comments marked on such plans), (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings (or CADD drawings on disc) within ninety (90) days following substantial completion of Tenant Improvements, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

10.Delays.

10.1General Rules Governing Delays. By its execution of this Work Agreement, Tenant acknowledges its agreement that, except as expressly provided here, Tenant assumes all risk of delays associated with the construction of the Tenant Improvements, including delays attributable to Construction-Related Force Majeure (as that term is defined under the Lease).

10.2Landlord Delays. Notwithstanding anything to the contrary in this Work Agreement, the Commencement Date for each Phase of the Premises shall be extended by the period of any Landlord Delays. As used herein, the term “Landlord Delays” shall mean and refer to any actual delay in the completion of the Tenant Improvements and/or the Landlord Work attributable to or caused by (i) the request of Landlord, or (ii) Landlord’s failure to provide or give approvals within the time periods specified in this Work Agreement, or (iii) the discovery and required abatement of any Hazardous Materials during the performance of the Landlord’s Work not otherwise disclosed in Landlord’s operations and management plan for the Building, or (iv) any other intentional act of Landlord where Tenant has given Landlord written notice of the potential for such delay and Landlord has not corrected the basis for such delay within two (2) Business Days following such written notice, and provided that in all instances an actual delay in substantial completion beyond the applicable Target Commencement Date results from said Landlord Delay.

11.Default.

Any default under the terms of this Work Agreement shall entitle the non-defaulting party to exercise all remedies set forth in the Lease.

12.Notices.

Any request, approval, consent, notice or other communication, including but not by way of limitation, authorizations and demands (collectively “Construction Communication”) of any kind whatsoever which either party may be required or may desire to give to or serve upon the other under this Work Agreement shall be in writing and delivered to the address and in the manner provided in the Lease, except that any Construction Communication required or otherwise given under this Work Agreement shall be served personally or sent by a reputable and nationally recognized overnight delivery service providing for next Business Day delivery, with confirmation of delivery and receipt (the “Carrier”), and any Construction Communication shall be effective upon receipt of same as evidenced in written form by the Carrier.

[Signature Page Follows]

LANDLORD:

HART FOUNDRY SQUARE IV, LLC, a Delaware limited liability company
By: /s/ George Rumel
Its: Senior Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[TENANT SIGNATlJRE PAGE]

TENANT:

SLACK TECHNOLOGIES, INC., a Delaware corporation
By: /s/ Stewart Butterfield
Name: Stewart Butterfield
Its: Chief Executive Officer

EXHIBIT D

COMMENCEMENT LETTER

Date

Slack Technologies, Inc.
155 5th Street
San Francisco, CA 94103
Attn:

Re: Commencement Letter with respect to that certain Lease dated December 22, 2016, by and between, HART Foundry Square IV, LLC, a Delaware limited liability company, as Landlord, and Slack Technologies, Inc., a Delaware corporation, as Tenant, for a RSF in the Premises of 227,632 RSF on floors 2 through 10 of the Building located at 500 Howard Street, San Francisco, California 94105.

Dear     :

In accordance with the terms and conditions of the above referenced Lease, Tenant hereby accepts possession of the Premises and agrees as follows:

The Delivery Date of the Phase Premises was     ;

The Commencement Date of the Phase Premises is         ;

The [Estimated] Expiration Date of the Lease is ; and

Tenant accepts the Phase Premises as being in “Occupancy Condition” required under the Lease, with all Landlord’s Work, if any, in substantially complete condition.

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all three (3) copies of this Commencement Letter in the space provided and returning two (2) fully executed copies of the same to my attention.

Sincerely,

Project Manager

[Tenant Signature Page Follows]
D-1

Agreed and Accepted:

SLACK TECHNOLOGIES, INC.,
a Delaware corporation

By:
Name:
Its:

By:
Name:
Its:

Date executed:     , 201

D-2

EXHIBIT E

FORM OF LETTER OF CREDIT

[See Attached]
E-1

Wells Fargo Bank, N.A.
U. S. Trade Services
Standby Letters of Credit
794 Davis Street, 2nd Floor
MAC A0283-023
San Leandro, CA. 94577-6922
Phone: 1(800) 798-2815 Option 1
E-Mail: sftrade@wellsfargo.com

Irrevocable Standby Letter of Credit

Number: _______________
Issue Date:______________

BENEFICIARY	APPLICANT
HART FOUNDRY SQUARE IV, LLC C/O HEITMAN ATTN: ASSET MANAGER 191 NORTH WACKER DRIVE, SUITE 2500 CHICAGO, IL 60606	*Applicant Name* *Address* *City, State Zip*

LETTER OF CREDIT ISSUE AMOUNT USD

EXPIRY DATE: _________________

LADIES AND GENTLEMEN:
.
AT THE REQUEST AND FOR THE ACCOUNT OF THE ABOVE REFERENCED APPLICANT, WE HEREBY ISSUE OUR IRREVOCABLE STANDBY LETTER OF CREDIT (THE "LETTER OF CREDIT") IN YOUR FAVOR IN THE AMOUNT OF USD *AMOUNT IN NUMBERS* (*AMOUNT IN WORDS* UNITED STATES DOLLARS) AVAILABLE WITH US AT OUR ABOVE OFFICE BY PAYMENT AGAINST PRESENTATION OF THE FOLLOWING DOCUMENTS:
.
1. A DRAFT DRAWN ON US AT SIGHT MARKED "DRAWN UNDER WELLS FARGO BANK, N.A. STANDBY LETTER OF CREDIT NO. _____________."
.
2. THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT AND ANY AMENDMENTS THERETO.
.
3. BENEFICIARY'S SIGNED AND DATED STATEMENT WORDED AS FOLLOWS (WITH THE INSTRUCTIONS IN BRACKETS THEREIN COMPLIED WITH):
.
"WE HEREBY CERTIFY THAT AN EVENT ENTITLING BENEFICIARY TO DRAW ON THE LETTER OF CREDIT HAS OCCURRED UNDER THAT CERTAIN LEASE AGREEMENT BY AND BETWEEN APPLICANT, AS TENANT, AND BENEFICIARY, AS LANDLORD. THIS IS TO CERTIFY THAT THE TERMS AND CONDITIONS OF THE LEASE AUTHORIZE LANDLORD TO NOW DRAW ON THE LETTER OF CREDIT."
.
THIS LETTER OF CREDIT EXPIRES AT OUR ABOVE OFFICE ON **[INSERT MONTH, DAY, AND YEAR]**. IT IS A CONDITION OF THIS LETTER OF CREDIT THAT SUCH EXPIRATION DATE SHALL BE DEEMED AUTOMATICALLY EXTENDED, WITHOUT WRITTEN AMENDMENT, FOR ONE YEAR PERIODS TO **[INSERT SAME MONTH AND DAY, BUT NOT YEAR]** IN EACH SUCCEEDING CALENDAR YEAR, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO SUCH EXPIRATION DATE WE SEND WRITTEN NOTICE TO YOU AT YOUR ADDRESS ABOVE BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED OR OVERNIGHT COURIER THAT WE ELECT NOT TO EXTEND THE EXPIRATION DATE OF THIS LETTER OF CREDIT BEYOND THE DATE SPECIFIED IN SUCH NOTICE.
.
UPON OUR SENDING YOU SUCH NOTICE OF THE NON-EXTENSION OF THE EXPIRATION DATE OF THIS LETTER OF CREDIT, YOU MAY ALSO DRAW UNDER THIS LETTER OF CREDIT, ON OR BEFORE THE EXPIRATION DATE SPECIFIED IN SUCH NOTICE, BY PRESENTATION OF THE FOLLOWING DOCUMENTS TO US AT OUR ABOVE ADDRESS:
.

1

1. A DRAFT DRAWN ON US AT SIGHT MARKED "DRAWN UNDER WELLS FARGO BANK, N.A. STANDBY LETTER OF CREDIT NO. ____________."

.

2. THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT AND ANY AMENDMENTS THERETO.

.

3. BENEFICIARY'S SIGNED AND DATED STATEMENT WORDED AS FOLLOWS (WITH THE INSTRUCTIONS IN BRACKETS THEREIN COMPLIED WITH):

.

"WE ARE IN RECEIPT OF WELLS FARGO'S NOTICE OF NON-EXTENSION UNDER LETTER OF CREDIT NO.__________ AND THE APPLICANT'S OBLIGATION TO US REMAINS."

.

MULTIPLE AND PARTIAL DRAWING(S) ARE PERMITTED UNDER THIS LETTER OF CREDIT; PROVIDED, HOWEVER, THAT THE TOTAL AMOUNT OF ANY PAYMENT(S) MADE UNDER THIS LETTER OF CREDIT WILL NOT EXCEED THE TOTAL AMOUNT AVAILABLE UNDER THIS LETTER OF CREDIT.

.

DRAWINGS MAY ALSO BE PRESENTED TO US BY FACSIMILE TRANSMISSION TO FACSIMILE NUMBER 336-735-0952 (EACH SUCH DRAWING, A "FAX DRAWING"); PROVIDED, HOWEVER, THAT A FAX DRAWING WILL NOT BE EFFECTIVELY PRESENTED UNTIL YOU ATTEMPT TO CONFIRM BY TELEPHONE OUR RECEIPT OF SUCH FAX DRAWING BY CALLING US AT TELEPHONE NUMBER 1-800-798-2815 (OPTION 1). (PROVIDED, HOWEVER, THAT OUR RECEIPT OF SUCH TELEPHONE NOTICE SHALL NOT BE A CONDITION TO PAYMENT HEREUNDER).IF YOU PRESENT A FAX DRAWING UNDER THIS LETTER OF CREDIT YOU DO NOT NEED TO PRESENT THE ORIGINAL OF ANY DRAWING DOCUMENTS, AND IF WE RECEIVE ANY SUCH ORIGINAL DRAWING DOCUMENTS THEY WILL NOT BE EXAMINED BY US. IN THE EVENT OF A FULL OR FINAL DRAWING THE ORIGINAL STANDBY LETTER OF CREDIT MUST BE RETURNED TO US BY OVERNIGHT COURIER.

.

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE TRANSFEREE AND ONLY IN THE FULL AMOUNT AVAILABLE TO BE DRAWN UNDER THE LETTER OF CREDIT AT THE TIME OF SUCH TRANSFER. ANY SUCH TRANSFER MAY BE EFFECTED ONLY THROUGH WELLS FARGO BANK, N.A. AND ONLY UPON PRESENTATION TO US AT OUR PRESENTATION OFFICE SPECIFIED HEREIN OF A DULY EXECUTED TRANSFER REQUEST IN THE FORM ATTACHED HERETO AS EXHIBIT A, WITH INSTRUCTIONS THEREIN IN BRACKETS COMPLIED WITH, TOGETHER WITH THE ORIGINAL OF THIS LETTER OF CREDIT AND ANY AMENDMENTS THERETO.. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE ORIGINAL OF THIS LETTER OF CREDIT, AND WE SHALL DELIVER SUCH ORIGINAL TO THE TRANSFEREE. THE TRANSFEREE'S NAME SHALL AUTOMATICALLY BE SUBSTITUTED FOR THAT OF THE BENEFICIARY WHEREVER SUCH BENEFICIARY'S NAME APPEARS WITHIN THIS STANDBY LETTER OF CREDIT. ALL CHARGES IN CONNECTION WITH ANY TRANSFER OF THIS LETTER OF CREDIT ARE FOR THE APPLICANT'S ACCOUNT. HOWEVER APPLICANT'S FAILURE TO PAY THE TRANSFER CHARGES WILL NOT DELAY OR IMPEDE THE TRANSFER.

.

WE ARE SUBJECT TO VARIOUS LAWS, REGULATIONS AND EXECUTIVE AND JUDICIAL ORDERS (INCLUDING ECONOMIC SANCTIONS, EMBARGOES, ANTI-BOYCOTT, ANTI-MONEY LAUNDERING, ANTI-TERRORISM, AND ANTI-DRUG TRAFFICKING LAWS AND REGULATIONS) OF THE U.S. AND OTHER COUNTRIES THAT ARE ENFORCEABLE UNDER APPLICABLE LAW. WE WILL NOT BE LIABLE FOR OUR FAILURE TO MAKE, OR OUR DELAY IN MAKING, PAYMENT UNDER THIS LETTER OF CREDIT OR FOR ANY OTHER ACTION WE TAKE OR DO NOT TAKE, OR ANY DISCLOSURE WE MAKE, UNDER OR IN CONNECTION WITH THIS LETTER OF CREDIT (INCLUDING, WITHOUT LIMITATION, ANY REFUSAL TO TRANSFER THIS LETTER OF CREDIT) THAT IS REQUIRED BY SUCH LAWS, REGULATIONS, OR ORDERS, PROVIDED THAT WE NOTIFY YOU IN WRITING PROMPTLY UPON OUR DETERMINATION TO TAKE ANY ACTION TO COMPLY WITH SUCH LAW.

.

WE HEREBY ENGAGE WITH YOU THAT EACH DRAFT PRESENTED UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED WITHIN THREE (3) BUSINESS DAYS OF PRESENTATION IF PRESENTED AT OUR OFFICE LOCATED AT 794 DAVIS STREET, 2ND FLOOR, SAN LEANDRO, CA 94577-6922, ATTENTION: US TRADE SERVICES - STANDBY LETTERS OF CREDIT OR BY FAX DRAWING ON OR BEFORE THE ABOVE STATED EXPIRY DATE, OR ANY EXTENDED EXPIRY DATE IF APPLICABLE.

.

AS USED HEREIN, THE TERM "BUSINESS DAY" MEANS ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BY LAW

2

TO BE CLOSED, AND A DAY ON WHICH PAYMENTS CAN BE EFFECTED ON THE FEDWIRE SYSTEM. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THE ISP (AS HEREINAFTER DEFINED), IF THE EXPIRATION DATE OR THE FINAL EXPIRATION DATE IS NOT A BUSINESS DAY THEN SUCH DATE SHALL BE AUTOMATICALLY EXTENDED TO THE NEXT SUCCEEDING DATE WHICH IS A BUSINESS DAY.

.

THIS IRREVOCABLE STANDBY LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING. THIS UNDERTAKING IS INDEPENDENT OF AND SHALL NOT IN ANY WAY BE MODIFIED, AMENDED, AMPLIFIED OR INCORPORATED BY REFERENCE TO ANY DOCUMENT, CONTRACT OR AGREEMENT REFERENCED HEREIN OTHER THAN THE STIPULATED ICC RULES AND GOVERNING LAWS.

.

OUR OBLIGATION UNDER THIS LETTER OF CREDIT IS NOT SUBJECT TO ANY CONDITION OR QUALIFICATION, AND IS THE INDIVIDUAL OBLIGATION OF US, AND IS IN NO WAY CONTINGENT UPON REIMBURSEMENT WITH RESPECT THERETO. WE AGREE THAT WE SHALL HAVE NO DUTY OR RIGHT TO INQUIRE AS TO THE BASIS UPON WHICH BENEFICIARY HAS DETERMINED THAT THE AMOUNT IS DUE AND OWING OR HAS DETERMINED TO PRESENT TO US ANY DRAFT UNDER THIS LETTER OF CREDIT, AND THE PRESENTATION OF SUCH DRAFT IN STRICT COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, SHALL RESULT IN PAYMENT TO THE BENEFICIARY ONCE SUCH DRAWING HAS BEEN FOUND TO BE IN COMPLAINCE WITH THE TERMS OF THIS LETTER OF CREDIT.

PAYMENT OF ALL DRAWINGS MADE UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT SHALL BE MADE WITH THE IMMEDIATELY AVAILABLE FUNDS OF WELLS FARGO BANK, N.A.

CANCELLATION PRIOR TO EXPIRATION: YOU MAY RETURN THIS LETTER OF CREDIT TO US FOR CANCELLATION PRIOR TO ITS EXPIRATION PROVIDED THAT THIS LETTER OF CREDIT IS ACCOMPANIED BY YOUR WRITTEN AGREEMENT TO ITS CANCELLATION. SUCH WRITTEN AGREEMENT TO CANCELLATION SHOULD SPECIFICALLY REFERENCE THIS LETTER OF CREDIT BY NUMBER, CLEARLY INDICATE THAT IT IS BEING RETURNED FOR CANCELLATION AND BE SIGNED BY A PERSON IDENTIFYING THEMSELVES AS AUTHORIZED TO SIGN FOR YOU.

.

EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES 1998, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590 (THE "ISP"). AS TO MATTERS NOT COVERED BY THE ISP, THIS LETTER OF CREDIT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. IN THE EVENT OF ANY INCONSISTENCY, THE LAWS OF THE STATE OF CALIFORNIA SHALL CONTROL.

Very Truly Yours,

WELLS FARGO BANK, N.A.

By: ____

Authorized Signature

The original of the Letter of Credit contains an embossed seal over the Authorized Signature.

Please direct any written correspondence or inquiries regarding this Letter of Credit, always quoting our reference number, to **Wells Fargo Bank, National Association,** Attn: U.S. Standby Trade Services

at either

794 Davis Street, 2nd Floor
MAC A0283-023
San Leandro, CA 94577-6922

or

401 N. Research Pkwy, 1st Floor
MAC D4004-017,
Winston-Salem, NC 27101-4157

Phone inquiries regarding this credit should be directed to our Standby Customer Connection Professionals

1-800-798-2815 Option 1
(Hours of Operation: 8:00 a.m. PT to 5:00 p.m. PT)

1-800-776-3862 Option 2
(Hours of Operation: 8:00 a.m. EST to 5:30 p.m. EST)

3

EXHIBIT A
WELLS FARGO BANK, N.A.
LETTER OF CREDIT NO. ________
.
TRANSFER REQUEST OF WELLS FARGO BANK, N.A. IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER: IS#######
.
DATE:______________________________
.
TO:
WELLS FARGO BANK, N.A.
.
U.S. TRADE SERVICES
STANDBY LETTER OF CREDIT DEPARTMENT
794 DAVIS STREET, 2ND FLOOR, , MAC A0283-023
SAN LEANDRO, CA 94577-6922

U.S. TRADE SERVICES
STANDBY LETTER OF CREDIT DEPARTMENT
401 N. REASEARCH PKWY, MAC-D4004-017
WINSTON-SALEM, NORTH CAROLINA 27101
.
FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY OF THE ABOVE DESCRIBED LETTER OF CREDIT (THE "TRANSFEROR") HEREBY IRREVOCABLY TRANSFERS ALL ITS RIGHTS UNDER THE LETTER OF CREDIT AS AMENDED TO THIS DATE (THE "CREDIT") TO THE FOLLOWING TRANSFEREE (THE "TRANSFEREE"):
.
____
NAME OF TRANSFEREE
.
____
ADDRESS
.
BY THIS TRANSFER, ALL RIGHTS OF TRANSFEROR IN THE LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE, AND THE TRANSFEREE SHALL BE THE SOLE BENEFICIARY OF THE LETTER OF CREDIT, POSSESSING ALL RIGHTS PERTAINING THERETO, INCLUDING, BUT NOT LIMITED TO, SOLE RIGHTS RELATING TO THE APPROVAL OF ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. YOU ARE HEREBY IRREVOCABLY INSTRUCTED TO ADVISE FUTURE AMENDMENT(S) OF THE LETTER OF CREDIT TO THE TRANSFEREE WITHOUT THE TRANSFEROR’S CONSENT OR NOTICE TO THE TRANSFEROR.
.
ENCLOSED ARE THE ORIGINAL LETTER OF CREDIT AND THE ORIGINAL(S) OF ALL AMENDMENTS TO DATE.
.
THE TRANSFEROR WARRANTS TO YOU THAT THIS TRANSFER AND THE TRANSACTION(S) HEREUNDER WILL NOT CONTRAVENE ANY FEDERAL LAWS OR REGULATIONS OF THE UNITED STATES NOR THE LAWS OR REGULATIONS OF ANY STATE THEREOF. PLEASE NOTIFY THE TRANSFEREE OF THIS TRANSFER AND OF THE TERMS AND CONDITIONS OF THE LETTER OF CREDIT AS TRANSFERRED. THIS TRANSFER WILL BECOME EFFECTIVE UPON WELLS FARGO BANK, N.A.’S WRITTEN NOTIFICATION TO THE TRANSFEREE THAT SUCH TRANSFER WAS EFFECTED.
.
____
(TRANSFEROR'S NAME)
.
BY:____
.
PRINTED NAME:________________________________
.
TITLE:____
.

4

PHONE NUMBER:________________________________
.
THE BANK SIGNING BELOW GUARANTEES THAT THE TRANSFEROR'S SIGNATURE IS GENUINE AND THAT THE INDIVIDUAL SIGNING THIS TRANSFER REQUEST HAS THE AUTHORITY TO DO SO:
.
.
____
(BANK'S NAME)
.
BY:____
.
PRINTED NAME:_________________________________
.
TITLE:____
[A CORPORATE NOTARY ACKNOWLEDGMENT OR A CERTIFICATE OF AUTHORITY WITH CORPORATE SEAL IS ACCEPTABLE IN LIEU OF A BANK GUARANTEE]

5

EXHIBIT F
JANITORIAL SPECIFICATIONS

See attached the following:

1.Office Building Cleaning Specifications & General Conditions for 500 Howard Street

2.Green Cleaning Policy Low Environmental Impact 500 Howard Street Procedures
F-1

CBRE

Office Areas

Nightly (five days/week):
1. Empty all waste containers, spot clean as needed, replace liners as needed.
2. Tenants responsible to separate at kitchen, janitors responsible to pick up trash, recycle & compost in designated containers. Turn off lights when not in use
3. Remove all trash from floors, return waste baskets and chairs to proper positions
4. Check for lights out and report to Supervisor.
5. Empty recycling as needed at desk side or when half full.
6. Keep janitor closets neat and orderly

Every other night:
1. Vacuum all carpeted areas and carpet sweep any visible debris on non-vacuuming days
2. Sweep non-carpeted areas with dust mop

Weekly:
1. Dust shelves and furniture
2. Sweep floors with dust mop and damp mop resilient or hard surface flooring
3. Spot clean doors, door frames, and counters
4. Spot clean around light switches
5. Spot clean partition door glass

Monthly:
1. Perform high dusting beyond normal reach
2. Spot clean carpets on a rotational basis as needed.

Quarterly:
1. Scrub, re-seal and refinish all VCT flooring

Conference Rooms

Nightly (five days/week):
1. Damp wipe conference room tables
2. Empty all waste containers, spot clean as needed, replace liners as needed.
3. Spot clean walls
4. Spot clean any spills/stains on any carpeted or non-carpeted areas.
5. Arrange chairs in an orderly manner

Every other night:
1. Vacuum all carpeted areas and Carpet sweep any visible debris on non- vacuuming days

Weekly:
1. Dust tables and chairs

CBRE

Restrooms

Nightly (five days/week):
1. Empty and wipe out all waste paper containers
2. Empty feminine dispensers and replace liner as needed
3. Wipe clean all mirrors, mirror frames and stainless steel/chrome/aluminum surfaces.
4. Clean and polish (with soft cloth) all brite-work.
5. Clean and disinfect wash basins, urinals, and toilets including both top and underside of toilet seat
6. Spot clean walls around wash basins
7. Mop floors with germicidal solution
8. Refill soap, towels, tissue, and seat covers as needed.
9. Check all fixtures, flush valves, lights, etc. and report non-working or leaking items to Engineering

Weekly:
1. Dust all low and high reach areas including but not limited to structural ledges, mirror tops and ledges, A/C diffusers, return air grills and light fixtures
2. Spot clean tile walls and toilet partitions (inside/outside)

Monthly:
1. Wash down all partitions and tiled walls

Quarterly:
1. Machine scrub floors including corners and cove base

Kitchenettes, Coffee Bars & Vending Areas

Nightly (five days/week):
1. Clean table tops
2. Clean sinks and counter tops
3. Clean chairs as required to maintain a neat appearance
4. Sweep and spot clean any spills/stains on any carpeted or non-carpeted areas.
5. Empty all waste containers and replace liners

Tenants responsible to separate at kitchen, janitors responsible to pick up trash, recycle & compost in designated containers.

Weekly:
1. Wipe clean outside of cabinets and drawers

Elevator Lobbies on Tenant Floors

Nightly (five days/week):
1. Sweep and spot clean tile flooring

CBRE

2. Vacuum carpets
3. Spot clean carpets
4. Spot clean walls
5. Wipe down elevator hall call buttons

Monthly:

1. Dust all high ledges
2. Dust all horizontal surface
3. Spot clean and dust directory board glass and ledges
4. Edge vacuum all carpets
5. Damp sponge clean all baseboards
6. Thoroughly clean all elevator door thresholds of dirt and debris

Main Lobby

Nightly (five days/week):

1. Dust mop and spot clean tile/stone flooring
2. Vacuum and Spot clean carpets
3. Dust and damp wipe (if necessary) all horizontal surfaces
4. Empty all waste containers, spot clean as needed, replace liners as needed.
5. Spot clean walls
6. Clean chrome and painted hand rails
7. Clean entrance door glass, frames, and thresholds
8. Police exterior sidewalks
9. Spot clean exterior sidewalk
10. Thoroughly clean all door thresholds of dirt and debris
11. Spot clean and dust directory board glass and ledges

Weekly:

1. Damp sponge clean all baseboards
2. Mop all tile/stone flooring.
3. Thoroughly clean all door thresholds of dirt and debris

Freight Elevator/Lobbies

Nightly (five days/week):

1. Spot clean flooring
2. Wipe down walls/doors (both sides) and control panels

Passenger Elevator Cleaning

Nightly (five days/week):

1. Spot clean any spills/stains on any carpeted or non-carpeted areas.
2. Vacuum all carpets
3. Vacuum and clean all elevator thresholds
4. Wipe down walls and doors

CBRE

Weekly:

1. Wipe down baseboards in elevators

Monthly:

1. Clean elevator cabs
2. Clean and polish all wood surfaces
3. Shampoo and extract carpet in elevators
4. Polish elevator thresholds with #000-steel wool

Building Exterior

Monthly:

1. Pressure wash exterior sidewalks, pay particular attention to trash containers on exterior of building near retail food tenant and the loading dock entrance.

Day Porter Duties

1. Police outside building sidewalks, pick up trash, remove gum, etc
2. Wipe down directory console and maintain a high quality building lobby appearance.
3. Vacuum elevators twice during the day before lunch and in the afternoon
4. Respond to calls for extra tenant/building staff assistance as needed (i.e. spills to be mopped up; assistance with fire drills etc.)
5. Assist with placement or removal of rain mats as needed.
6. Keep lobby entry and elevator doors free of fingerprints.
7. Sweep accumulations of dirt, papers, and leaves in all outside corner areas, including public sidewalk.
8. Monitor all restrooms throughout the building. Re stock and remove trash as necessary; spot wipe down sinks; remove trash from floors.
9. Install or remove elevator padding if required
10. Monthly: collect coins from sanitary vending machines in women's restrooms and deliver to Building Office.

Green Cleaning Policy Low Environmental Impact

500 Howard Street Procedures

Table of Contents

Benefits of Green Cleaning Procedures Scope
General Methods and Practices References
Green Cleaning Plan

500 Howard Street Janitorial Staffing Plan

Benefits of Green Cleaning Procedures:

The intent of this program is to minimize exposure of building occupants and maintenance personnel to potentially hazardous chemical, biological and particle contaminants which may adversely impact air quality, health, building finishes and systems, and the environment, and to balance these needs with the cost and quality of the managed systems to provide a sustainable approach to cleaning and janitorial maintenance.

Scope:
The scope of this document covers all normal cleaning activities undertaken in the course of managing the facility. The scope includes the following:

•Entryway Systems Maintenance
•Isolated Chemical Storage and Mixing Areas
•Sustainable Housekeeping Systems including Chemicals and Equipment
•Use of Concentrates from Dispensing Equipment
•Carpet Maintenance
•Disposable Housekeeping Products
•Training

This policy applies to the Cottonwood Partners at 500 Howard, San Francisco, CA. The policy will be applied to all areas in the building where Building Maintenance controls the cleaning and janitorial maintenance activities and/or contract, and where Building Maintenance though its distribution channel provides the cleaning supplies. Those areas include restrooms, common areas and suites. This plan outlines the Green Cleaning aspects and covers all aspects of cleaning for the building.

PERFORMANCE METRICS
Part of the process with regards to LEED EBOM is to measure performance within the cleaning program. Janitorial will accomplish this in partnership with Cottonwood Partners in the following ways:
1.Walk thru’s will be conducted by Building Maintenance personal. Inspection checklist will be completed and a log of the results shall be kept. Scoring will be compiled and tracked to determine custodial effectiveness with the Green Cleaning program and custodial effectiveness in accordance with “APPA” to measure cleanliness levels must take place. We can then identify any areas that fall below Cottonwood Partners standards and make improvements accordingly.
2.Continuous Improvement form will be used as a metric to measure tenant satisfaction. A log of the results shall be kept. This can be done monthly to selected tenants or annually to the entire building – this

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form should be sent electronically and should be responded to electronically to cut down on unnecessary paper usage.
3.Cleanliness level logs should be maintained not only over the performance period but all the time to continue to measure Custodial Effectiveness.

Performance Goals:
1.Seek to ensure that 100% of cleaning, hard floor and carpet care products meet program sustainability criteria as detailed in LEED EBOM EQ 3.4-3.6.
2.Seek to achieve100% of cleaning equipment purchases meet program sustainability criteria as detailed in LEED EBOM EQ 3.7
3.Maintain appropriate standard operating procedures, strategies, and guidelines for critical tasks as detailed in LEED EBOM EQ Prerequisite 3
4.Ensure appropriate staff training on an ongoing basis as detailed in LEED EBOM EQ Prerequisite 3. Training will take place on a monthly basis and will be documented accordingly at each venue.
5.Collect occupant feedback to ensure continuous improvement and occupant satisfaction. A log of the results shall be kept.
6.Provide a benchmarking process to measure custodial effectiveness which meets with current collective bargaining agreement requirements.

Responsible Parties
TBD
Time Period
TBD

General Methods and Practices:
1.Building Maintenance will be responsible for careful and considerate management of its cleaning and janitorial maintenance services to reduce overall risk and provide a safe and effective work environment, while minimizing environmental impact. The following plan is provided to produce this result in the area of cleaning and janitorial chemical use.
2.All operations must meet local regulatory requirements at a minimum.
3.Green cleaning requirements for LEED EBOM will be used in development and selection of cleaning and shall be written into each cleaning and maintenance contract which Building Maintenance has with Cottonwood Partners.
4.The principles of green cleaning shall, as they apply in each instance, be extended to other facility management where possible such as construction clean up services for Cottonwood Partners.

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5.Standards, product registrations, and cleaning practices are constantly evolving. Cottonwood Partners management will be kept abreast of new developments and strive for continual improvement in performance and environmental achievement.
6.All product purchases in the areas of cleaning, hard floor care, carpet care, and cleaning equipment will be made, prioritizing the sustainability criteria outlined in the Green Cleaning Plan.
7.Standard operating procedures (SOPs) addressing cleaning and hard floor and carpet maintenance systems are in place and are consistently utilized, managed and audited. These SOPs will account for cleaning to protect vulnerable building occupants.
8.Appropriate strategies for promoting and improving hand hygiene, and cleaning chemical storage/handling are in place and adopted.
9.A staff training plan has been developed and implemented as part of the Green Cleaning Plan.
10.An occupant feedback program has been developed to ensure continuous improvement of the Green Cleaning program, and is included as part of the Green Cleaning Plan.

Training

Each worker will receive proper training on the potential hazards of the cleaning chemicals provided, and will be instructed on the proper use and disposal of the cleaning chemicals, dispensing equipment and packaging.

A training log will be kept to document the training dates and attendees. Written procedures will be provided for workers and supervisors.
Details on the training program developed for Cottonwood Partners are found in the Green Cleaning Plan attached and comply with EQ Prerequisite 3 for LEED EBOM.

Schedule/Training Log TBD by Building Maintenance Company.

Please keep in mind that in a union environment change can be difficult especially changing out customary tools and equipment that custodians are comfortable using. Therefore while this Green Cleaning trailing pyramid of success is perfect for a successful implementation there are determining factors that can make this process longer to become effective. They are the size of the building, the size of the staff and the cooperation of the local union.

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Stewardship and Continuous Improvement

This Green Cleaning Plan is to be reviewed at least annually to make sure to incorporate any improvements that can have a positive effect on the health or environmental impacts of the cleaning process, and to ensure overall cleaning effectiveness.

References

U.S. Green Building Council, “LEED for Existing Buildings: Operations & Maintenance Green Building Rating System”, 2008: www.usgbc.org

Green Seal’s Product Certification standard and list: Industrial & Institutional Cleaners (GS-37)
Industrial & Institutional Floor-Care Products (GS-40) Industrial & Institutional Hand Cleaners (GS-41) Tissue Paper (GS-01)
Paper Towels and Paper Napkins (GS-09) http://www.greenseal.org/ http://www.greenseal.org/findaproduct/index.cfm
Carpet & Rug Institute: www.carpet-rug.org
EPA Comprehensive Procurement Guidelines: http://epa.gov/cpg
EcoLogo: www.ecologo.org
Environmentally Preferred Rating (EPR): www.epraccredited.org
Scientific Certification Systems (SCS): www.scscertified.com
Janitorial Products Pollution Prevention Project: www.wrppn.org/Janitorial/jp4.cfm
Cleaner Solutions Database: http://www.cleanersolutions.org/
WAXIE Sanitary Supply: www.waxie.com/green.html

GREEN CLEANING PLAN

The purpose and intent of the Green Cleaning Plan is to minimize exposure of building occupants and maintenance personnel to potentially hazardous chemical, biological and particle contaminants which may adversely impact indoor air quality, health, building finishes and systems, and to minimize the impact of the building maintenance program on the environment. Additionally, it is

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intended to reduce the risk of both occupants and cleaning personnel from injury and/or health problems.

Cleaning methods set forth in this plan emphasize the removal of indoor pollutants and maintaining a safe and healthy environment while minimizing the amount of product used and the amount of waste that is created. Products include general purpose cleaners, bathroom cleaners, glass cleaners, carpet cleaners, disinfectants, floor care products, hand soaps, paper supplies for cleaning, paper supplies for bathrooms, and plastic trash bags. The product recommendations included in this plan are meant to meet or exceed LEED EBOM EQ Prerequisite 3 of acceptable cleaning products; however, substitute products may be used, provided they meet similar criteria.
Products that do not contain environmental contaminants help reduce the ecological impact of cleaning products that are flushed into the water supply/filtration system.
Green cleaning is one aspect in building maintenance that can reduce VOC as well as bacteria and fungi.

The promotion of a high quality indoor environment High Performance Green Cleaning Plan will have positive beneficial effects on occupant/employee health and productivity, life-cycle building maintenance costs, and the overall environment.

CLEANING PROCEDURES AND GUIDELINES
General Procedures

Green Housekeeping Systems including Chemicals and Equipment Housekeeping includes floor care, restroom care, and general cleaning. Green/Sustainable housekeeping encompasses more than the concept of minimizing exposure of personnel to potentially hazardous chemicals.
Green/Sustainable building housekeeping includes environmental performance, including product selection, installation, operation, long-term maintenance, and eventual disposal.

Environmental and safety aspects of sustainable housekeeping are defined in this plan as follows:

▪Building Maintenance cleaning personnel shall adhere to the proper disposal methods for all housekeeping wastes, including floor care stripping wastes as per local regulatory requirements.

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▪Building Maintenance personnel will be properly trained in the use, maintenance and disposal of housekeeping chemicals, dispensing equipment, and packaging. Training for each manager and subsequent staff will occur on a routine/scheduled basis.
▪Material Safety Data Sheets and Technical Bulletins for all housekeeping chemicals shall be provided by WAXIE Sanitary Supply. WAXIE shall provide full disclosure of ingredients on Material Safety Data Sheets. WAXIE will provide training materials on the hazards and proper use of housekeeping chemicals for workers.

"Full Disclosure" for products which are not formulated with listed suspect carcinogens is defined as:
◦disclosure of all ingredients (both hazardous and non-hazardous) that make up 1% or more of the undiluted product and
◦use of concentration ranges for each of the disclosed ingredients.

"Full Disclosure" for products which are formulated with listed suspect carcinogens is defined as:

◦disclosure of all ingredients (both hazardous and non-hazardous) that make up 0.1% or more of the undiluted product and
◦use of concentration ranges for each of the disclosed ingredients. Suspect carcinogens are those which are listed on authoritative lists available for MSDS preparation: IARC, NTP, and California Proposition 65 lists. Concentration range definitions are available from the Canada WHMIS regulation.

The intent of the above disclosure requirement is to have a facility disclosure policy that is responsive to the needs of health and safety personnel. If, however, the above disclosure requirement is not met on the MSDS, then disclosure can be provided by WAXIE through other means that are easily accessible to health and safety personnel.

Low environmental impact cleaning products certified by Green Seal standard (GS-37) shall be used.

▪A log will be kept that details all housekeeping chemicals used or stored on the premises (stored products include those that are no longer used, but still in the building). Attachments to the log shall include manufacturer’s Material Safety Data Sheets and Technical Bulletins. The log shall identify:

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◦An MSDS and/or label from the manufacturer specifying that the product meets the VOC content level for the appropriate product category as found in the California Code of Regulations.
◦A copy of the Green Seal Certification, or
◦If the product has not been certified by Green Seal, the manufacturer will provide test data documenting that the product meets each of the environmental health & safety criteria set forth in Green Seal Standard GS-37, or that the product meets California Code of Regulations for maximum allowable VOC content.

When available, chemical concentrates dispensed from closed dilution systems shall be used as alternatives to open dilution systems or non-concentrated products.

Resilient tile and hard flooring coating systems, including floor finishes and restoration products that meet Green Seal GS-40 standard or California Code of
Regulations for maximum allowable VOC content shall be used, and shall be highly durable.

A floor maintenance plan and log will be kept which details the number of coats of floor finish being applied as the base coat and top coats, along with relevant maintenance/restoration practices and the dates of these activities. The duration between stripping and recoat cycles shall be documented.

A log shall be kept for all powered housekeeping equipment. The log should identify the date of purchase and all repair and maintenance activities.
Equipment shall meet these requirements:

◦Vacuum cleaners meet the requirements of the Carpet & Rug Institute’s “Green Label” Testing Program.
◦Powered maintenance equipment should be equipped with vacuums, guards and/or other devices for capturing fine particulates.
◦Propane-powered floor equipment shall have high-efficiency, low-emissions engines.
◦Automated scrubbing machines shall be equipped with variable-speed feed pumps to optimize the use of cleaning fluids.
◦Battery-powered equipment shall be equipped with environmentally- preferable gel batteries or AGM batteries.

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◦Where appropriate, active micro fiber technology shall be used to reduce cleaning chemical consumptions and prolong life of disposable scrubbing pads.
◦Powered equipment will be ergonomically designed to minimize vibration, noise and user fatigue.
◦Equipment shall have rubber bumpers to reduce potential damage to building surfaces.

Disposable Housekeeping Products
Low environmental impact janitorial supplies will include the use of disposable paper products, like paper towels and toilet tissue, utilizing a minimum of 40% post-consumer recycled content for paper towels and a minimum of 20% post- consumer recycled content for toilet tissue, as recommended by the EPA Comprehensive Procurement Guidelines (EPA CPG). Other acceptable alternatives include paper products certified by Green Seal (GS-01 and GS-09), products certified by EcoLogo (CCD-086 and CCD-082), or products derived from rapidly renewable resources made from tree-free fibers. If possible, plastic trash can liners will have a minimum of 10% post-consumer recycled content, as recommended by EPA CPG. Other acceptable alternatives would be liners that are thin enough to be considered “non-regulated” liners by the California Integrated Waste Management Board (0.7 mil or thinner) and that have been manufactured in an Environmentally Preferred Rating (EPR) accredited facility.
In addition, liners that have been certified by Scientific Certification Systems (SCS) for recycled content are acceptable.

Purchasing records such as manufacturer’s technical bulletins for paper and plastic liners, which indicates grade, total recycled content, post-consumer recycled content and bleaching processes (if applicable) shall be provided.

Dusting, Dust Mopping and Vacuuming
Traditional dusting and dust mopping techniques frequently move dust and other contaminants from one area to another, such as from a bookshelf to the floor. It is important to recognize that moving the dust from one place to another wastes labor and reduces efficiencies. Dusting and dust mopping activities that do not capture soils completely stir them into the air where people can then be exposed to the particles.

DUSTING

1.Use only dusting tools that capture and remove the dust.

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2.Micro-fiber, lint-free dusting cloths and vacuums are preferred instead of feather duster.
3.It is preferable to use vacuum cleaners that meet the Carpet & Rug Institute’s (CRI) Green Label Program and be fitted with appropriate bags; HEPA filters could also be used.
4.Always use a folded cloth and be sure to refold when full of soil. Refolding provides more cleaning surface area and maximizes use of the cloth.
5.Minimize the use of dusting chemicals and if required use water or water based dusting chemicals.
6.Wear personal protective equipment per label directions.
7.Be sure to use appropriately sized attachments if using a vacuum.
8.Dust from top to bottom.
9.Be thorough and get hard to reach areas.

DUST MOPPING AND VACUUMING

1.A micro-fiber flat mop is preferred over a dry or chemically treated cotton mop.
2.If using a micro-fiber mop, choose the widest mop possible taking into consideration the area, obstructions, unevenness of the floor, etc.
3.If using a vacuum, be sure to use a wide area hard floor attachment to maximize soil removal and to minimize labor.
4.CRI’s Green Label Program and/or HEPA filters are preferred for vacuums.
5.Put on appropriate personal protective equipment, as stated on the product label and MSDS.
6.Using a putty knife, carefully remove any gum or other debris stuck to the floor.
7.Start from a far corner and work toward the door.
8.When using a micro-fiber flat mop, use a continuous motion, without lifting the mop from the floor.
9.Typically begin next to the wall. When turning, pivot so that the leading edge remains the same. Overlap the previously mopped path by 2 to 4 inches to ensure complete coverage.
10.When completely finished, pick up the collected debris using a counter brush and dust pan or vacuum.
11.When the micro-fiber no longer attracts soil, it will need to be laundered. Vacuum bags should be checked periodically and changed out when they become over half-full.

Restrooms
Large trash cans should be utilized to minimize overflow of waste and reduce the frequency for policing the area. It is often beneficial to place a trash receptacle by the door for easy disposal of towels to prevent them from being thrown on the floor.

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1.Make sure cleaning and disinfecting solutions are prepared and used according to label direction (e.g., dwell time).
2.Use cleaners that meet Green Seal (GS-37) certification where possible.
3.Frequently clean surfaces that hands touch to eliminate the spread of germs (e.g., door knobs, light switches, handles, etc).
4.Address moisture problems.
5.Keep floor dry to eliminate slip-fall injuries and prevent the build-up of bacteria, mold and mildew.
6.Never use the toilet bowl mop for urinals, since this could cause cross- contamination.
7.When waterfree urinals and/or composting toilets are used, follow manufacturer's specified cleaning techniques only and NEVER pour water or cleaning chemicals into these fixtures unless specifically directed by the manufacturer.
8.Use a floor scraper or putty knife to remove any items stuck to the floor.Start at the farthest corner and work toward the door.
9.Give the cleaners time to work. Check label directions for recommended contac time.
10.Remove gloves before refilling dispensers.
11.Refill dispensers in a consistent order to avoid misses.
12.Micro-fiber is preferable to wipe sinks and counter tops.
13.Be careful to return the toilet brush to the cart without contaminating other supplies.

Food Areas: Cafeterias, Break Rooms, Etc.

1.Separate recyclables from trash and make sure recyclable areas are kept clean (i.e. rinse soda cans) so as not to attract pests.
2.Make sure that occupants understand how to properly separate trash and recyclables and the proper disposal of each.
3.Make sure that waste containers are covered and emptied at least once daily.

Particular attention should be paid to food waste, trash receptacles containing food debris, recyclables such as soda cans, and other objects that contain food residue that can attract pests. Making every effort to eliminate those things that attract pests is critical to protecting occupant health by reducing or eliminating the need for pesticides inside the building. Ask occupants to rinse out food and drink containers before placing in recyclable collection. Refrigerators used by occupants for their personal use should be emptied and cleaned periodically by the occupants. Integrated pest management (IPM) should be followed.

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OSHA Blood-Borne Pathogen Standard
OSHA required procedures and training on the Blood-Borne Pathogen Standard 9 is not changed in a Healthy High Performance Cleaning program as the requirements are mandated by federal law. The Blood-Borne Pathogen Standard requires, among other things, the use of an EPA registered tuberculocidal product, or an EPA registered product with claims against both HBV and HIV.

Carpet Maintenance

Low environmental impact janitorial equipment includes the use of durable carpet care equipment, such as upright, backpack and wide area vacuums meeting or exceeding the Carpet & Rug Institute “Green Label” and capable of capturing 96% of particulates 0.3 microns in size.

Carpet extraction equipment shall be capable of removing sufficient moisture such that carpets can dry in less than 24 hours. Carpet care equipment shall be electric or battery powered and shall have a maximum sound level less than 70dBA.

Wherever possible, carpet extraction method that reduces chemical use will be used. Carpet extraction equipment that has earned the Seal of Approval from Carpet & Rug Institute is preferred.

A log will be kept which details the relevant maintenance/restoration practices and the dates of these activities. The duration between extraction cycles shall be documented.

A log will be maintained which lists all carpet care equipment including vacuums (e.g. upright, backpack, wide area and wet/dry). Documentation will be kept on each piece of equipment identifying performance capabilities.

CARPET PRE-SPRAY & EXTRACTION
Carpets can act as a "sink" that allows particles, allergens and other unwanted material to filter down into the backing of the carpets. Once down deep in the carpet these unwanted materials can lead to damage of the fibers and the need to ultimately replace the carpets sooner than properly maintained carpeting. But from a health perspective, one of the biggest enemies of a healthy indoor environment is when moisture provides an opportunity for biological growth in the carpets. Thus, pre-spraying carpet and rinsing with an extractor should get deep down into the carpets and remove the unwanted contaminants.

1.Minimize the amount of cleaning chemicals used.

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2.Use appropriate functioning equipment that will maximize the amount of water being extracted from the carpet to minimize moisture and potential for mold, mildew and bacterial growth.
3.Increase ventilation. Open windows if weather allows and use carpet fan to dry carpets quickly.
4.Dispose of cleaning solutions properly.
5.Dry the carpet with a carpet fan.
a.Place the fan out of traffic areas.
b.Turn up HVAC or open doors and windows.
6.Raise the carpet nap.
a.Finish the job with a vacuum cleaner or carpet rake.
7.Remove wet floor sign or other blockades after carpet is dry.
8.Never cover wet carpeting with a mat.

Hard Floor Maintenance
Floor Stripping
STRIPPING

1.Notify occupants beforehand if a strip-out is scheduled.
2.Select environmentally preferable product, as specified by Green Seal GS-40 standard or California Code of Regulations for maximum allowable VOC content. Mix and use products according to label directions.
3.Ventilate area and building during and after stripping.
4.Especially when stripping floors, it is preferable to conduct these activities on a weekend or some other extended time period when occupants will not be in the building. This allows maximum time for the building to be ventilated (flushed with fresh air) prior to the return of the occupants.
5.Prep the area by placing wet floor signs, caution tape and other blockades around area to be stripped.
6.Assemble equipment and supplies.
•Assemble two mop heads and handles. If not color coded, label "Strip Mop" and the other "Rinse Mop."
•Assemble two mop buckets and wringers. Label one bucket "Strip" and the other "Rinse."
•Place the appropriate stripping pad on the rotary floor machine. Fill the strip bucket with hot water unless the product label recommends cold and mix with stripper. Fill the rinse bucket with clean, cold water.
•Place all equipment in the area where the work will begin.

7.Remove free standing objects. Vacuum and remove walk-off mats.
8.Dust mop or vacuum the area. Remove all gum and other sticky residue from floor with putty knife.

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9.Apply foaming stripper to baseboards, if necessary. Prepare to control liquid flow.
10.Apply stripper to floor. Dip "Strip" mop into "Strip" bucket. Lift mop allowing excess to drip into bucket. Apply to floor. Apply sufficient solution, but be sure not to over wet which may lead to solution traveling under doors or onto carpet. Outline a 10 x 10 foot area and fill in using an overlapping pattern. Let solution dwell for 5 to 10 minutes. Do not allow solution to dry. Re-apply as necessary to keep floor wet.
11.Use edging tool to loosen finish close to baseboards and corners.
12.Scrub the floor with a rotary floor machine after the stripping solution has had time to work. Scrub across the work area retreat as necessary.
13.Check your progress. If any floor finish remains, apply more stripper and increase dwell time. Don’t let floor dry.
14.Rinse the floor using the "Rinse" mop and bucket. Use a floor squeegee to manage the slurry.
15.Pick up slurry with wet-vac or mop and bucket.
16.Rinse the floor again with clean cold water.
17.When the floor dries, rub your hand over it. If there is residue on your hand, you must rinse again.
18.Once the floor is dry and free of residue and glossy areas (sign of finish or sealer), it is ready to be coated.

FINISH/SEALER APPLICATION
1    Apply finishes or sealers with a clean rayon mop head or micro-fiber flat mop.
2.Use clean buckets with clean wheels.
3.Line bucket with fitted trash liner.
4.Use finish or sealer that meets the California Code of Regulations for maximum allowable VOC content, or one that is Green Seal (GS-40) certified.
5.Apply even coats.
6.Don’t force dry finish with a fan.
7.Put on appropriate Personal Protective Equipment, as stated on the product label and MSDS.
8.Post Wet Floor signs and blockades.
9.Pour enough sealer or finish into the bucket for the area.

BUFFING AND BURNISHING
1.Make sure that adequate floor finish exists.
2.Select the appropriate restoration products. Water-based, low VOC products are preferred.
3.Apply product in a stream or coarse spray instead of a wide-angle mist to minimize the amount that becomes airborne and inhaled or over sprayed. Do not over apply.
4.Be sure that the pad matches the machine speed and the finish type.

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5.Put on appropriate Personal Protective Equipment, as stated on the product label and MSDS.
6.Post wet floor signs or other blockades.
7.Dust mop and damp mop the floor. The use of a micro-fiber flat mop is preferred.
8.Change pads as necessary.
9.Dust mop the floor after the entire area has been buffed.
10.Clean equipment and return it to its proper place.
11.Remove wet floor signs and/or other blockades.

Entryways

Entryway Systems Maintenance
Properly installed and maintained entryway systems greatly reduce the amount of foreign matter tracked into the building, reduce the risk of slips/falls inside the building, and protect the building flooring systems from excessive wear and tear, thereby reducing interior maintenance requirements.

Additional mat systems and application shall be specified and applied as seasonally appropriate. For example, in the winter when grit and water are prevalent, a dual (external/internal) mat system may be required to adequately protect the building, and to supplement the permanent system installed at the main entryway.

Building Maintenance will be responsible for cleaning and maintaining entryway systems and mats. A log shall be maintained to document that the systems have been effectively maintained. This log and system performance shall be reviewed at least annually by the Property Manager.

ENTRYWAY MAINTENANCE PROCEDURES (DAILY)

Exterior
1.Empty and clean trash cans and ash urns. All ash urns need to be at least 25 feet away from any opening to the building.
2.Clean doors, door handles, and kick-plates with appropriate GS-37 cleaner.
3.Sweep exterior sidewalk and vestibule with a high quality push-broom or mechanized sweeper or vacuum.
4.Vacuum entryway matting if present.
Interior
1.Clean walls, doors, door-handles, push plates, and kick-plates.
2.Vacuum matting in both directions.
3.Dust mop or vacuum entryway flooring.

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4.Repeat more frequently if heavy soil is present. (Currently 1 FTE during the day and 1 FTE at night which needs to continue at a minimum to accomplish this.)

ENTRYWAY MAINTENANCE PROCEDURES (PERIODIC)

Exterior
1.Roll up and remove matting if possible.
2.Sweep underneath matting.
3.Place wet floor signs and or caution tape.
4.When necessary Building Management & Building Maintenance to determine frequency and add to existing scope of work) Clean washable entryway mats with high-pressure washer. If not washable Steam Extract with low moisture system to be dry in less than one hour.
5.Reinstall matting once entryway and matting is dry.
Interior
1.When necessary Building Management & Building Maintenance to determine frequency and add to existing scope of work.) Steam Extract with low moisture system to be dry in less than one hour.
2.Roll up and remove removable matting/grating.
3.Place wet floor signs and caution tape.
4.Damp mop entryway.
5.Remove wet floor signs and or caution tape when the area is dry.

Note: Periodic procedures should be repeated as needed based on weather conditions and soil loads.

Hand Hygiene

Workplace Wellness

Hand hygiene products include GS-41 hand washing soaps and waterless hand sanitizers. The goal of this requirement in EQ Prerequisite 3 is to fight the spread of germs in the workplace through hand washing and the use of hand sanitizers.

Chemical Handling & Storage

Isolated Chemical Storage and Mixing Areas
Proper isolation, storage and handling of chemicals reduce the risk of occupant exposure to potentially hazardous materials.

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All housekeeping chemicals will be stored in isolated areas of the building.. Proper isolation includes:

▪Locked doorways and full height (floor to floor deck) partitions with access for authorized janitorial staff and property managers only.
▪Proper ventilation systems to assure direct-to-outside air exhaust, no air recirculation, and negative static pressure in the storage room.
▪Hot and cold water supplies and sink drains plumbed for appropriate disposal of liquid wastes.

Management will maintain building plan drawings indicating all areas where chemical storage and mixing occurs in the building, and shall document appropriate design and maintenance of the supporting building systems.
Housekeeping specifications will dictate where chemical storage and mixing occurs in the building. Housekeeping practices shall be reviewed with Building Maintenance (as applicable) at least annually to assure compliance with these requirements.

Use of Concentrates

Use of Concentrates from Dispensing Equipment
Use of chemical concentrates has several positive environmental benefits:

▪Significantly lower transportation costs and fuel use between manufacturer and end-user.
▪Significantly lower use of packaging materials.
▪Lower real chemical use to obtain same performance.
▪Potentially lower exposure of maintenance personnel to hazardous chemicals.

Chemical concentrates may present higher hazards upon exposure. The proper containment, storage and dispensing of chemical concentrates is critical in avoiding employee exposures. Exposure to hazardous chemicals is minimized by using closed dispensing systems. Concentrates sold for manual dilution in buckets or bottles can actually increase the risk of employee exposure.
Chemical concentrates dispensed from closed dilution systems shall be used preferentially to open dilution systems or non-concentrated products.

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Building Maintenance cleaning personnel shall be properly trained in the use, maintenance and disposal of housekeeping chemicals, dispensing equipment and packaging.

Products should always be diluted accurately according to manufacturer’s directions. This can be achieved through a variety of methods including measuring cups, simple dispensing pumps and automated dilution equipment. Dilution control equipment is highly recommended because it minimizes the potential for human error and reduces the chance of chemical exposure to concentrates. Dilution equipment should be periodically checked for accuracy.

If using manual dilution, e.g. measuring cup or pump, Building Maintenance cleaning personnel should understand that by adding extra chemical concentrate beyond recommended dilutions that the product will not necessarily perform better. In fact, surfaces can become slippery and / or take on a cloudy or streaked appearance due to chemical residue.

Finally, never mix cleaning products together. Some cleaning chemicals can react when mixed to give off dangerous by-products. Rinse containers after use.

Use appropriate personal protective equipment when mixing concentrated cleaning products.

Make sure that spray bottles (secondary containers) have appropriate labels.

500 Howard Janitorial Staffing Plan

Classification    Areas of Responsibilities    and Duties

TBD    TBD

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EXHIBIT G

Tenant’s Signage

G-1

EXHIBIT H

STORAGE LICENSE AGREEMENT

[See Attached]
H-1

STORAGE LICENSE AGREEMENT

This STORAGE LICENSE AGREEMENT (this “Agreement”) is made this 22nd day of December, 2016, by and between HART FOUNDRY SQUARE IV, LLC, a Delaware limited liability company (“Landlord”), and SLACK TECHNOLOGIES, INC., a Delaware corporation (“Tenant”). Landlord is the licensor and Tenant is the licensee hereunder, but are referred to as “Landlord” and “Tenant,” respectively, for ease of reference. Capitalized terms used herein and not otherwise defined shall have the meaning given them in the Lease (as that term is hereinafter defined).

RECITALS

WHEREAS, Landlord and Tenant are parties to that certain Office Lease Agreement dated as of even date herewith (the “Lease”) for premises in the building owned by Landlord and located at 500 Howard Street, San Francisco, California (the “Building”); and

WHEREAS, Tenant desires to hire from Landlord and Landlord desires to grant Tenant the right to occupy certain storage space in the Building on the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, Landlord and Tenant agree as follows:

1.Landlord grants Tenant a license (the “License”) to use a storage space of approximately 752 square feet (the “Storage Space”), located in the basement of the Building, on the terms provided in this Agreement. The term of the License shall commence the Delivery Date of Phase I of the Premises (the “Commencement Date”), and shall continue until expiration or earlier termination of the License pursuant to Paragraph 7 hereof. Tenant’s actual entry upon the Storage Space for any purpose is conditioned upon delivery to Landlord of evidence of insurance as required by this Agreement.

2.(a)    Tenant accepts possession of the Storage Space in its “as-is” condition and Landlord shall have no obligation to perform, or pay for, any work, improvements or alterations in or to the Storage Space in connection with this Agreement or otherwise. Tenant acknowledges that it has neither received nor relied upon any representation or warranty made by or on behalf of Landlord with respect to the condition of the Storage Space or the suitability thereof for Tenant’s purposes.

(b)Tenant shall assume the full risk of loss with respect to all property stored in the Storage Space and Landlord shall not be liable for any damage to or theft or loss of property, whether caused by the bursting, leaking or overflowing of water, sewer or sprinkler pipes, plumbing fixtures, or any other act or thing. Prior to actual entry into the storage facility of the Building under this Agreement, Tenant shall provide Landlord with an original certificate of insurance issued on an “ACORD” form certifying that Tenant has in effect the insurance required of Tenant, as Tenant, under the Lease, and naming Landlord as an additional insured, with respect to its use of the Storage Space. All insurance required hereunder shall be maintained current in accordance with the Lease. The insurance, waiver of subrogation, release and indemnification provisions of the Lease are hereby made applicable to the use and occupancy of the Storage Space on the same terms and conditions as if the Storage Space was deemed a portion of the Premises demised under the Lease. Without limiting any remedies of Landlord hereunder, Landlord may place insurance at the expense of Tenant upon any default by Tenant of its obligation to maintain current insurance.

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(c)Upon not less than ten (10) business days’ prior written notice, Landlord shall have the right to relocate the Storage Space to a different location with the storage facility of the Building so long as the relocated Storage Space is approximately the same size and upon condition that Landlord shall pay all of Tenant’s reasonable out-of-pocket costs of moving incurred in connection with such relocation. Notwithstanding anything to the contrary in the foregoing, so long as Tenant is the sole occupant of the premises demised under the Lease, Landlord agrees not to relocate the storage unit.

3.Tenant shall pay to Landlord, without abatement, deduction, credit or offset whatsoever, a monthly fee for the use and occupancy of the Storage Space (the “Storage Space Rental Fee”), initially in the amount of One Thousand Five Hundred Four and 00/100 Dollars ($1,504.00) per month. The foregoing Storage Space Rental Fee is due and payable, in advance, on the first day of each month during the term of this Agreement at the address provided in the Lease for payment of rent. The Storage Space Rental Fee shall be increased annually as of the first day of the calendar month in which each annual anniversary date of the Commencement Date occurs by three percent (3%) of the then current Storage Space Rental Fee. The Storage Space Rental Fee for partial months shall be prorated on the basis of a thirty (30) day month. The Storage Space Rental Fee shall be deemed payable, and in the same manner, as Additional Rent under the Lease. Any default under this Agreement in the payment of the Storage Space Rental Fee shall, at the election of Landlord, be deemed a default under the Lease.

4.The Storage Space shall be used only for purposes of storage and for no other purposes whatsoever. Tenant shall not make any alterations or improvements to or in the Storage Space. Tenant’s use of the Storage Space shall be limited to the storage of Tenant’s non-perishable personal property associated with the use and occupancy of general office space, but in no event shall any Hazardous Materials (as that term is defined in the Lease) (as hereinafter defined), liquids of any type (including petroleum-based or flammable liquids), ammunition or munitions, or contraband or any kind, be stored therein. Access to the storage facility, in general, and the specific Storage Space utilized by Tenant, is limited to the regular business hours of the Building and, absent prearrangement with Landlord, Landlord is not obligated to provide access to (or permit the transport in or out of property being stored in the Storage Space) during hours other than regular business hours.

5.Landlord shall not be obligated to provide any Building services to the Storage Space other than elevator service and electricity for ceiling lighting. Without limiting the generality of the foregoing, no electrical outlets shall be provided in the Storage Space and no equipment may be operated in the Storage Space or connected to any power source.

6.Tenant will purchase and install its own lock on the entrance to the Storage Space and provide Landlord a key for said lock. Tenant acknowledges and agrees that in the event of an emergency or a condition that requires immediate access to the Storage Space, Landlord shall have the right, without liability to Tenant, to access the Storage Space by any means, and shall endeavor to access the Storage Space (i) after giving Tenant such oral (including telephonic) notice as is reasonable under the circumstances, and (ii) subject to the foregoing, Landlord shall have no liability to Tenant for any such access, including breaking the lock or any damages, provided that Landlord shall pay for any repairs to the Storage Space as a consequence of any emergency entry where, due to the act of Landlord or its agents, the Storage Space or other improvements therein (excluding any personal property stored therein) is damaged.

7.(a) Subject to the terms of this Paragraph 7, the term of the License shall commence on the Delivery Date of Phase I of the Premises and terminate automatically upon the termination of the
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Lease; provided, however, Tenant may at any time provide sixty (60) days’ written notice of termination of the License, whereupon, the License shall terminate as of the expiration of said sixty (60) day period..

(b)In addition, a default in the payment of any charge due and payable under the terms of this Agreement shall be deemed a default in the payment of additional Rent under the Lease, and a default in any other provision of this Agreement shall be deemed a default in the performance of a non-monetary obligation of Tenant under the Lease, each subject to the notice and opportunity to cure provisions contained in the Lease. Upon the occurrence of a default under this Agreement, not cured within the cure periods hereinabove provided, Landlord shall have the right to terminate the License and, at the election of Landlord, to declare an Event of Default under the Lease.

(c)In the event that Landlord has the right to and does terminate the Lease, the License and this Agreement shall also thereupon terminate, and the License and this Agreement shall terminate, in any event, upon expiration or termination for any reason of the Lease.

(d)Notwithstanding anything to the contrary in this Agreement or in the Lease, Tenant shall not voluntarily or involuntarily assign or encumber its interest in the Storage Space, or sublicense all or any part of the Storage Space, or allow any other person or entity to occupy or use all or any part of the Storage Space, without Landlord’s prior written consent (which consent may be withheld by Landlord in its sole and absolute discretion), and this Agreement and the License herein granted shall be automatically terminable by Landlord, without further notice, upon the breach or violation of the foregoing prohibition.

(e)Tenant shall vacate and surrender possession of the Storage Space upon the expiration or earlier termination of this Agreement, in broom clean condition, and shall timely remove all personal property stored therein as of the scheduled expiration date or the earlier date of termination of this Agreement. Notwithstanding anything to the contrary in this Agreement, the failure of Tenant to timely vacate and surrender possession of the Storage Space as of the expiration or earlier termination of this Agreement, shall be deemed a default by Tenant under this Agreement, and the Storage Space Rental Fee for such period of holdover shall be one hundred twenty-five percent (125%) of the Storage Space Rental Fee payable immediately prior to such expiration date or date of early termination during the first thirty (30) days of such holdover, and one hundred fifty percent (150%) of such Storage Space Rental Fee thereafter during such holdover. Any personal property remaining in the Storage Space following the expiration or earlier termination of this Agreement, shall be deemed abandoned by Tenant, and the same may be removed, stored elsewhere and/or disposed of by Landlord, at Tenant’s expense. Tenant shall pay to Landlord, upon demand, any and all costs and expenses incurred by Landlord (including but not limited to court costs and attorneys’ fees) in connection with such storage, removal and disposition. In no event shall Landlord be deemed a bailee of the property of Tenant, nor shall Landlord be deemed to have converted the property by reason of having moved it from the Storage Space or otherwise disposed of it or sold it in accordance with this Agreement. Without limiting the generality of the foregoing, Tenant waives any of the rights and benefits under Civil Code Sections 1980-1993 relating to the disposition of abandoned personal property, and authorizes Landlord to store or dispose of such personal property in any commercially reasonable manner.

(f)Tenant acknowledges and agrees that the rights granted it under this Agreement are contract rights and not an estate or interest in land or real property. Tenant disclaims and waives any leasehold estate or other possessory interest in the Storage Space by reason of its use of the Storage Space. Landlord may, at reasonable times, enter into the Storage Space to inspect the Storage Space and
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shall not be liable to Tenant for any damage caused thereby, except to the extent cause by Landlord’s gross negligence of willful misconduct.

(g)Should any party hereto institute any action or proceeding in court to enforce any provision of this Agreement or for damages by reason of an alleged breach of any provision of this Agreement, or if the defense of any action between the parties hereto is based upon this Agreement, the “prevailing party” shall be entitled to recover from the losing party or parties reasonable attorneys’ fees and costs, and court costs. The term “prevailing party” as used in this Paragraph shall include, without limitation, any party who is made a defendant in litigation in which either or both damages and other relief may be sought against such party and a final judgment or dismissal or decree is entered in such litigation in favor of such party defendant.

8.All amounts payable by Tenant to Landlord hereunder shall bear interest at five percent (5%) over the discount rate charged by the Federal Reserve Bank of San Francisco or the maximum rate permitted by law, whichever is the lesser, which interest rate shall be determined as of the date the payment is due.

9.Notices given hereunder shall be in writing and deemed given when hand-delivered or mailed, in the manner, and to the address specified, in the Lease.

10.Time is of the essence of each and every provision hereof.

[Signature Page Follows]
4

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

LANDLORD:

HART FOUNDRY SQUARE IV, LLC, a Delaware limited liability company
By: /s/ George Rumel
Its: Senior Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

5

[TENANT SIGNATURE PAGE)

TENANT:

SLACK TECHNOLOGIES, INC., a Delaware corporation
By: /s/ Stewart Butterfield
Name: Stewart Butterfield
Its: Chief Executive Officer
6

EXHIBIT I

ROOF LICENSE AGREEMENT

[See Attached]
I-1

ROOF LICENSE AGREEMENT

This ROOF LICENSE AGREEMENT (this “Agreement”) is made and entered into as of this 22nd day of December, 2016, by and between HART FOUNDRY SQUARE IV, LLC, a Delaware limited liability company (“Landlord”), and SLACK TECHNOLOGIES, INC., a Delaware corporation (“Tenant”). Landlord is the licensor and Tenant is the licensee hereunder, but are referred to as “Landlord” and “Tenant,” respectively, for ease of reference.

1.Recitals.

Landlord and Tenant have entered into that certain Office Lease Agreement dated as of even date herewith (the “Lease”), for premises located in the office building commonly known as 500 Howard Street, San Francisco, California (the “Building”), all as more particularly described in the Lease. Capitalized items used but not defined herein, shall have the same meaning as defined in the Lease.

2.License.

2.1Grant.

(a)Landlord hereby grants to Tenant a non-exclusive license (the “License”) during the term of the Lease and any permitted extension thereof to:

(i)install, operate, maintain, repair, replace, remove and use (collectively, the “Use”) (1) initially, one (1) antenna, satellite dish or item of telecommunications related equipment, in any event not to exceed thirty-six (36) inches in diameter, and (2) if approved by Landlord, in its sole and absolute discretion, such additional telecommunications transmission and receiving devices for use in Tenant's occupancy of the Building (collectively, the “Equipment”) at the location on the roof of the Building shown as the cross-hatched area on Exhibit A hereto marked “11th Floor Penthouse.”

(ii)to install cabling, conduit and other electrical wiring, not to exceed two inches in diameter (the “Conduit”), in such risers and pathways in the Building (collectively, “Raceways”) as are designated by Landlord for the purpose of connecting the Equipment to equipment of Tenant located in the Premises (all technology equipment of Tenant must be located in the Premises and not in any Building common area);

(iii)to use such stairwells and roof access passageways in the Building as shall be reasonably designated by Landlord for the purpose of access to and from the Equipment and the Conduit for purposes directly related to the Use thereof.

(b)Tenant may terminate this Agreement at any time upon sixty (60) days’ prior written notice to Landlord. Once terminated, Tenant’s rights to use the Building for the purposes provided under this Agreement shall be of no further force and effect.

2.2Permitted Use. The purpose of the License is to permit Tenant, at its sole expense, to Use the Equipment and the Conduit (to the extent Use of the Conduit is applicable to the Use of the Equipment), provided that any and all Use of the Equipment complies with the following requirements:

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(a)All of the Use of the Equipment must meet all federal, state and local licensing requirements and be in compliance with all applicable building, electrical and fire codes, and shall be subject to the terms of Paragraph 9 of the Lease as applicable to Alterations. Landlord agrees to cooperate with Tenant, at no out of pocket cost or expense, in connection with Tenant obtaining any required permits, licenses, certificates or approvals and shall execute and deliver to Tenant any reasonable documentation requested in connection therewith.

(b)The manner and location of any roof penetrations or methods of attachment to the roof membrane shall be subject to Landlord’s prior approval in its sole and absolute discretion.

(c)The Equipment shall not interfere in any way with the Building’s existing engineering, window washing or other maintenance functions.

(d)The Equipment must be properly secured and installed so as not to be affected by earthquakes, high windows, or other elements.

(e)The Equipment must be properly grounded in a manner acceptable to Landlord.

(f)The Equipment must not be visible from street level.

(g)The color and aesthetics of the Equipment must be approved by Landlord.

(h)The weight of the Equipment shall not exceed the load limits of the Building roof, and shall not adversely affect any of the structural elements of the Building.

(i)Landlord makes no warranty or representation that the Building or any portion or system at the Building are suitable for the Use of the Equipment. Tenant accepts the same in their “as is” condition, without representation or warranty, including any implied warranty of merchantability or fitness for a particular purpose, and agrees that Landlord is under no obligation to perform any work or provide any materials to prepare the same for the Use of the Equipment.

2.3Access. Tenant shall coordinate any activity on, and access to, any portions of the Building outside of the Premises for any Use of the Equipment and/or Conduit with Landlord, by providing prior notice to; provided that Landlord agrees to provide access to the Equipment and the Conduit within twenty-four (24) hours after such notice (which may be verbal) or immediately in the event of an emergency or disruption of service or malfunction in Tenant’s Equipment. Landlord reserves the right to require that any persons accessing the Building, including the Building roof, be accompanied by a Building engineer, and the reasonable hourly charge of the Building engineer shall be payable by Tenant.

2.4Costs. Tenant shall be solely responsible for and shall pay all costs, expenses and taxes incurred in connection with the ownership and Use of the Equipment, including without limitation the cost of all utilities consumed in connection with the Use of the Equipment, which shall be paid as part of Utility Rent as provided in the Lease. To the extent reasonably required to segregate use, then unless Tenant is the sole office tenant of the Building, Landlord may require that Tenant install, at Tenant’s sole cost and expense, an electrical sub-meter in connection with the Equipment.

2.5License Fee. The License is being granted to Tenant in consideration of the performance by Tenant of its obligations hereunder and as an appurtenance to Tenant’s occupancy of the
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Premises. Except for the costs and charges to be borne by Tenant hereunder, no separate license fee is payable by Tenant for the initial Use of the Equipment described in Section 2.1(a)(i)(1); provided, however, if Landlord approves the installation of any additional Equipment on the roof of the Building, Landlord may condition such approval on the payment by Tenant on the then-prevailing market rate for the supplemental use of the roof of the Building. If applicable, Tenant shall pay a license fee for the Use of such additional telecommunications equipment on the roof of the Building based on the agreed-upon, then-prevailing market rates.

2.6Interference. In no event shall the Use of the Equipment or any Conduit cause any frequency spectrum interference with any of the mechanical, electrical, life-safety or other systems (including, without limitation, telecommunications systems) of the Building, or with the telecommunications and/or information technology systems or equipment of any existing tenant or third party licensee installed at the Building prior to the date that the Equipment is installed. Should the Use of the Equipment interfere with any such systems or equipment, Tenant, following written notice from Landlord, shall, at its sole cost and expense, make such adjustments to the Equipment as may be required to eliminate such interference. Without limiting the generality of the foregoing, Landlord shall have the right, upon reasonable advance written notice to Tenant, to disconnect and/or remove any or all of the Equipment in the event of any such interference, provided that, upon receipt of such notice, Tenant may notify Landlord that it elects to perform the work to eliminate the interference within forty-eight (48) hours, in which case Landlord shall forbear from disconnecting and/or removing the subject Equipment for such forty-eight (48) hour period.

2.7Indemnity and Insurance. Tenant specifically agrees that the indemnification of Landlord by Tenant in accordance with the Lease is deemed to include any claims arising from Use of the Equipment. Tenant shall also cause the insurance policies required to be maintained by Tenant pursuant to the Lease to include the Equipment as part of Tenant’s insured property.

2.8Relocation. Landlord shall have the right, at its option and from time to time, upon not less than thirty (30) calendar days’ prior written notice to Tenant, to relocate all or any of the Equipment to another location(s) at the Building adequate to provide Tenant with equivalent service. In the event that Landlord exercises such relocation option Landlord shall (i) pay the direct costs of physically relocating the Equipment and any Conduit, (ii) cooperate with Tenant to schedule such relocation during times to accommodate Tenant’s operational needs, and (iii) do so in a manner to minimize interference to Tenant. Notwithstanding anything to the contrary in the foregoing, so long as Tenant is the sole occupant of the premises demised under the Lease, Landlord agrees not to relocate the Equipment.

2.9Personal Right. The rights granted to Tenant under this Agreement are personal to the named Tenant under this Agreement and any Permitted Transferee under the Lease, and only in connection with the business then being conducted in the Premises, and shall not be assignable or transferable to any other person, except in connection with an assignment of the Lease subject to the terms of the Lease. Tenant acknowledges and agrees that the rights granted it under this Agreement are contract rights and not an estate or interest in land or real property. Tenant disclaims and waives any leasehold estate or other possessory interest in the Storage Space by reason of its use of the Storage Space.

2.10Removal Upon Termination. Tenant shall be required to remove the Equipment at its sole cost and expense immediately following any termination of this Agreement and/or the License (including upon the expiration or termination for any reason of the Lease), and restore all portions of the Building used by Tenant for the Use of the Equipment to the condition existing prior to the granting of
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the License. Tenant shall, at its sole cost and expense, repair any damage caused to the Building or any other person’s property as a result of the removal of the Equipment. Tenant’s obligation hereunder shall survive the termination of this Agreement, the License, and the Lease.

3.Default and Remedies.

3.1Default.

(a)A default in the payment of any charge due and payable under the terms of this Agreement shall be deemed a default in the payment of additional Rent under the Lease, and a default in any other provision of this Agreement shall be deemed a default in the performance of a non-monetary obligation of Tenant under the Lease, each subject to the notice and opportunity to cure provisions contained in the Lease.

(b)Upon the occurrence of a default under this Agreement, not cured within the cure periods hereinabove provided, Landlord shall have the right to terminate the License and, at the election of Landlord, to declare an Event of Default under the Lease.

(c)In the event that Landlord has the right to and does terminate the Lease, the License and this Agreement shall also thereupon terminate, and the License and this Agreement shall terminate, in any event, upon expiration or termination for any reason of the Lease.

4.Casualty. Either party may terminate this Agreement following the occurrence of a casualty that results in damage or destruction to the Building to the extent that Landlord elects not to or is unable to repair or restore any area of the Building Tenant utilizes for the Use of the Equipment. Landlord shall have no obligation to replace, restore or rebuild any of the Equipment following a casualty.

5.Notices. Any and all notices which any party is required or desires to give to the other hereunder shall be given in the manner and at the address for such party provided in the Lease, and shall be deemed effective as provided in the Lease..

6.Non-exclusive License. This Agreement grants a non-exclusive license to Tenant only and Landlord reserves the right to use the roof for purposes other than telecommunications installations and services and, subject to the terms of this Agreement, to permit other occupants of the Building to install rooftop equipment on the roof of the Building.

7.Miscellaneous.

7.1Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

7.2Waiver. Failure by a party to this Agreement to enforce its rights under this Agreement shall not be deemed a waiver of such rights or any other rights, nor shall the waiver by either party to this Agreement of a breach of any provision of this Agreement be deemed to be a waiver of any subsequent breach of the same or any other provision of this Agreement.

7.3Severability. In the event any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable, the remaining provisions of this Agreement shall remain in
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full force and effect, and such unenforceable provision shall be deemed modified so as to comply with law while maintaining, to the maximum extent possible, the original intent of the provision.

7.4Attorneys’ Fees. The terms of Lease regarding attorneys’ fees are hereby incorporated herein by this reference and made applicable to the terms of this Agreement.

7.5Time. Time is of the essence with respect to this Agreement.

7.6Integration; Modification. This Agreement and the exhibits attached hereto and incorporated hereby embodies the entire agreement between the parties regarding the subject matter hereof and supersedes any and all prior negotiations, expressions of intent, representations, or agreements between the parties hereto, and accordingly, except as to matters referred to herein as applicable by reference to the Lease, there are no oral or written agreements existing between the parties regarding the subject matter hereof as of the date hereof which are not expressly set forth herein and covered hereby. In the event of any conflict between the terms of the Lease and this Agreement with respect to the subject matter hereof, the terms of this Agreement shall control. This Agreement may not be amended or modified except by a written instrument duly executed by the parties hereto.

7.7Authority. Each party hereto represents and warrants that it has the full power and authority to execute, deliver and perform under this Agreement.

[Signature Page Follows]

5

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

HART FOUNDRY SQUARE IV, LLC, a Delaware limited liability company
By: /s/ George Rumel
Name: George Rumel
Its: Senior Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

6

[TENANT SIGNATURE PAGE]

TENANT:

SLACK TECHNOLOGIES, INC., a Delaware corporation
By: /s/ Stewart Butterfield
Name: Stewart Butterfield
Its: Chief Executive Officer
7

Exhibit A

Installation Location of the Telecommunications Equipment

See Attached

EXHIBIT J

OUTLINE AND LOCATION OF BACK-UP GENERATOR SPACE

[See Attached]
J-1